                                                                    Exhibit 10.3

                                                                       [5/14/98]









                                 AMENDED AND RESTATED
                             LOAN AND SECURITY AGREEMENT

                                     by and among

                                LODESTAR ENERGY, INC.
                                     as Borrower

                               LODESTAR HOLDINGS, INC.
                                     as Guarantor

                       THE FINANCIAL INSTITUTIONS NAMED HEREIN
                                      as Lenders

                            CONGRESS FINANCIAL CORPORATION
                                       as Agent

                         THE CIT GROUP/BUSINESS CREDIT, INC.
                                     as Co-Agent







                                 Dated:  May 15, 1998

                                  TABLE OF CONTENTS
                                                                            Page

RECITALS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  1

SECTION 1.  DEFINITIONS. . . . . . . . . . . . . . . . . . . . . . . . . . . .1

SECTION 2. ACKNOWLEDGMENT AND RESTATEMENT. . . . . . . . . . . . . . . . . . 21
     2.1   Existing Obligations. . . . . . . . . . . . . . . . . . . . . . . 21
     2.2   Acknowledgment of Security Interests. . . . . . . . . . . . . . . 21
     2.3   Existing Agreement. . . . . . . . . . . . . . . . . . . . . . . . 21
     2.4   Restatement . . . . . . . . . . . . . . . . . . . . . . . . . . . 22
     2.5   Release . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 22

SECTION 3. CREDIT FACILITY . . . . . . . . . . . . . . . . . . . . . . . . . 22
     3.1   Revolving Credit Facility . . . . . . . . . . . . . . . . . . . . 22
     3.2   Letter of Credit Accommodations . . . . . . . . . . . . . . . . . 23
     3.3   Reserves. . . . . . . . . . . . . . . . . . . . . . . . . . . . . 28
     3.4   Commitments . . . . . . . . . . . . . . . . . . . . . . . . . . . 29
     3.5   Mandatory Prepayments . . . . . . . . . . . . . . . . . . . . . . 29
     3.6   Interest. . . . . . . . . . . . . . . . . . . . . . . . . . . . . 30
     3.7   Closing Fee . . . . . . . . . . . . . . . . . . . . . . . . . . . 31
     3.8   Servicing Fee . . . . . . . . . . . . . . . . . . . . . . . . . . 31
     3.9   Unused Line Fee . . . . . . . . . . . . . . . . . . . . . . . . . 31
     3.10  Authorization to Make Loans . . . . . . . . . . . . . . . . . . . 31
     3.11  Settlement Procedures . . . . . . . . . . . . . . . . . . . . . . 31
     3.12  Use of Proceeds . . . . . . . . . . . . . . . . . . . . . . . . . 33

SECTION 4. CONDITIONS PRECEDENT TO LOANS AND
              OTHER FINANCIAL ACCOMMODATIONS   . . . . . . . . . . . . . . . 33
     4.1   Conditions Precedent to Initial Loans and Letter
             of Credit Accommodations. . . . . . . . . . . . . . . . . . . . 33
     4.2   Conditions Precedent to All Loans and Letter of
             Credit Accommodations . . . . . . . . . . . . . . . . . . . . . 36

SECTION 5. COLLATERAL. . . . . . . . . . . . . . . . . . . . . . . . . . . . 36

SECTION 6. REPRESENTATIONS AND WARRANTIES. . . . . . . . . . . . . . . . . . 39
     6.1   Organization and Qualification. . . . . . . . . . . . . . . . . . 39
     6.2   Corporate Power and Authority . . . . . . . . . . . . . . . . . . 39
     6.3   Issuance of Senior Notes; Disposition of Proceeds . . . . . . . . 39


                                         (i)

                                                                            Page

     6.4   Capitalization. . . . . . . . . . . . . . . . . . . . . . . . . . 41
     6.5   Compliance with Other Agreements and Applicable Law . . . . . . . 42
     6.6   Governmental Approval . . . . . . . . . . . . . . . . . . . . . . 43
     6.7   Chief Executive Office; Collateral Locations. . . . . . . . . . . 43
     6.8   Priority of Liens/Title to Properties . . . . . . . . . . . . . . 43
     6.9   Tax Returns . . . . . . . . . . . . . . . . . . . . . . . . . . . 44
     6.10  Litigation. . . . . . . . . . . . . . . . . . . . . . . . . . . . 44
     6.11  Intellectual Property . . . . . . . . . . . . . . . . . . . . . . 44
     6.12  Accounts. . . . . . . . . . . . . . . . . . . . . . . . . . . . . 45
     6.13  Employee Benefits . . . . . . . . . . . . . . . . . . . . . . . . 45
     6.14  Environmental Compliance. . . . . . . . . . . . . . . . . . . . . 46
     6.15  Bank Accounts . . . . . . . . . . . . . . . . . . . . . . . . . . 47
     6.16  Investment Company. . . . . . . . . . . . . . . . . . . . . . . . 47
     6.17  Regulation U; Securities Exchange Act of 1934 . . . . . . . . . . 47
     6.18  No Material Adverse Change. . . . . . . . . . . . . . . . . . . . 47
     6.19  Financial Statements. . . . . . . . . . . . . . . . . . . . . . . 47
     6.20  Disclosure. . . . . . . . . . . . . . . . . . . . . . . . . . . . 48
     6.21  Labor Disputes. . . . . . . . . . . . . . . . . . . . . . . . . . 48
     6.22  Corporate Name; Prior Transactions. . . . . . . . . . . . . . . . 48

SECTION 7.  ADDITIONAL COVENANTS . . . . . . . . . . . . . . . . . . . . . . 49
     7.1   Tradenames. . . . . . . . . . . . . . . . . . . . . . . . . . . . 49
     7.2   Subsidiaries. . . . . . . . . . . . . . . . . . . . . . . . . . . 49
     7.3   Indebtedness. . . . . . . . . . . . . . . . . . . . . . . . . . . 50
     7.4   Limitation on Liens . . . . . . . . . . . . . . . . . . . . . . . 55
     7.5   Loans, Investments, Guarantees, Etc.. . . . . . . . . . . . . . . 57
     7.6   Transactions with Affiliates. . . . . . . . . . . . . . . . . . . 59
     7.7   Restricted Payments . . . . . . . . . . . . . . . . . . . . . . . 59
     7.8   Maintenance of Existence. . . . . . . . . . . . . . . . . . . . . 62
     7.9   Sale and Leasebacks . . . . . . . . . . . . . . . . . . . . . . . 62
     7.10  Consolidated Net Worth. . . . . . . . . . . . . . . . . . . . . . 62
     7.11  Capital Expenditures. . . . . . . . . . . . . . . . . . . . . . . 62
     7.12  Sale of Assets, Consolidation, Merger, Dissolution, Etc.. . . . . 63
     7.13  Compliance with Laws, Regulations, Etc. . . . . . . . . . . . . . 63
     7.14  Payment of Taxes and Claims . . . . . . . . . . . . . . . . . . . 64
     7.15  Properties in Good Condition. . . . . . . . . . . . . . . . . . . 65
     7.16  Insurance . . . . . . . . . . . . . . . . . . . . . . . . . . . . 65
     7.17  Appraisals. . . . . . . . . . . . . . . . . . . . . . . . . . . . 66
     7.18  Compliance with ERISA . . . . . . . . . . . . . . . . . . . . . . 66



                                         (ii)

                                                                            Page

     7.19  Additional Bank Accounts. . . . . . . . . . . . . . . . . . . . . 67
     7.20  Notice of Default . . . . . . . . . . . . . . . . . . . . . . . . 67
     7.21  Financial Statements and Other Information. . . . . . . . . . . . 67
     7.23  After Acquired Real Property. . . . . . . . . . . . . . . . . . . 70
     7.24  Further Assurances. . . . . . . . . . . . . . . . . . . . . . . . 71

SECTION 8. EVENTS OF DEFAULT AND REMEDIES. . . . . . . . . . . . . . . . . . 71
     8.1   Events of Default . . . . . . . . . . . . . . . . . . . . . . . . 71
     8.2   Remedies. . . . . . . . . . . . . . . . . . . . . . . . . . . . . 73

SECTION 9. COLLECTION AND ADMINISTRATION . . . . . . . . . . . . . . . . . . 76
     9.1   Collections; Management of Collateral . . . . . . . . . . . . . . 76
     9.2   Payments. . . . . . . . . . . . . . . . . . . . . . . . . . . . . 77
     9.3   Sharing of Payments, Etc. . . . . . . . . . . . . . . . . . . . . 78
     9.4   Borrower's Loan Account . . . . . . . . . . . . . . . . . . . . . 79
     9.5   Statements. . . . . . . . . . . . . . . . . . . . . . . . . . . . 80
     9.6   Right of Inspection; Access . . . . . . . . . . . . . . . . . . . 80
     9.7   Accounts Documentation. . . . . . . . . . . . . . . . . . . . . . 80
     9.8   Specific Powers . . . . . . . . . . . . . . . . . . . . . . . . . 81

SECTION 10.  EFFECTIVE DATE; TERMINATION; COSTS. . . . . . . . . . . . . . . 81
     10.1  Term. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 81
     10.2  Expenses and Additional Fees. . . . . . . . . . . . . . . . . . . 83
     10.3  Survival of Agreement . . . . . . . . . . . . . . . . . . . . . . 84
     10.4  No Waiver; Cumulative Remedies. . . . . . . . . . . . . . . . . . 84
     10.5  Notices . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 84
     10.6  Entire Agreement. . . . . . . . . . . . . . . . . . . . . . . . . 85
     10.7  Confidentiality . . . . . . . . . . . . . . . . . . . . . . . . . 85
     10.8  Partial Invalidity. . . . . . . . . . . . . . . . . . . . . . . . 85
     10.9  Headings. . . . . . . . . . . . . . . . . . . . . . . . . . . . . 86
     10.10 Participant's Security Interests. . . . . . . . . . . . . . . . . 86
     10.11 Counterparts. . . . . . . . . . . . . . . . . . . . . . . . . . . 86

SECTION 11.  JURY TRIAL WAIVER; OTHER WAIVERS
              AND CONSENTS; GOVERNING LAW. . . . . . . . . . . . . . . . . . 86
     11.1  Governing Law; Choice of Forum; Service of Process;
             Jury Trial Waiver . . . . . . . . . . . . . . . . . . . . . . . 86
     11.2  Waiver of Notices . . . . . . . . . . . . . . . . . . . . . . . . 87
     11.3  Amendments and Waivers. . . . . . . . . . . . . . . . . . . . . . 88



                                        (iii)

                                                                            Page

     11.4  Waiver of Counterclaims . . . . . . . . . . . . . . . . . . . . . 89
     11.5  Indemnification . . . . . . . . . . . . . . . . . . . . . . . . . 89
     11.6  Assignments; Participations.. . . . . . . . . . . . . . . . . . . 90
     11.7  Successors and Assigns. . . . . . . . . . . . . . . . . . . . . . 92

SECTION 12.  THE AGENT . . . . . . . . . . . . . . . . . . . . . . . . . . . 92
     12.1  Appointment.. . . . . . . . . . . . . . . . . . . . . . . . . . . 92
     12.2  Nature of Duties. . . . . . . . . . . . . . . . . . . . . . . . . 93
     12.3  Delegation of Duties. . . . . . . . . . . . . . . . . . . . . . . 94
     12.4  Rights, Exculpation, Etc. . . . . . . . . . . . . . . . . . . . . 94
     12.5  Reliance. . . . . . . . . . . . . . . . . . . . . . . . . . . . . 95
     12.6  Notice of Event of Default. . . . . . . . . . . . . . . . . . . . 95
     12.7  Credit Decision . . . . . . . . . . . . . . . . . . . . . . . . . 95
     12.8  Indemnification.. . . . . . . . . . . . . . . . . . . . . . . . . 96
     12.9  Congress in its Individual Capacity . . . . . . . . . . . . . . . 96
     12.10 Successor Agent.. . . . . . . . . . . . . . . . . . . . . . . . . 97
     12.11 Withholding Tax . . . . . . . . . . . . . . . . . . . . . . . . . 97
     12.12 Collateral Matters. . . . . . . . . . . . . . . . . . . . . . . . 98
     12.13 Agency for Perfection . . . . . . . . . . . . . . . . . . . . . .100
     12.14 Additional Loans. . . . . . . . . . . . . . . . . . . . . . . . .100
     12.15 Concerning the Collateral and the Related
             Financing Agreements. . . . . . . . . . . . . . . . . . . . . .101
     12.16 Field Audit and Examination Reports; Disclaimer by Lenders. . . .101











                                         (iv)

                                EXHIBITS AND SCHEDULES


           Exhibit A  Form of Assignment and Acceptance

           Schedule 1.40      List of Existing Bonds

           Schedule 1.41      List of Existing Letters of Credit

           Schedule 1.68      List of Congress Mortgages

           Schedule 6.1(a)    Jurisdictions of Qualification

           Schedule 6.1(b)    Subsidiaries

           Schedule 6.3       Senior Note Agreements

           Schedule 6.5(a)    Existing Defaults

           Schedule 6.5(c)    Permits and Missing Permits

           Schedule 6.7       Chief Executive Office and Locations of Collateral

           Schedule 6.8       Existing Liens

           Schedule 6.9       Tax Returns

           Schedule 6.10      Pending Litigation

           Schedule 6.13      Pension Plans

           Schedule 6.14      Environmental Matters

           Schedule 6.15      Bank Accounts

           Schedule 6.21      Collective Bargaining Agreements

           Schedule 6.22      Corporate Name; Tradenames; Prior Transactions




                                         (v)

           Schedule 6.23      Material Contracts

           Schedule 7.3       Existing Indebtedness


































                                         (vi)

                                 AMENDED AND RESTATED
                             LOAN AND SECURITY AGREEMENT
                             ---------------------------

     AGREEMENT dated May 15, 1998 is entered into by and among Lodestar Energy, Inc., formerly known as Costain Coal, Inc., a Delaware corporation ("Borrower" as hereinafter further defined), Lodestar Holdings, Inc., formerly known as Rencoal, Inc., a Delaware corporation ("Guarantor" as hereinafter further defined), the financial institutions from time to time parties hereto as lenders, whether by execution of this Agreement or an Assignment and Acceptance (individually, a "Lender" and collectively, the "Lenders" as hereinafter further defined), Congress Financial Corporation, a Delaware corporation (as successor by merger to Congress Financial Corporation, a California corporation), in its capacity as administrative agent and collateral agent for the Lenders (in such capacity, the "Agent") and The CIT Group/Business Credit, Inc., a New York corporation, in its capacity as co-agent for the Lenders (in such capacity, the "Co-Agent").


                                 W I T N E S S E T H:


     WHEREAS, Agent, Co-Agent, Lenders, Borrower and Guarantor have heretofore entered into certain financing arrangements as set forth in the Existing Agreement (as hereinafter defined) pursuant to which Lenders or Agent on behalf of Lenders have made loans and advances and provided other financial accommodations to Borrower;

     WHEREAS, Borrower and Guarantor have requested that Lenders and Agent extend, modify and restate the existing financing arrangements with Borrower;

     WHEREAS, Agent and Lenders are willing to extend, modify and restate the existing financing arrangements, subject to the terms and conditions contained herein and in the other Financing Agreements (as defined below);

     NOW, THEREFORE, in consideration of the mutual conditions and agreements set forth herein, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:


SECTION 1.  DEFINITIONS

     For purposes of this Agreement and the other Financing Agreements, the following terms shall have the respective meanings given to them below:

     1.1 "ACCOUNT DEBTOR" shall mean each debtor or obligor in any way obligated on or in connection with any Account.

     1.2 "ACCOUNTS" shall mean all present and future accounts, contract rights, general intangibles, chattel paper, documents and instruments, as such terms are defined in the UCC, including, without limitation, all obligations for the payment of money arising out of the sale, lease or other disposition of goods or other property or rendition of services.

     1.3 "AFFILIATE" shall mean, with respect to a specified Person, a partnership, corporation or any other person which directly or indirectly, through one or more intermediaries, controls or is controlled by or is under common control with such Person, and without limiting the generality of the foregoing, includes (a) any Person which beneficially owns or holds five (5%) percent or more of any class of voting securities of such Person or other equity interests in such Person, (b) any Person of which such Person beneficially owns or holds five (5%) percent or more of any class of voting securities or in which such Person beneficially owns or holds five (5%) percent or more of the equity interests and (c) any director, officer or employee of such Person. For the purposes of this definition, the term "control" (including with correlative meanings, the terms "controlled by" and "under common control with"), as used with respect to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities or by contract or otherwise.

     1.4 "ASSET SALE" shall mean any direct or indirect sale, issuance, conveyance, transfer, lease, assignment or other transfer for value by Borrower, Guarantor or any of its Subsidiaries to any person, in one transaction or a series of related transactions, of (a) any Capital Stock of any Subsidiary;
(b)all or substantially all of the properties and assets of any division or line of business of Guarantor or any Subsidiary; or (c) any other properties or assets of Guarantor or any Subsidiary, other than in the ordinary course of business, in excess of $1,000,000. For purposes of this definition, the term "Asset Sale" shall not include (i) any sale, issuance, conveyance, transfer, lease or other disposition of properties or assets that is consummated in accordance with the provisions of Article Five of the Senior Note Indenture (as in effect on the date hereof) and (ii) the sale of inventory in the ordinary course of business.

     1.5 "ASSIGNMENT AND ACCEPTANCE" shall mean an Assignment and Acceptance substantially in the form of Exhibit A attached hereto (with blanks appropriately completed) delivered to the Agent in connection with an assignment of a Lender's interest hereunder in accordance with the provisions of Section
11.6 below.

     1.6 "BLOCKED ACCOUNTS" shall have the meaning set forth in Section 9.1 hereof.

     1.7 "BOARD" shall mean the Board of Governors of the Federal Reserve System or any successor thereto.

     1.8 "BONDING COMPANIES" shall mean, individually and collectively, the USF&G Companies, Frontier, any Person who may at any time hereafter provide Bonds for the benefit of Borrower or its Subsidiaries and their respective successors and assigns; PROVIDED, THAT, as to any such Person (other than the USF&G Companies, Frontier and their respective successors and assigns),
(a)Borrower shall give Agent prior written notice of the intention of

Borrower to enter into such arrangements with such other Person and (b) the Indebtedness of Borrower or any of its Affiliates to such other Person shall be permitted under Section 7.3(i) hereof.

     1.9 "BONDS" shall mean reclamation, workers' compensation, lease payment, coal supply, supersedeas or other bonds at any time issued by any of the Bonding Companies for the benefit of Borrower or any of its Subsidiaries in the ordinary course of the business of Borrower or any of its Subsidiaries consistent with current practices in effect on the date hereof including, but not limited to, the Existing Bonds.

     1.10 "BORROWER" shall mean Lodestar Energy, Inc., formerly known as Costain Coal Inc., a Delaware corporation and its successors and assigns.

     1.11 "BUSINESS DAY" shall mean any day other than a Saturday, Sunday, or other day on which commercial banks are authorized or required to close under the laws of the State of New York or the Commonwealth of Pennsylvania, and a day on which the Lenders and Agent are open for the transaction of business.

     1.12 "CAPITAL EXPENDITURES" shall mean all expenditures by any Person for any fixed or capital assets (including, but not limited to, tooling) or improvements, or for replacements, substitutions or additions thereto, which have a useful life of more than one (1) year, including, but not limited to, the direct or indirect acquisition of such assets by way of offset items or otherwise and shall include payments in respect of Capitalized Lease Obligations that have not otherwise been included in the profit and loss statement of such Person in accordance with the GAAP; PROVIDED, THAT, as to Borrower and its Subsidiaries, Capital Expenditures shall not include expenditures made pursuant to replacement and maintenance programs incurred in the ordinary course of business and properly charged to current operations in accordance with GAAP (but only to the extent such expenditures are included in the profit and loss statement of Borrower as an expense for the then current period).

     1.13 "CAPITALIZED LEASE OBLIGATIONS" shall mean any obligation to pay rent or other amounts under a lease of (or other agreement conveying the right to use) any property (whether real, personal or mixed) that is required to be classified and accounted for as a capital lease obligation under GAAP, and, for the purposes of this Agreement, the amount of such obligation at any date shall be the capitalized amount thereof at such date, determined in accordance with GAAP.

     1.14 "CAPITAL STOCK" shall mean any and all shares, interests, participations, or other equivalents (however designated) of corporate stock, partnership interests or limited liability company interests and any options or warrants with respect to any of the foregoing.

     1.15 "CASH EQUIVALENTS" shall mean (a) marketable direct obligations issued by, or unconditionally guaranteed by, the United States Government or issued by any agency thereof and backed by the full faith and credit of the United States, in each case maturing within two

(2) years from the date of acquisition thereof;(b) marketable direct obligations issued by any State of the United States of America or any political subdivision of any such State or any public instrumentality thereof maturing within two (2) years from the date of acquisition thereof and, at the time of acquisition, having one of the two highest ratings obtainable from either Standard & Poor's Ratings Services, a division of The McGraw Hill Companies, Inc. ("S&P") or Moody's Investors Service, Inc. ("Moody's");(c) commercial paper maturing no more than two (2) years from the date of creation thereof and, at the time of acquisition, having a rating of at least A-1 from S&P or at least P-1 from Moody's;(d) certificates of deposit or bankers' acceptances maturing within two
(2) years from the date of acquisition thereof issued by any commercial bank organized under the laws of the United States of America or any State thereof or the District of Columbia or any U.S. branch of a foreign bank having at the date of acquisition thereof combined capital and surplus of not less than $500,000,000;(e) repurchase obligations with a term of not more than seven (7) days for underlying securities of the types described in clause (a) above entered into with any bank meeting the qualifications specified in clause (d) above; and (f) investments in money market funds which invest substantially all their assets in securities of the types described in clauses (a) through (e) above.

     1.16 "CIT" shall mean The CIT Group/Business Credit, Inc., a New York corporation, in its individual capacity, and its successors and assigns.

     1.17 "COAL RESERVES" shall mean demonstrated recoverable reserves of coal which are owned by Borrower or leased by Borrower on terms acceptable to Agent, that have at least a moderate degree of geological assurance and are within three-quarters (3/4) mile of a valid point of measurement or point of observation supporting such measurements.

     1.18 "COLLATERAL ACCESS AGREEMENT" shall mean an agreement in writing, in form and substance satisfactory to Agent, from any lessor of premises to Borrower, or any other person to whom any Inventory is consigned or who has custody, control or possession of any Inventory or Equipment or is otherwise the owner or operator of any premises on which any Inventory or Equipment is located or which is adjacent to any Equipment which is a vessel, pursuant to which such lessor, consignee or other person, INTER ALIA, acknowledges the first priority security interest of Agent (for itself and the ratable benefit of Lenders) in such Inventory or Equipment, agrees to waive any and all claims such lessor, consignee or other person may, at any time, have against such Inventory or Equipment, whether for processing, storage or otherwise, and agrees to permit Agent access to, and the right to remain on, the premises of such lessor, consignee or other person so as to exercise Agent's rights and remedies and otherwise deal with the Collateral.

     1.19 "CODE" shall mean the Internal Revenue Code of 1986, as the same now exists or may from time to time hereafter be amended, modified, recodified or supplemented, together with all rules, regulations and interpretations thereunder or related thereto.

     1.20 "COLLATERAL" shall have the meaning set forth in Section 5 hereof.

     1.21 "COMMITMENT" shall have the meaning set forth in Section 3.4 hereof.

     1.22 "COMMITMENT PERCENTAGE" shall mean, as to each Lender, the percentage of the Maximum Credit provided for hereunder represented by such Lender's Commitment. The Commitment Percentage of each Lender signing this Agreement is set forth on the signature pages hereto below each Lender's respective signature.

     1.23 "CONGRESS" shall mean Congress Financial Corporation, a Delaware corporation, in its individual capacity, and its successors and assigns.

     1.24 "CONSOLIDATED NET INCOME" shall mean, with respect to any Person for any period, the net income (or loss) of such Person and its Subsidiaries, on a consolidated basis for such period determined in accordance with GAAP; PROVIDED, THAT,(a) the net income of any Person in which such Person or any Subsidiary of such person has an ownership interest with a third party (other than a person that meets the definition of a Wholly-Owned Subsidiary) shall be included only to the extent of the amount that has actually been received by such Person or its Wholly-Owned Subsidiaries in the form of dividends or other distributions during such period (subject to, in the case of any dividend or distribution received by a Wholly-Owned Subsidiary of such person, the restrictions set forth in clause (b) below) and (b)the net income of any Subsidiary of such Person that is subject to any restriction or limitation on the payment of dividends or the making of other distributions shall be excluded to the extent of such restriction or limitation; PROVIDED, THAT, there shall also be excluded (i) the net income (or loss) of any Person (acquired in a pooling of interests transaction) accrued prior to the date it becomes a Subsidiary of such Person or is merged into or consolidated with such person or any Subsidiary of such Person,(ii) any gain (or loss) (and related tax effects) resulting from an Asset Sale by such Person or any of its Subsidiaries,(iii) any extraordinary, unusual or nonrecurring gains or losses (and related tax effects) in accordance with GAAP and (iv) any compensation-related expenses arising as a result of the application of the net proceeds from the issuance of the Senior Notes. For purposes of Section 7.7(b) hereof, the amortization of deferred financing costs of Borrower relating to the issuance of the note payable by Borrower to Guarantor pursuant to the loan on the date hereof by Guarantor to Borrower with the proceeds from the issuance of the Senior Notes shall be excluded from this definition of "Consolidated Net Income."

     1.25 "CONSOLIDATED NET WORTH" shall mean, as to any Person at any time, in accordance with GAAP, consistently applied, on a consolidated basis for such Person and its Subsidiaries, the amount equal to the difference between:
(a) the aggregate net book value of all assets of such Person and its Subsidiaries, calculating the book value of inventory for this purpose on a first-in-first-out basis, after deducting from such book values all appropriate reserves in accordance with GAAP consistently applied (including all reserves for doubtful receivables, obsolescence, depreciation and amortization) and
(b) the total aggregate Indebtedness and other liabilities of such Person and its Subsidiaries, including accruals for taxes, workmen's compensation liability and other proper accruals (other than contingent liabilities which would not be included in the balance sheet under GAAP) of such Person and its Subsidiaries.

     1.26 "CREDIT FACILITY" shall mean, collectively, the Revolving Credit Facility and the Letter of Credit Facility provided for hereunder and under the other Financing Agreements.

     1.27 "ELIGIBLE ACCOUNTS" shall mean Accounts created by Borrower arising out of the sale of goods or rendition of services by Borrower, which are and at all times shall continue to be acceptable to Agent in all respects. Standards of eligibility may be fixed and revised from time to time solely by Agent in its exclusive judgment. In determining eligibility, Agent may, but need not, rely on agings, reports and schedules of Accounts furnished to Agent by Borrower, but reliance by Agent thereon from time to time shall not be deemed to limit Agent's right to revise standards of eligibility at any time as to both present and future Accounts. In general, an Account shall not be deemed eligible unless:
(a) the Account Debtor on such Account is and at all times continues to be acceptable to Agent; (b) such Account complies in all respects with the representations, covenants and warranties set forth herein and in the other Financing Agreements; (c) no more than sixty (60) days have elapsed since the original due date of such Account up to one hundred twenty (120) days after the original invoice date of such Account; (d) if the goods giving rise to such Account have not been shipped and delivered to the Account Debtor, Agent shall have received a written agreement, in form and substance satisfactory to Agent, evidencing the Account Debtor's unconditional obligation to take and pay for such goods; and (e) the chief executive office of the Account Debtor with respect to such Account is located in the United States of America or Canada; PROVIDED, THAT, (i) with respect to such Accounts where the chief executive office of the Account Debtor is located in Canada, at any time promptly upon Agent's request, Borrower shall have executed and delivered, or caused to be executed and delivered, such agreements, documents and instruments as may be required by Agent to perfect the security interests of Agent in the Accounts owing by an Account Debtor with its chief executive office in Canada in accordance with the applicable laws of the Province of Canada in which such chief executive office is located and taken or caused to be taken such other further actions as Agent may request to enable Agent as secured party with respect thereto to collect such Accounts under the applicable laws of the Province of Canada and (ii) at Agent's option, if the chief executive office of the Account Debtor with respect to such Accounts is located other than in the United States of America or Canada, then Agent may deem such Accounts to be Eligible Accounts if: (A) such Account is payable only in the United States of America and in U.S. Dollars and (B) either (a) the Account Debtor has delivered to Borrower an irrevocable letter of credit issued or confirmed by a bank satisfactory to Agent, the original of such letter of credit has been delivered to Agent or Agent's agent and the issuer thereof notified of the pledge or assignment of the proceeds of such letter of credit to Agent, or (b) such Account is subject to credit insurance payable to Agent issued by an insurer and on terms and in an amount acceptable to Agent, or (c) such Account is otherwise acceptable in all respects to Agent subject to such lending formula with respect thereto as Agent may determine). Any Accounts which Agent determines to be ineligible or unacceptable for purposes of the Lending Formulas (as hereinafter defined) at any time shall nevertheless be and remain at all times part of the Collateral.

     1.28 "ELIGIBLE COAL INVENTORY" shall mean Inventory consisting of coal which has been extracted from the Real Property, is in a coal stockpile and constitutes finished goods held for sale in the ordinary course of the business of Borrower or is Unwashed Coal, in each case to the extent acceptable to Agent in all respects. Standards of eligibility may be fixed and revised from time to time solely by Agent in its exclusive judgment. In determining eligibility Agent may, but need not, rely on reports and schedules of such Inventory furnished to Agent by Borrower, but reliance thereon by Agent from time to time shall not be deemed to limit Agent's right to revise standards of eligibility at any time. In general, except in Agent's discretion, Eligible Coal Inventory shall not include: (a)bill and hold goods;(b) such Inventory which is not subject to the first priority perfected security interest of Agent (for itself and the ratable benefit of Lenders);
(c) except as Agent may otherwise determine in its discretion, such Inventory at the premises of third parties or Inventory purchased or sold on consignment; PROVIDED, THAT, any such Inventory which would otherwise be deemed Eligible Coal Inventory at locations which are not owned and operated by Borrower may nevertheless be considered Eligible Coal Inventory: (i) if Agent shall have received a Collateral Access Agreement in writing, in form and substance satisfactory to Agent, from the holder of such Inventory or the owner and/or operator of such location, as the case may be, and (ii) in addition to the agreement described above, if the Inventory is delivered to the holder, owner and/or operator on consignment and if required by Agent: (A) the holder, owner and/or operator, lessor and/or mortgagee executes appropriate UCC-1 financing statements in favor of Borrower, which are duly assigned to Agent and (B) any lender to the holder, owner and/or operator with any interest in Inventory is properly notified of the first priority lien on such Inventory of Agent;(d) coal which has been uncovered but not removed from the pit or ground;(e) coal which has not been mined in accordance with all applicable laws or at any mine or site which is not being operated in accordance with and as required by any agreement with a Governmental Authority, any Permits or otherwise in accordance with all applicable laws; and (f) Inventory subject to a security interest or lien in favor of any person other than Agent and the Bonding Companies to the extent permitted in this Agreement. Any Inventory which Agent determines to be ineligible or unacceptable for purposes of the Lending Formulas at any time shall nevertheless be and remain at all times part of the Collateral.

     1.29 "ELIGIBLE EQUIPMENT" shall mean Equipment owned by Borrower, which is in good order, repair, running and marketable condition and acceptable to Agent in all respects. In general, Eligible Equipment shall not include:
(a) Equipment at premises other than those owned and controlled by Borrower, except if (i) Agent shall have received a Collateral Access Agreement, in form and substance satisfactory to Agent, from the person in possession of such Equipment and/or the owner or operator of such premises or if Agent shall not have received such Collateral Access Agreement, then Agent shall have established such reserves with respect to the obligations of Borrower to the person in possession of such Equipment and/or the owner or operator of such premises as Agent determines, EXCEPT THAT, upon Borrower's request, Agent shall not establish such reserves, but such Equipment shall not be deemed Eligible Equipment or (ii) such Equipment constitutes a vessel located in waters adjacent to premises owned and controlled by Borrower or adjacent to premises leased by Borrower (but in the case of premises leased by Borrower only so long as Agent has received a Collateral Access Agreement, in form and substance satisfactory to Agent, from the owner or operator of such leased premises or if Agent shall not have received such

Collateral Access Agreement, then Agent shall have established such reserves with respect to the obligations of Borrower to the person in possession of such Equipment and/or the owner or operator of such premises as Agent determines, EXCEPT THAT, upon Borrower's request, Agent shall not establish such reserves, but such Equipment shall not be deemed Eligible Equipment or); (b) Equipment subject to a security interest or lien in favor of any person other than Agent and the Bonding Companies to the extent permitted under this Agreement;
(c) Equipment which is not located in the continental United States of America or as to Equipment consisting of vessels, the inland waters of the continental United States of America; (d) Equipment which is not subject to the first priority, valid and perfected security interest of Agent (for itself and the ratable benefit of Lenders); or (e) worn-out, obsolete, damaged or defective Equipment or Equipment not used or usable in the ordinary course of Borrower's business as presently conducted. General criteria for Eligible Equipment may be established and revised from time to time by Agent in good faith. Any Equipment which is not Eligible Equipment shall nevertheless be part of the Collateral.

     1.30 "ELIGIBLE INVENTORY" shall mean Eligible Coal Inventory and Eligible Stores Inventory.

     1.31 "ELIGIBLE STORES INVENTORY" shall mean Inventory consisting of Stores Inventory, which is acceptable to Agent in all respects. Standards of eligibility may be fixed and revised from time to time solely by Agent in its exclusive judgment. In determining eligibility, Agent may, but need not, rely on reports and schedules of such Inventory furnished to Agent by Borrower, but reliance thereon by Agent from time to time shall not be deemed to limit Agent's right to revise standards of eligibility at any time. In general, except in Agent's discretion, Eligible Stores Inventory shall not include: (a) packaging and shipping materials; (b) bill and hold goods; (c) such Inventory which is not subject to the first priority perfected security interest of Agent (for itself and the ratable benefit of Lenders); (d) except as Agent may otherwise determine in its discretion, such Inventory at the premises of third parties or Inventory purchased or sold on consignment; PROVIDED, THAT, any such Inventory which would otherwise be deemed Eligible Inventory at locations which are not owned and operated by Borrower may nevertheless be considered Eligible Stores Inventory:
(i) if Agent shall have received a Collateral Access Agreement, in form and substance satisfactory to Agent, from the holder of such Inventory or the owner and/or operator of such location, as the case may be, and (ii) in addition to the Collateral Access Agreement described above, if the Inventory is delivered to the holder, owner and/or operator on consignment and if required by Agent:
(A) the holder, owner and/or operator, lessor and/or mortgagee executes appropriate UCC-1 financing statements in favor of Borrower, which are duly assigned to Agent and (B) any lender to holder, owner and/or operator with any interest in Inventory is properly notified of the first priority lien on such Inventory of Agent; (e)Inventory subject to a security interest or lien in favor of any person other than Agent and the Bonding Companies to the extent permitted in this Agreement;(f) unserviceable or obsolete Inventory; (g) damaged and/or defective Inventory; and (h) Inventory for which no perpetual inventory records satisfactory to Agent are maintained. Any Inventory which Agent determines to be ineligible or unacceptable for purposes of the

Lending Formulas at any time shall nevertheless be and remain at all times part of the Collateral.

     1.32 "ENVIRONMENTAL LAWS" shall mean all Federal, State and local laws, rules, regulations, ordinances, and consent decrees relating to health, safety, hazardous substances, pollution and environmental matters, as now or at any time hereafter in effect, applicable to the business and facilities of Borrower and its Subsidiaries (whether or not owned by it or any of them), including laws relating to emissions, discharges, releases or threatened releases of pollutants, contamination, chemicals, or hazardous, toxic or dangerous substances, materials or wastes into the environment (including, without limitation, ambient air, surface water, ground water, land surface or subsurface strata) or otherwise relating to the generation, manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of pollutants, contaminants, chemicals, or hazardous, toxic or dangerous substances, materials or wastes or relating to or imposing liability or standards of conduct concerning mining or reclamation of mined land. Such laws and regulations include, but are not limited to, the Resource Conservation and Recovery Act of 1976, as amended; the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended; the Superfund Amendments and Reauthorization Act; the Water Pollution Control Act of 1972; the Solid Waste Disposal Act; the Insecticide, Fungicide and Rodenticide Act; the Mine Safety and Health Act of 1977; the Surface Mining Control and Reclamation Act of 1977; the Safe Drinking Water Act of 1974; the Toxic Substances Control Act, as amended; the Clean Water Act, as amended; the Clean Air Act, as amended; the Hazardous Materials Transportation Act, as amended; U.S. Department of Transportation and Environmental Protection Agency regulations; and applicable state counterparts to any of such laws and any common law or equitable doctrine that may impose liability or obligations for injuries or damages due to, or threatened as a result of, the presence of or exposure to any Hazardous Materials.

     1.33 "EQUIPMENT" shall mean all of Borrower's now owned and hereafter acquired equipment and fixtures, of every kind and description, wherever located, including, without limitation, any and all machinery used in connection with the manufacture, sale, exchange or lease of goods or rendition of services, machinery, tooling, tools, telephone equipment, computers, computer hardware and related computer equipment and accessories (including software and records), vehicles, dies, jigs, furniture, trade fixtures and fixtures, all attachments, components, parts, accessions and property now or hereafter affixed thereto, installed thereon or used in connection therewith, and all additions to and substitutions and replacements thereof and all existing and future leasehold interests in equipment and fixtures, wherever located, whether now owned or hereafter acquired and all licenses and other rights of Borrower relating thereto, whether in the possession and control of Borrower or in the possession and control of a third person for the account of Borrower and all claims to the proceeds of insurance thereon and all maintenance and warranty records relating thereto.

     1.34 "ERISA" shall mean the United States Employee Retirement Income Security Act of 1974, as the same now exists or may hereafter from time to time be amended, modified, recodified or supplemented, together with all rules, regulations and interpretations thereunder or related thereto.

     1.35 "ERISA AFFILIATE" shall mean any (a) corporation which is a member of the same controlled group of corporations (within the meaning of section 414(b) of the Code) as Borrower,(b) partnership or other trade or business (whether or not incorporated) which is under common control (within the meaning of Section 414(c) of the Code) with Borrower, and (c) member of the same affiliated service group (within the meaning of Section 414(m) of the Code) as Borrower.

     1.36 "EVENT OF DEFAULT" shall have the meaning set forth in Section 8.1 hereof.

     1.37 "EXCESS LETTER OF CREDIT AVAILABILITY" shall mean at any time the amount, as determined by Agent, calculated at such time, equal to:

           (a) the Letter of Credit Availability, MINUS

           (b) the amount of all then outstanding and unpaid Obligations arising pursuant to the then outstanding Tranche B Letter of Credit Accommodations.

     1.38 "EXCESS REVOLVING CREDIT AVAILABILITY" shall mean at any time the amount, as determined by Agent, calculated at such time, equal to:

           (a) the Revolving Credit Availability, MINUS

           (b) the sum of:(i) the amount of all then outstanding and unpaid Obligations arising pursuant to the then outstanding Loans and Tranche A Letter of Credit Accommodations plus (ii) the aggregate amount of (A) all then outstanding and unpaid trade payables of Borrower which are outstanding and unpaid more than sixty (60) days past due as of such time and (B) the book overdraft of Borrower.

     1.39 "EXISTING AGREEMENT" shall mean the Loan and Security Agreement, dated March 14, 1997, by and among Agent, Co-Agent, Lenders, Borrower and Guarantor.

     1.40 "EXISTING BONDS" shall mean, collectively, the Bonds issued on or before the date hereof by the USF&G Bonding Companies under or pursuant to the USF&G Bonding Agreements or by Frontier, in each case for the benefit of or in connection with the business of Borrower or its Subsidiaries set forth on
Schedule 1.40 hereto, as the same now exist or may hereafter be amended, modified, supplemented, extended, renewed, restated or replaced.

     1.41 "EXISTING LETTERS OF CREDIT" shall mean, collectively, Letter of Credit Accommodations arranged for by Agent for the benefit of Borrower or its Subsidiaries under the Existing Agreement set forth on Schedule 1.41 hereto, as the same now exist or may hereafter be amended, modified, supplemented, extended, renewed, restated or replaced.

     1.42 "FINANCING AGREEMENTS" shall mean, collectively, this Agreement, together with all other agreements, documents and instruments now or at any time hereafter executed and/or delivered by Borrower or any other person, with, to or in favor of Agent or any Lender in connection herewith or related hereto, as this Agreement and such other agreements, documents or instruments now exist or may hereafter be amended, modified, supplemented, extended, renewed, restated or replaced.

     1.43 "FRONTIER" shall mean Frontier Insurance Company, a New York corporation, and its successors and assigns.

     1.44 "GAAP" shall mean generally accepted accounting principles in the United States of America as in effect from time to time as set forth in the opinions and pronouncements of the Accounting Principles Board and the American Institute of Certified Public Accountants and the statements and pronouncements of the Financial Accounting Standards Board which are applicable to the circumstances as of the date of determination except that for purposes of
Section 7.10, GAAP shall be determined on the basis of such principles in effect on the date hereof and consistent with those used in the preparation of the financial statements delivered to Agent and Lenders prior to the date hereof.

     1.45 "GOVERNMENTAL AUTHORITY" shall mean any nation or government, any state, province, or other political subdivision thereof, any central bank (or similar monetary or regulatory authority) thereof, any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government, and any corporation or other entity owned or controlled, through stock or capital ownership or otherwise, by any of the foregoing.

     1.46 "GUARANTOR" shall mean Lodestar Holdings, Inc., formerly known as Rencoal, Inc., a Delaware corporation, and its successors and assigns.

     1.47 "HARVARD" shall mean the President and Fellows of Harvard College, and their successors and assigns.

     1.48 "HAZARDOUS MATERIALS" shall mean any hazardous, toxic or dangerous substances or materials and wastes including without limitation, hydrocarbons (including naturally occurring or man-made petroleum and hydrocarbons), flammable explosives, asbestos, urea formaldehyde insulation, radioactive materials, biological substances, polychlorinated biphenyl, pesticides, herbicides and any other kind and/or type of pollutants or contaminants (including, without limitation, materials which include hazardous constituents), sewage, sludge, industrial slag, solvents and/or any other similar substances, materials, or wastes and including any other substances, materials, or wastes that are or became regulated under any Environmental Laws (including, without limitation, any that are or become classified as hazardous or toxic under any Environmental Laws.) In the event that any of the applicable Environmental Laws are amended so as to broaden the meaning of any of the above-referenced terms, such broader meaning shall apply subsequent to the effective date of such amendment.

     1.49 "INDEBTEDNESS" shall mean, with respect to any Person, any liability
(a) in respect of borrowed money (whether or not the recourse of the lender is to the whole of the assets of such Person or only to a portion thereof) or evidenced by bonds, notes, indentures or similar instruments; (b) representing the balance deferred and unpaid of the purchase price of any property or services (EXCEPT any such balance that constitutes an account payable to a trade creditor (whether or not an Affiliate) created, incurred, assumed or guaranteed by such Person in the ordinary course of business of such Person in connection with obtaining goods, materials or services); (c) all Capitalized Lease Obligations; (d) any contractual obligations, contingent or otherwise, of such Person to pay or be liable for the payment of any indebtedness described in this definition of another Person, including, without limitation, any such indebtedness, directly or indirectly guaranteed, endorsed (other than for collection or deposit in the ordinary course of business), co-made or discounted or sold with recourse by such Person, or in respect of which such Person is otherwise directly or indirectly liable, including contractual obligations (contingent or otherwise) arising through any agreement to purchase, repurchase, or otherwise acquire such indebtedness, obligation or liability or any security therefor, or to provide funds for the payment or discharge thereof (whether in the form of loans, advances, stock purchases, capital contributions or otherwise), or to maintain solvency, assets, level of income, or other financial condition, or to make payment other than for value received; (e) all obligations with respect to redeemable stock and redemption or repurchase obligations under any Capital Stock or other equity securities issued by such Person; (f) all reimbursement obligations and other liabilities, contingent or otherwise, of such Person with respect to bonds (including, without limitation, the Bonds), letters of credit, banker's acceptances or similar documents or instruments issued for such Person's account; (g) all indebtedness of such Person in respect of indebtedness of another Person for borrowed money or indebtedness of another Person otherwise described in this definition which is secured by any security interest in, or mortgage or lien upon the interest in any asset of such Person, whether or not such obligations, liabilities or indebtedness are assumed by or are a personal liability of such Person, all as of such time; and (h) all obligations, liabilities and indebtedness of such Person (marked to market) constituting Interest Rate Protection Obligations or in respect of foreign exchange agreements.

     1.50 "INITIAL PURCHASERS" shall mean, collectively, BT Alex. Brown Incorporated and Donaldson Lufkin & Jenrette Securities Corporation and their respective successors and assigns.

     1.51 "INTEREST RATE" shall mean a rate of three-quarters (3/4%) percent per annum above the Prime Rate; PROVIDED, THAT, Agent may, at its option, and upon the written direction of the Majority Lenders shall, increase such rate to a rate of two and three-quarters (2 3/4%) percent per annum above the Prime Rate at any time without notice,(a) for the period on and after (i) the date of termination or non-renewal hereof until such time as all Obligations are indefeasibly paid in full (notwithstanding entry of any judgment against Borrower), or (ii) the date of any Event of Default, and for so long as such Event of Default exists or is continuing, as determined by Agent and (b) on the Loans at any time outstanding in excess of the Revolving Credit Availability (whether or not such excess(es) arise or are made with or without Agent's knowledge or consent and whether made before or after an Event of Default).

     1.52 "INTEREST RATE PROTECTION OBLIGATIONS" shall mean the obligations of any Person pursuant to any arrangement with any other Person whereby, directly or indirectly, such Person is entitled to receive from time to time periodic payments calculated by applying either a floating or a fixed rate of interest on a stated notional amount in exchange for periodic payments made by such Person calculated by applying a fixed or a floating rate of interest on the same notional amount and shall include, without limitation, interest rate swaps, caps, floors, collars and similar agreements.

     1.53 "INVENTORY" shall mean all of Borrower's now owned and hereafter acquired inventory, wherever located, including, without limitation, all raw materials, work-in-process, and finished and semi-finished inventory of any kind, nature or description, wherever located, including, without limitation,
(a) all minerals in whatever form, and including, without limitation, coal, fly ash, bottom ash or other ash, methane, sulfur, sulfur dioxide, and other by-products resulting from the processing of the coal mined by Borrower and other minerals and chemicals resulting from the mining or processing of coal;
(b) cast iron fittings, paint, belts and hoses, bolts and nuts, wire and wire products, welding supplies, tools, steel, rope, timber, railroad, spikes, railroad car parts and railroad crane parts, baghouse parts, pump parts, compressor parts, electrical parts, bearings, drills, bits and accessories and other parts and supplies; (c) all wrapping, packaging, advertising and shipping materials; and (d) any other personal property held for sale, exchange or lease or furnished or to be furnished or used or consumed in the business or in connection with the manufacturing, packaging, shipping, advertising, selling or furnishing of such goods, inventory, merchandise and other personal property, and all names or marks affixed to or to be affixed thereto for purposes of selling same by the seller, manufacturer, lessor or licensor thereof and all right, title and interest therein and thereto.

     1.54 "LENDERS" shall mean the financial institutions who are signatories hereto as lenders and other persons made a party to this Agreement as lenders in accordance with Section 11.6 hereof, and their respective successors and assigns.

     1.55 "LENDING FORMULAS" shall mean the percentages set forth in Section 3.1 hereof with respect to Eligible Accounts and Eligible Inventory.

     1.56 "LETTER OF CREDIT ACCOMMODATIONS" shall mean with respect to the Credit Facility, the letters of credit or other guaranties which are from time to time either (a) issued or opened by Agent for the account of Borrower or any Obligor or (b) with respect to which Agent or any Lender has agreed to indemnify the issuer or guaranteed to the issuer the performance by Borrower of its obligations to such issuer (including, without limitation, the Existing Letters of Credit).

     1.57 "LETTER OF CREDIT AVAILABILITY" shall mean, at any time, the lesser of:

           (a) the amount equal to the sum of: (i) sixty (60%) percent of the orderly liquidation value of Eligible Equipment as set forth in the most recent acceptable appraisal of the Equipment received by Agent in form, scope and methodology reasonably acceptable to Agent and by an appraiser reasonably acceptable to Agent and addressed to Agent and on which Agent is expressly permitted to rely, plus (ii) the lesser of (A) twenty-five (25%) percent of the mid-point of the range of the distressed sale values of the Coal Reserves of Borrower as set forth in the most recent acceptable appraisal of the Coal Reserves received by Agent in form, scope and methodology reasonably acceptable to Agent and by an appraiser reasonably acceptable to Agent and addressed to Agent and on which Agent is expressly permitted to rely or (B) $3,500,000 or

           (b) the Letter of Credit Facility Limit;

PROVIDED, THAT, the Letter of Credit Availability shall be reduced each month commencing June 1, 1998 by the Special Availability Reserve to the extent provided in Section 3.3 hereof and by any other reserves at any time and from time to time allocated by Agent to the Letter of Credit Facility. The term "Letter of Credit Availability" is used herein to mean the amount of Tranche B Letter of Credit Accommodations available without any reduction for the amount of Tranche B Letter of Credit Accommodations then outstanding.

     1.58 "LETTER OF CREDIT FACILITY" shall mean the Tranche B Letter of Credit Accommodations provided for hereunder and under the other Financing Agreements.

     1.59 "LETTER OF CREDIT FACILITY LIMIT" shall mean $30,000,000.

     1.60 "LETTER OF CREDIT NOTES" shall mean the promissory notes issued by Borrower in favor of each Lender evidencing the Obligations of Borrower to each Lender with respect to the Tranche B Letter of Credit Accommodations made by or on behalf of Lenders pursuant to the Letter of Credit Facility, with each Note being in a principal amount of up to the respective Lender's maximum Pro Rata Share of the Tranche B Letter of Credit Accommodations.

     1.61 "LOANS" shall mean the loans made to or for the benefit of Borrower by Lenders or, at Agent's option, by Agent for the ratable account of Lenders, on a revolving basis pursuant to the Revolving Credit Facility (involving advances, repayments and readvances) as set forth in Section 3.1 hereof.

     1.62 "MAJORITY LENDERS" shall mean, as of any date of determination thereof, Lenders holding more than fifty (50%) percent of the aggregate outstanding principal amount of Loans and outstanding Letter of Credit Accommodations, or, if there are no Loans or Letter of Credit Accommodations outstanding, then such term shall mean Lenders having aggregate Commitment Percentages of more than fifty (50%) percent.

     1.63 "MANAGEMENT AGREEMENT" shall mean the Management Agreement, dated March 14, 1997, between Borrower and Renco Group, as the same now exists or may hereafter be amended, modified, supplemented, extended, renewed, restated or replaced.

     1.64 "MATERIAL ADVERSE EFFECT" shall mean a material adverse effect on
(a) the condition (financial or otherwise), business, performance, operations or properties of Borrower or Guarantor; (b) the legality, validity or enforceability of this Agreement or any of the other Financing Agreements;
(c) the legality, validity, enforceability, perfection or priority of the security interests and liens of Agent or any Lender upon the Collateral or any other property which is security for the Obligations; (d) the Collateral or any other property which is security for the Obligations, or the value of the Collateral or such other property; (e) the ability of Borrower to repay the Obligations or of Borrower or any Obligor to perform its obligations under this Agreement or any of the other Financing Agreements; or (f) the ability of Agent or any Lender to enforce the Obligations or realize upon the Collateral or otherwise with respect to the rights and remedies of Agent or any Lender under this Agreement or any of the other Financing Agreements.

     1.65 "MATERIAL CONTRACT" shall mean any contract or other arrangements (other than the Financing Agreements), whether written or oral, to which Borrower or its Subsidiaries is a party as to which the breach, nonperformance, cancellation or failure to renew by any party thereto could be reasonably expected to have a Material Adverse Effect.

     1.66 "MAXIMUM CREDIT" shall mean $120,000,000.

     1.67 "MORTGAGES" shall mean, individually and collectively, the deeds of trust, mortgages and other security agreements with respect to the Real Property listed on Schedule 1.68 hereto, as the same now exist or may hereinafter be amended, modified, supplemented, extended, renewed, restated or replaced.

     1.68 "NET AMOUNT OF ELIGIBLE ACCOUNTS" shall mean the gross amount of Eligible Accounts less (a) sales, excise or similar taxes included in the amount thereof and (b) rebates, discounts, claims, credits and allowances of any nature at any time issued, owing, granted, outstanding, available or claimed with respect thereto.

     1.69 "NET CASH PROCEEDS" shall mean (a) proceeds received by Borrower in cash or Cash Equivalents from the sale, assignment or other disposition of any of its assets or property (other than sales of Inventory in the ordinary course of business), net of payments of Indebtedness secured by such assets or properties (including any fees or prepayment premises required to be paid as a result of such sale, assignment or other disposition) and the reasonable cash costs of sale, assignment or other disposition, PROVIDED, THAT, evidence of such costs is provided to Agent;(b) proceeds of insurance in cash or Cash Equivalents on account of the loss of or damage to any such assets or property, and payments of compensation in cash or Cash Equivalents for any such assets or property taken by condemnation or eminent domain; and (c)proceeds received after the date hereof by Borrower or any of its Subsidiaries in cash or Cash Equivalents from
(i) the issuance of any Capital Stock by

Borrower or any of its Subsidiaries or any other additions to the equity of Borrower or any of its Subsidiaries (other than retained earnings) or any contributions to capital of Borrower or any of its Subsidiaries or (ii) issuance of any Indebtedness by Borrower or any of its Subsidiaries, in each case net of reasonable underwriting discounts and commissions and reasonable costs incurred in connection with such transaction; PROVIDED, THAT, evidence of such costs satisfactory to Agent is provided to Agent upon Agent's request.

     1.70 "NOTES" shall mean, collectively, the Revolving Credit Notes and the Letter of Credit Notes.

     1.71 "OBLIGATIONS" shall mean any and all Loans, Letter of Credit Accommodations and all other obligations, liabilities and indebtedness of every kind, nature and description owing by Borrower and/or any Obligor to Agent or any Lender and/or its affiliates, including principal, interest, charges, fees, costs and expenses, however evidenced, whether as principal, surety, endorser, guarantor or otherwise, arising under or in connection with this Agreement, any of the other Financing Agreements or by operation of law in connection therewith, whether now existing or hereafter arising, whether arising before, during or after the initial or any renewal term of this Agreement, after the commencement of any case with respect to Borrower or any Obligor under the United States Bankruptcy Code or any similar statute (including the payment of interest and other amounts which would accrue and become due but for the commencement of such case, whether or not such amounts are allowed or allowable in whole or in part in such case), whether direct or indirect, absolute or contingent, joint or several, due or not due, primary or secondary, liquidated or unliquidated or secured.

     1.72 "OBLIGOR" shall mean any guarantor, endorser, acceptor, surety, or other person liable on or with respect to the Obligations or who is the owner of any property which is security for the Obligations, other than Borrower.

     1.73 "PARTICIPANT" shall mean any financial institution that acquires and holds participation in the interest of any Lender in any of the Loans and Letter of Credit Accommodations in conformity with the provisions of Section 11.6 of this Agreement governing participations.

     1.74 "PAYMENT ACCOUNT" shall have the meaning set forth in Section 9.1 hereof.

     1.75 "PERMITS" shall have the meaning set forth in Section 6.5 hereof.

     1.76 "PERSON" or "PERSON" shall mean any individual, sole proprietorship, partnership, corporation (including, without limitation, any corporation which elects subchapter S status under the Code), limited liability company, limited liability partnership, business trust, unincorporated association, joint stock corporation, trust, joint venture or other entity or any government or any agency or instrumentality or political subdivision thereof.

     1.77 "PRIME RATE" shall mean the rate from time to time publicly announced by CoreStates Bank, N.A., or its successors as its prime rate, whether or not such announced rate is the best rate available at such bank, calculated on the basis of a three hundred sixty (360) day year and actual days elapsed, which rate shall increase or decrease by an amount equal to each increase or decrease effective on the first day of the month after any change in such prime rate based on the prime rate in effect on the last day of the month in which any such change occurs.

     1.78 "PRO RATA SHARE" shall mean, with respect to any Lender, a fraction (expressed as a percentage), the numerator of which shall be the amount of such Lender's Commitment and the denominator of which shall be the aggregate amount of all of the Lenders' Commitments, as adjusted from time to time in accordance with the provisions of Section 11.6 hereof, PROVIDED, THAT, if the Commitments have been terminated, the numerator shall be the unpaid amount of such Lender's Loans and its interest in the Letter of Credit Accommodations and the denominator shall be the aggregate amount of all unpaid Loans and Letter of Credit Accommodations.

     1.79 "PROVISION FOR TAXES" shall mean an amount equal to all taxes imposed on or measured by net income, whether federal, state or local, and whether foreign or domestic, that are paid or payable by any Person and its Subsidiaries in respect of such fiscal year on a consolidated basis in accordance with GAAP.

     1.80 "REAL PROPERTY" shall mean all now owned or hereafter acquired real property of Borrower, including leasehold interests, together with all buildings, structures, fixtures and other improvements relating thereto, and all metals and minerals which are in, under, upon, or to be produced from such real property to the extent of the rights of Borrower to the same, including all coal (but only to the extent such metals and minerals have not been extracted from the real property), wherever located, including, without limitation, the real property and related assets of Borrower more particularly described in the Mortgages.

     1.81 "RECORDS" shall mean all of Borrower's present and future books of account of every kind or nature, purchase and sale agreements, invoices, ledger cards, bills of lading and other shipping evidence, statements, correspondence, memoranda, credit files and other data relating to the Collateral or any account debtor, together with the tapes, disks, diskettes and other data and software storage media and devices, file cabinets or containers in or on which the foregoing are stored (including any rights of Borrower with respect to the foregoing maintained with or by any other person).

     1.82 "REGISTER" shall have the meaning set forth in Section 11.6 hereof.

     1.83 "RENCO GROUP" shall mean The Renco Group, Inc., a New York corporation, and its successors and assigns.

     1.84 "REVOLVING CREDIT AVAILABILITY" shall mean, at any time, the lesser of
(a) the amount of the Loans which would be available to Borrower as of such time calculated based on the product of the applicable Lending Formulas multiplied by the Net Amount of Eligible Accounts and the Value of Eligible Inventory, as the case may be, as determined by Agent, and subject to the applicable sublimits established by Agent hereunder or (b) the Revolving Credit Facility Limit, PROVIDED, THAT, the Revolving Credit Availability shall be reduced by the Special Availability Reserve to the extent provided in Section 3.3 hereof and by any other reserves at any time from time to time allocated by Agent to the Revolving Credit Facility. The term "Revolving Credit Availability" is used herein to mean the amount of Loans available without any reduction for the amount of Loans or Tranche A Letter of Credit Accommodations then outstanding.

     1.85 "REVOLVING CREDIT FACILITY" shall mean the Loans and Tranche A Letter of Credit Accommodations provided for hereunder and under the other Financing Agreements.

     1.86 "REVOLVING CREDIT FACILITY LIMIT" shall mean $90,000,000.

     1.87 "REVOLVING CREDIT NOTES" shall mean the promissory notes issued by Borrower in favor of each Lender evidencing the Obligations of Borrower to each Lender with respect to the Loans made by or on behalf of Lenders pursuant to the Revolving Credit Facility, with each Note being in a principal amount of up to the respective Lender's maximum Pro Rata Share of the Loans and the Tranche A Letter of Credit Accommodations.

     1.88 "SENIOR NOTE AGREEMENTS" shall mean, individually and collectively, each and all of the following (as the same now exist or may hereafter be amended, modified, supplemented, extended, renewed, restated or replaced):
(a) the Senior Notes; (b) the Senior Note Indenture (and including the Senior Note Guarantee); (c) the Purchase Agreement, dated May 15, 1998, by and among the Initial Purchasers, Guarantor, Borrower, Eastern Resources, Inc. and Industrial Fuels Minerals Company with respect to the purchase from Guarantor of all of the Senior Notes; and (d) the Senior Note Registration Agreement.

     1.89 "SENIOR NOTE GUARANTEE" shall mean, individually and collectively, the guarantee set forth in Section 11.01 of the Senior Note Indenture by Borrower, Eastern Resources, Inc. and Industrial Fuels Minerals Company in favor of the holders of the Senior Notes with respect to the Indebtedness of Guarantor evidenced by the Senior Notes, as the same now exists or may hereafter be amended, modified, supplemented, extended, renewed, restated or replaced.

     1.90 "SENIOR NOTE INDENTURE" shall mean the Indenture, dated of even date herewith, by and among Guarantor, Borrower, Eastern Resources, Inc., Industrial Fuels Minerals Company and the Senior Note Trustee with respect to the Senior Notes, as the same now exists or may hereafter be amended, modified, supplemented, extended, renewed, restated or replaced.

     1.91 "SENIOR NOTE REGISTRATION AGREEMENT" shall mean the Registration Rights Agreement, dated as of May 15, 1998, by and among Guarantor, the Initial Purchasers, Borrower, Eastern Resources, Inc. and Industrial Fuels Minerals Company, as the same now exists or may hereafter be amended, modified, supplemented, extended, renewed, restated or replaced.

     1.92 "SENIOR NOTES" shall mean, individually and collectively, each and all of the following (as the same now exist or may hereafter be amended, modified, supplemented, extended, renewed, restated or replaced): (a) the 11 1/2% Senior Notes due 2005, Series A (the "Series A Notes") issued by Guarantor on the date hereof pursuant to the Senior Note Indenture in the original principal amount of $150,000,000 and (b) the 11 1/2% Senior Notes due 2005, Series B (the "Series B Notes") issued by Guarantor after the date hereof which have terms identical to the terms of the Series A Notes and are offered to the holders of the Series A Notes pursuant to a registration statement to be filed by Guarantor with the Securities and Exchange Commission in exchange for the Series A Notes held by such person.

     1.93 "SENIOR NOTE TRUSTEE" shall mean State Street Bank and Trust Company, and its successors and assigns, and any replacement or other trustee under the Senior Note Indenture.

     1.94 "SPECIAL AVAILABILITY RESERVE" shall have the meaning set forth in
Section 3.3 hereof.

     1.95 "STORES INVENTORY" shall mean Inventory consisting of cast iron fittings, paint, belts and hoses, bolts and nuts, wire and wire products, welding supplies, tools, steel, rope, timber, railroad spikes, railroad car parts and railroad crane parts, baghouse parts, pump parts, compressor parts, electrical parts, bearings, drills, bits and accessories and other parts and supplies.

     1.96 "STORES INVENTORY SUBLIMIT" shall mean the amount equal to $5,000,000.

     1.97"SUBSIDIARY" or "SUBSIDIARY" shall mean any corporation, association or organization, active or inactive, as to which more than fifty (50%) percent of the outstanding voting stock or shares or interests shall now or hereafter be owned or controlled, directly or indirectly, by Borrower, any subsidiary of Borrower, or any subsidiary of such subsidiary.

     1.98"TOTAL AVAILABILITY" shall mean, at any time, the sum of (a) the Revolving Credit Availability as of such time plus (b) the Letter of Credit Availability as of such time.

     1.99"TRADENAME" shall have the meaning set forth in Section 7.1 hereof.

     1.100"TRANCHE A LETTER OF CREDIT ACCOMMODATIONS" shall mean Letter of Credit Accommodations designated by Borrower at the time of the issuance thereof as allocated to the Revolving Credit Facility, subject to and in accordance with the terms hereof.

     1.101"TRANCHE B LETTER OF CREDIT ACCOMMODATIONS" shall mean Letter of Credit Accommodations designated by Borrower at the time of the issuance thereof as allocated to the Letter of Credit Facility, subject to and in accordance with the terms hereof.

     1.102"UNWASHED COAL" shall mean coal which has been extracted from the Real Property and is at the appropriate processing site, which only requires being washed with liquid solutions before it constitutes finished goods held for sale in the ordinary course of the business of Borrower.

     1.103"USF&G BONDING AGREEMENTS" shall mean, collectively, the Master Surety Agreement, General Contract of Indemnity, Collateral Trust Agreement, Schedule A to the Collateral Trust Agreement and Annual Premium Agreement, dated March 14, 1997, by and among Van-American, the USF&G Bonding Companies, Borrower, Guarantor and the Subsidiaries of Borrower, and all agreements, documents and instruments at any time executed and/or delivered by Borrower, Guarantor or any other Person with, to or in favor of Van-American and/or any of the USF&G Bonding Companies in connection therewith, as all of the foregoing now exist or may hereafter be amended, modified, supplemented, extended, renewed, restated or replaced.

     1.104"USF&G BONDING COMPANIES" shall mean, individually and collectively, United States Fidelity and Guaranty Company, a Maryland corporation, Fidelity and Guaranty Insurance Company, a Maryland corporation and Guaranty and Insurance Underwriters, Inc., a Maryland corporation and any and all affiliated, associated and subsidiary companies thereof, and their respective successors and assigns.

     1.105"VALUE" or "VALUE" shall mean, as determined by Agent, with respect to the Inventory, the lower of (a) cost computed on a first-in-first-out basis in accordance with GAAP or (b) market value, as determined by Agent.

     1.106"VAN-AMERICAN" shall mean Van-American Insurance Agency, Inc., a Kentucky corporation, in its capacity as service manager on behalf of the USF&G Bonding Companies (and not in its individual capacity) and any successor or replacement service manager on behalf of the USF&G Bonding Companies under the USF&G Bonding Agreements.

     1.107 "WHOLLY-OWNED SUBSIDIARY" shall mean any Subsidiary of such Person to the extent all of the Capital Stock or other ownership interests in such Subsidiary (other than (a) directors' qualifying shares and (b) an immaterial interest owned by other Persons solely to comply with applicable law) is owned directly or indirectly by such Person or a Wholly-Owned Subsidiary of such Person.

     1.108 TERMS. All accounting terms used in this Agreement which are not specifically defined herein shall be construed in accordance with GAAP consistently applied, except as otherwise stated herein.

     1.109 OTHER DEFINED TERMS The words "hereof", "herein", "hereunder", "this Agreement" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement, as the same now exists or may hereafter be amended, modified, supplemented, extended, renewed, restated or replaced.

     1.110 UNIFORM COMMERCIAL CODE DEFINITIONS. All terms used herein which are not specifically defined herein which are defined or used in the Uniform Commercial Code as in effect in the State of New York (the "UCC") shall have the meanings as defined or used in the UCC.

     1.111 INTERPRETATION. For purposes of this Agreement, unless the context otherwise requires, all other terms hereinbefore or hereinafter defined, including but not limited to those terms defined in the recitals hereto, shall have the meanings herein assigned to such terms. All references to Borrower and other Persons pursuant to the definitions set forth in the recitals hereto or otherwise herein shall include their respective successors and assigns. All references to any term in the plural shall include the singular and all references to any term in the singular shall include the plural. The words "ratable" or "ratably" or words of similar import when used in this agreement shall refer to a sharing or allocation based on the respective Pro Rata Shares of Lenders.


SECTION 2.  ACKNOWLEDGMENT AND RESTATEMENT

     2.1 EXISTING OBLIGATIONS. Borrower and Guarantor each hereby acknowledges, confirms and agrees that Borrower is indebted to Agent and Lenders for loans and advances to Borrower under the Existing Agreement, as of the close of business on May 13, 1998, in the aggregate principal amount of $30,190,755.56 and the aggregate amount of $22,017,208.00 in respect of Letter of Credit Accommodations (as defined in the Existing Agreement), together with all interest accrued and accruing thereon (to the extent applicable), and all fees, costs, expenses and other charges relating thereto, all of which are unconditionally owing by Borrower to Agent and Lenders, without offset, defense or counterclaim of any kind, nature or description whatsoever.

     2.2 ACKNOWLEDGMENT OF SECURITY INTERESTS.

           (a) Borrower and Guarantor each hereby acknowledges, confirms and agrees that Agent, for itself and the ratable benefit of Lenders, has and shall continue to have a security interest in and lien upon the Collateral heretofore granted to Agent pursuant to the Existing Agreement to secure the Obligations, as well as any Collateral granted under this Agreement or under any of the other Financing Agreements or otherwise granted to or held by Agent or any Lender.

           (b) The liens and security interests of Agent, for itself and the ratable benefit of Lenders, in the Collateral shall be deemed to be continuously granted and perfected from the earliest date of the granting and perfection of such liens and security interests, whether under the Existing Agreement, this Agreement or any of the other Financing Agreements.

     2.3 EXISTING AGREEMENT. Borrower and Guarantor each hereby acknowledges, confirms and agrees that: (a) the Existing Agreement has been duly executed and delivered by Borrower and Guarantor and is in full force and effect as of the date hereof and (b) the agreements and obligations of Borrower and Guarantor contained in the Existing Agreement constitute the legal, valid and binding obligations of Borrower and Guarantor enforceable against it in accordance with their respective terms and Borrower and Guarantor each has no valid defense to the enforcement of such obligations and (c) Agent and Lenders are entitled to all of the rights and remedies provided for in the Existing Agreement.

     2.4 RESTATEMENT.

           (a) Except as otherwise stated in Section 2.2 hereof and this
Section 2.4, as of the date hereof, the terms, conditions, agreements, covenants, representations and warranties set forth in the Existing Agreement are hereby amended and restated in their entirety, and as so amended and restated, replaced and superseded, by the terms, conditions, agreements, covenants, representations and warranties set forth in this Agreement and the other Financing Agreements, EXCEPT that nothing herein or in the other Financing Agreements shall impair or adversely affect the continuation of the liability of Borrower or Guarantor for the Obligations heretofore granted, pledged and/or assigned to Agent or any Lender. The amendment and restatement contained herein shall not, in any manner, be construed to constitute payment of, or impair, limit, cancel or extinguish, or constitute a novation in respect of, the Indebtedness and other obligations and liabilities of Borrower or Guarantor evidenced by or arising under the Existing Agreement, and the liens and security interests securing such Indebtedness and other obligations and liabilities, which shall not in any manner be impaired, limited, terminated, waived or released.

           (b) The principal amount of the Loans and Letters of Credit Accommodations outstanding as of the date hereof under the Existing Agreement shall be allocated to the Loans and Letter of Credit Accommodations hereunder in such manner and in such amounts as Agent shall determine.

     2.5 RELEASE. Borrower and Guarantor each for itself and its successors and assigns does hereby remise, release, discharge and hold Agent and each Lender, its officers, directors, agents and employees and their respective predecessors, successors and assigns harmless from all claims, demands, debts, sums of money, accounts, damages, judgments, financial obligations, actions, causes of action, suits at law or in equity, of any kind or nature whatsoever, whether or not now existing or known, which Borrower, Guarantor or their respective successors or assigns has had or may now or hereafter claim to have against Agent or any Lender or its officers, directors, agents and employees and their respective predecessors, successors and assigns in any way arising from or connected with the Existing Agreement or the arrangements set forth therein or transactions thereunder up to and including the date hereof.

SECTION 3.  CREDIT FACILITY

     3.1   REVOLVING CREDIT FACILITY.

           (a) Subject to and upon the terms and conditions contained herein, each of the Lenders severally (and not jointly) agrees to fund its Pro Rata Share of the Loans to Borrower from time to time under the Revolving Credit Facility in amounts requested by Borrower, up to the amount at any one time outstanding equal to the sum of:

           (i) ninety (90%) percent of the Net Amount of Eligible Accounts, plus

           (ii)     the lesser of:

                    (A) the sum of (1) sixty (60%) percent of the Value of Eligible Coal Inventory plus (2) the lesser of: twenty-five (25%) percent of the Value of Eligible Stores Inventory or the Stores Inventory Sublimit, or

                    (B) $25,000,000.

           (b) The Loans shall be (i) evidenced by the Revolving Credit Notes duly executed and delivered by Borrower to each Lender,(ii) repaid, together with interest and other amounts, in accordance with this Agreement, the Revolving Credit Notes and the other Financing Agreements, and (iii) secured by all of the Collateral. A Revolving Credit Note for each Lender, duly authorized, executed and delivered by Borrower, shall be delivered by Borrower to Agent on the date of the execution and delivery of this Agreement.

           (c) Agent may, in its discretion, from time to time, upon not less than five (5) days prior notice to Borrower,(i) reduce the Lending Formula with respect to Eligible Accounts to the extent that Agent determines that: (A) the dilution with respect to the Accounts for any period (based on the ratio of (1) the aggregate amount of reductions in Accounts other than as a result of payments in cash to (2) the aggregate amount of total sales) has increased in any respect or may be reasonably anticipated to increase in any respect above historical levels, or (B) the general creditworthiness of account debtors has declined or (ii) reduce any of the Lending Formulas with respect to Eligible Inventory to the extent that Agent determines that: (A) the number of days of the turnover of the Inventory for any period has changed in any material respect or (B) the liquidation value of the Eligible Inventory, or any category thereof, has decreased, or (C) the nature and quality of the Inventory has deteriorated. In determining whether to reduce any of the Lending Formulas, Agent may consider events, conditions, contingencies or risks which are also considered in determining Eligible Accounts, Eligible Inventory or in establishing reserves as provided in Section 3.3. Borrower may from time to time borrow, repay and reborrow Loans in accordance with the terms hereof.

           (d) Except in Agent's discretion with the consent of all of the Lenders, notwithstanding anything to the contrary contained in Section 3.1(a) above, but subject to Section 3.5(a) below, (i) the aggregate outstanding principal amount of the Loans based on Eligible Inventory consisting of Unwashed Coal shall not exceed $3,500,000 at any time outstanding,(ii) the aggregate outstanding principal amount of the Loans and the Tranche A Letter of Credit Accommodations shall not exceed the Revolving Credit Facility Limit and
(iii) the aggregate outstanding principal amount of the Loans and the Letter of Credit Accommodations shall not exceed the Maximum Credit.

     3.2   LETTER OF CREDIT ACCOMMODATIONS.

           (a) Subject to and upon the terms and conditions contained herein, at the request of Borrower, pursuant to the Credit Facility, Agent agrees, for the ratable risk of each Lender according to its Pro Rata Share, to provide or arrange for Letter of Credit Accommodations to be issued for the account of Borrower containing terms and conditions acceptable to Agent and the issuer thereof. Upon each request for any Letter of Credit Accommodation, Borrower shall specify to Agent whether the Letter of Credit Accommodation requested will be a Tranche A Letter of Credit Accommodation or a Tranche B Letter of Credit Accommodation and subject to Sections 3.2(d) and 3.2(e) below, such Letter of Credit Accommodations shall be deemed either a Tranche A Letter of Credit Accommodation or a Tranche B Letter of Credit Accommodation as Borrower has specified in such request. Any payments made by Agent or Lenders to any issuer and/or related parties in connection with any of the Letter of Credit Accommodations (whether Tranche A Letter of Credit Accommodations or Tranche B Letter of Credit Accommodations) shall constitute Loans.

           (b) The Obligations arising pursuant to the Tranche B Letter of Credit Accommodations shall be (i) evidenced by the Letter of Credit Notes duly executed and delivered by Borrower to each Lender, (ii) repaid, together with interest and other amounts, in accordance with this Agreement, the Letter of Credit Notes and the other Financing Agreements, and (iii) secured by all of the Collateral. A Letter of Credit Note for each Lender, duly authorized, executed and delivered by Borrower, shall be delivered by Borrower to Agent on the date of the execution and delivery of this Agreement.

           (c) In addition to any customary charges, fees or expenses charged by any bank or issuer in connection with the Letter of Credit Accommodations, Borrower shall pay to Agent, for the ratable benefit of Lenders, a letter of credit fee at a rate equal to one and one-half (1 1/2%) percent per annum on the daily outstanding balance of the Letter of Credit Accommodations for the immediately preceding month (or part thereof), payable in arrears as of the first day of each succeeding month, except that Agent may, and upon the written direction of the Majority Lenders shall, require Borrower to pay to Agent, for the ratable benefit of Lenders, such letter of credit fee, without notice, at a rate equal to three and one-half (3 1/2%) percent per annum on such daily outstanding balance for:(i) the period on and after the date of termination or non-renewal hereof until such time as all Obligations are indefeasibly paid in full (notwithstanding entry of a judgment against Borrower) and (ii) the period from and after the date of the occurrence of an Event of Default for so long as such Event of Default is continuing, as determined by Agent. Such letter of credit fee shall be calculated on the basis of a three hundred sixty
(360) day year and actual days elapsed and the obligation of Borrower to pay such fee shall survive the termination or non-renewal of this Agreement.

           (d) No Tranche A Letter of Credit Accommodations shall be available unless on the date of the proposed issuance of such Tranche A Letter of Credit Accommodations, the Excess Revolving Credit Availability (without regard to the trade payables and book overdraft described in Section 1.38(b)(ii) hereof) is equal to or greater than one hundred (100%) percent of the face amount thereof and all other commitments and obligations made or incurred by Agent or any Lender with respect thereto. Effective on the issuance of each Tranche A Letter of Credit Accommodation and for so long as such Letter of Credit Accommodation is outstanding, the amount of Loans and Tranche A Letter of Credit Accommodations which might otherwise be available to Borrower under the Revolving Credit Facility shall be reduced by such amount. No Tranche B Letter of Credit Accommodations shall be available unless on the date of the proposed issuance of such Tranche B Letter of Credit Accommodations, the Excess Letter of Credit Availability is equal to or greater than one hundred (100%) percent of the face amount thereof and all other commitments and obligations made or incurred by Agent or any Lender with respect thereto. Effective on the issuance of each Tranche B Letter of Credit Accommodation and for so long as such Letter of Credit Accommodation is outstanding, the amount of Tranche B Letter of Credit Accommodations which might otherwise be available to Borrower under the Letter of Credit Facility shall be reduced by such amount.

           (e)(i) In the event that on the date that any reduction in the Letter of Credit Availability becomes effective (whether pursuant to Section 3.2(g), Section 3.3 below or otherwise) the then outstanding amount of the Tranche B Letter of Credit Accommodations exceed the Letter of Credit Availability as so reduced, the amount of such Tranche B Letter of Credit Accommodations equal to the difference between the Letter of Credit Availability as so reduced and the Tranche B Letter of Credit Accommodations then outstanding shall, effective as of such date and thereafter, be deemed to constitute Tranche A Letter of Credit Accommodations (such that as of the effective date of such reduction in the Letter of Credit Availability, a portion of such Letter of Credit Accommodations may thereafter be deemed Tranche A Letter of Credit Accommodations and a portion may be deemed Tranche B Letter of Credit Accommodations), PROVIDED, THAT, each of the following conditions is satisfied:
(A) after giving effect thereto, there shall be Excess Revolving Credit Availability (without regard to the trade payables and book overdraft described in Section 1.38(b)(ii) hereof) and (B) no Event of Default or act, condition or event which with notice or passage of time or both would constitute an Event of Default shall exist or have occurred. If such conditions are not satisfied, upon Agent's request, Borrower shall furnish cash collateral to Agent (for itself and the ratable benefit of Lenders) in the amount by which the then outstanding Tranche B Letter of Credit Accommodations exceed the Letter of Credit Availability.

               (ii) In the event that at any time thereafter the Letter of Credit Availability shall be greater than the Tranche B Letter of Credit Accommodations then outstanding, subject to the proviso in Section 3.3(b)(ii) below, Agent may, at its option, or Borrower may, at its option, specify in writing to Agent that any Tranche A Letter of Credit Accommodations then outstanding shall be deemed Tranche B Letter of Credit Accommodations up to the amount of the Excess Letter of Credit Availability at such time, PROVIDED, THAT, each of the following conditions is satisfied: (A) after giving effect thereto, there shall be Excess Letter of Credit Availability and (B) no Event of Default or act, condition or event which with notice or passage of time or both would constitute an Event of Default shall exist or have occurred.

               (iii) To the extent that a Tranche B Letter of Credit Accommodation (or any portion thereof) may for any reason subsequently be deemed to be a Tranche A Letter of Credit Accommodation, the amount of the Loans and Tranche A Letter of Credit Accommodations otherwise available hereunder shall be reduced by the amount of such Letter of Credit Accommodation and related amounts as provided in Section 3.2(d) above.

          (f) Except in Agent's discretion, with the consent of all of the Lenders, the aggregate amount of all outstanding Tranche B Letter of Credit Accommodations and all other commitments and obligations made or incurred by Agent and Lenders in connection therewith shall not at any time exceed the Letter of Credit Availability. At any time an Event of Default exists or has occurred and is continuing, the Agent may, and upon the written direction of the Majority Lenders shall, require Borrower to either furnish cash collateral to secure the reimbursement obligations to the issuer in connection with any or all Letter of Credit Accommodations or furnish cash collateral to Agent, for itself and the ratable benefit of Lenders, for the Letter of Credit Accommodations, and in either case, the Letter of Credit Accommodations otherwise available to Borrower shall not be reduced as provided in Section 3.2(d) to the extent of such cash collateral.

          (g) For purposes of determining the Letter of Credit Availability as of the date hereof, (i) the distressed sale value of the Coal Reserves shall be based on the report prepared by Marshall Miller & Associates for Borrower dated November 8, 1996, PROVIDED, THAT, Borrower shall cause an appraisal of the Coal Reserves, in form, scope and methodology acceptable to Agent and by an appraiser acceptable to Agent and addressed to Agent and on which Agent and Lenders are expressly permitted to rely, to be delivered to Agent and Lenders thirty (30) days after the date hereof, and (ii) the orderly liquidation value of the Eligible Equipment shall be based on the report prepared by MB Valuation Services, Inc. dated October 5, 1996, PROVIDED, THAT, Borrower shall cause an appraisal of the Eligible Equipment, in form, scope and methodology acceptable to Agent and addressed to Lender and on which Agent and Lenders are expressly permitted to rely, to be delivered to Agent and Lenders within thirty (30) days after the date hereof. The Letter of Credit Availability shall then be recalculated by Agent based on such updated appraisals of the Eligible Equipment and the Coal Reserves. To the extent that as a result of such recalculation of the Letter of Credit Availability or any recalculation thereafter based on any other appraisal, the aggregate amount of the then outstanding Tranche B Letter of Credit Accommodations exceed the Letter of Credit Availability, such Tranche B Letter of Credit Accommodations shall, effective as of such date, be deemed to constitute Tranche A Letter of Credit Accommodations as provided in Section 3.2(e) above.

          (h) Borrower shall indemnify and hold Agent and Lenders harmless from and against any and all losses, claims, damages, liabilities, costs and expenses which Agent or any Lender may suffer or incur in connection with any Letter of Credit Accommodations and any documents, drafts or acceptances relating thereto, including, but not limited to, any losses, claims, damages, liabilities, costs and expenses due to any action taken by any issuer or correspondent with respect to any Letter of Credit Accommodation except resulting from the gross negligence or wilful misconduct of Agent or any Lender as determined pursuant to a final non-appealable order of a court of competent jurisdiction. Borrower assumes all risks with respect to the acts or omissions of the drawer under or beneficiary of any Letter of Credit Accommodation and for such purposes the drawer or beneficiary shall be deemed Borrower's agent. Borrower assumes all risks for, and agrees to pay, all foreign, Federal, State and local taxes, duties and levies relating to any goods subject to any Letter of Credit Accommodations or any documents, drafts or acceptances thereunder except resulting from the gross negligence or wilful misconduct of Agent or any Lender as determined pursuant to a final non-appealable order of a court of competent jurisdiction. Borrower hereby releases and holds Agent and Lenders harmless from and against any acts, waivers, errors, delays or omissions, whether caused by Borrower, by any issuer or correspondent or otherwise with respect to or relating to any Letter of Credit Accommodation except resulting from the gross negligence or wilful misconduct of Agent or any Lender as determined pursuant to a final non-appealable order of a court of competent jurisdiction. The provisions of this Section 3.2(h) shall survive the payment of Obligations and the termination or non-renewal of this Agreement.

          (i) Nothing contained herein shall be deemed or construed to grant Borrower any right or authority to pledge the credit of Agent or any Lender in any manner. Agent and Lenders shall have no liability of any kind with respect to any Letter of Credit Accommodation provided by an issuer other than Agent, unless Agent has duly executed and delivered to such issuer the application or a guarantee or indemnification in writing with respect to such Letter of Credit Accommodation. Borrower shall be bound by any interpretation made in good faith by Agent, or any other issuer or correspondent under or in connection with any Letter of Credit Accommodation or any documents, drafts or acceptances thereunder, notwithstanding that such interpretation may be inconsistent with any instructions of Borrower. Agent shall have the sole and exclusive right and authority to, and Borrower shall not, at any time an Event of Default exists or has occurred and is continuing, (i) approve or resolve any questions of non-compliance of documents,(ii) give any instructions as to acceptance or rejection of any documents or goods or (iii) execute any and all applications for steamship or airway guaranties, indemnities or delivery orders. At all times, Borrower shall not, without the prior written consent of Agent, grant any extensions of the maturity of, time of payment for, or time of presentation of, any drafts, acceptances, or documents or agree to any amendments, renewals, extensions, modifications, changes or cancellations of any of the terms or conditions of any of the applications, Letter of Credit

Accommodations, or documents, drafts or acceptances thereunder or any letters of credit included in the Collateral. Agent may take such actions either in its own name or in Borrower's name.

          (j) Any rights, remedies, duties or obligations granted or undertaken by Borrower to any issuer or correspondent in any application for any Letter of Credit Accommodation, or any other agreement in favor of any issuer or correspondent relating to any Letter of Credit Accommodation, shall be deemed to have been granted or undertaken by Borrower to Agent and Lenders. Any rights, remedies, duties or obligations undertaken by Agent or any Lender to any issuer or correspondent in any application for any Letter of Credit Accommodation, or any other agreement by Agent or any Lender in favor of any issuer or correspondent relating to any Letter of Credit Accommodation, shall be deemed to have been granted or undertaken by Borrower to Agent or the applicable Lender(s) and to apply in all respects to Borrower.

     3.3  RESERVES.

          (a) Without limiting any other rights and remedies of Agent or Lenders hereunder or under the other Financing Agreements, all Loans and Letter of Credit Accommodations otherwise available to Borrower shall be subject to Agent's continuing right in its discretion, to establish a reserve reducing the amounts of Loans and Letter of Credit Accommodations otherwise available to Borrower and to increase and decrease such reserve from time to time, if and to the extent that, in Agent's judgment, such reserve is necessary to protect Agent and/or Lenders against possible nonpayment for any reason by Account Debtors or possible nonpayment of any of the Obligations, or in respect of any state of facts which does or would, with notice or passage of time or both, constitute an Event of Default hereunder or for any other reason.

          (b) Without limiting any other rights of Agent under this Agreement with respect to the establishment of reserves or otherwise, and in addition to any other reserves at any time established by Agent, Agent shall, effective on June 1, 1998 establish a reserve reducing the amount of the Letter of Credit Availability in the amount of $350,000, which reserve shall thereafter increase effective on the first day of each month by an amount equal to $350,000 (such reserve being referred to herein as the "Special Availability Reserve"), PROVIDED, THAT if after giving effect to the Special Availability Reserve or any increase in such reserve (whether as of the first day of any month pursuant to this Section 3.3(b) or otherwise), the aggregate amount of the outstanding Tranche B Letter of Credit Accommodations would be greater than the Letter of Credit Availability as so reduced, then effective as of such date (i) the Letter of Credit Availability shall instead be reduced by a portion of the Special Availability Reserve in the amount by which the Letter of Credit Availability immediately prior to giving effect to the Special Availability Reserve or such increase thereof, as the case may be, exceeds the aggregate amount of the then outstanding Tranche B Letter of Credit Accommodations, (ii) the Revolving Credit Availability shall be reduced by a portion of the Special Availability Reserve in the amount equal to (A) the amount of the Special Availability Reserve or such increase thereof, as the case may be, minus (B) the amount of the reduction in the Letter of Credit Availability pursuant to Section 3.3(b)(i) above, PROVIDED, THAT, if at any time thereafter, the Letter of Credit Availability shall exceed the then outstanding Tranche B Letter of Credit Accommodations, Agent may, at its option, or Borrower may, at its option, specify in writing to Agent that any portion of the Special Availability Reserve then in effect be deemed to reduce the Letter of Credit Availability (rather than the Revolving Credit Availability) up to the amount of the Excess Letter of Credit Availability at such time, PROVIDED, THAT, each of the following conditions is satisfied: (A) after giving effect thereto, there shall be Excess Letter of Credit Availability and (B) no Event of Default or act, condition or event which with notice or passage of time or both would constitute an Event of Default shall exist or have occurred, and (iii) so long as there is no Excess Letter of Credit Availability, each increase in the amount of the Special Availability Reserve thereafter, whether as of the first day of any month pursuant to this Section 3.3(b), Section 3.2(g) hereof or otherwise, shall reduce the amount of the Revolving Credit Availability.

          (c) Borrower may, at its option, from time to time hereafter deliver, or cause to be delivered, to Agent and Lenders, at Borrower's cost and expense, an appraisal of the Eligible Equipment and the Coal Reserves in form, scope and methodology acceptable to Agent, by an appraiser acceptable to Agent and addressed to Agent and on which Agent and Lenders are expressly permitted to rely, together with such evidence that such Equipment constitutes Eligible Equipment as Agent may request. The Letter of Credit Availability shall be recalculated based on the results of such appraisals and the Special Availability shall, effective on the first day of the month after the date of the receipt of the appraisals, be released and reduced to zero (0) until the first day of the next month and on the first day of the next month the Special Availability Reserve shall be $350,000 and shall increase thereafter as of the first day of each month as provided above. After each such adjustment to the Special Availability Reserve, it shall thereafter continue to increase as of the first day of each month as provided above.

          (d) Notwithstanding anything to the contrary set forth above, in no event shall the Special Availability Reserve be reduced or released as set forth herein if on the date such reduction or release would otherwise occur an Event of Default, or act, condition or event which with notice or passage of time or both would constitute an Event of Default shall exist or have occurred.

     3.4 COMMITMENTS. The Commitments of the Lenders shall be the respective maximum amounts set forth below each Lender's signature on the signature pages hereto, as the same may from time to time be amended with the written acknowledgment of the Agent in connection with the Assignment and Acceptance executed and delivered to evidence permitted assignments by any Lender as provided in Section 11.6 hereof.

     3.5  MANDATORY PREPAYMENTS.

          (a) In the event that the outstanding aggregate amount of the Loans and the Tranche A Letter of Credit Accommodations exceeds the Revolving Credit Availability, or the aggregate outstanding amount of the Tranche B Letter of Credit Accommodations exceed the Letter of Credit Availability, or the aggregate amount of the Loans and the Letter of Credit Accommodations outstanding at any time shall exceed the Maximum Credit, such event shall not limit, waive or otherwise affect any rights of Agent and Lenders in that circumstance or on any future occasions and Borrower shall, upon demand by Agent, which may be made at any time or from time to time, immediately repay to Agent, for the ratable benefit of Lenders, the entire amount of any such excess(es) for which payment is demanded or in the case of Letter of Credit Accommodations, provide cash collateral to Agent (for itself and the ratable benefit of Lenders) in such amount.

          (b) Immediately after the receipt by Borrower or any of its Subsidiaries of any Net Cash Proceeds on account of (i) the sale, assignment or other disposition of assets of Borrower or any of its Subsidiaries (other than (A) sales of Inventory in the ordinary course of Borrower's and its Subsidiaries' business, or (B) so long as no Event of Default exists or has occurred, sales of worn-out or obsolete Equipment to the extent permitted under
Section 7.12 in the aggregate amount of up to $250,000 for all such sales of such Equipment), or (ii) the loss of or damage to all or any portion of the assets of Borrower or any of its Subsidiaries, Borrower shall absolutely and unconditionally, without notice or demand, make a payment to Agent for the ratable benefit of Lenders as a mandatory prepayment of the then outstanding principal amount of the Loans, in an amount equal to one hundred (100%) percent of all such Net Cash Proceeds, PROVIDED, THAT, Borrower or such Subsidiary shall not be required to make such mandatory prepayment with the proceeds of sales of worn-out or obsolete Equipment as provided in clause (i) above prior to an Event of Default, so long as all of such proceeds are used within ninety (90) days after the date of receipt thereof to purchase new Equipment free and clear of any security interest, lien, claim or other encumbrance.

          (c) Subject to Section 10.1(e) hereof, all such payments in respect of the Loans pursuant to this Section 3.5 shall be without premium or penalty. All interest accrued on the principal amount of the Loans paid pursuant to this
Section 3.5 shall be paid, or may be charged by Agent to the loan account(s) of Borrower, at Agent's option, on the date of such payment.

     3.6  INTEREST.

          (a) Interest on all of the Loans and other non-contingent Obligations shall be payable by Borrower to Agent for the ratable benefit of Lenders at the Interest Rate.

          (b) In no event shall the Interest Rate and other charges hereunder exceed the highest rate permissible under any law which a court of competent jurisdiction shall, in a final determination, deem applicable hereto. In the event that a court determines that Agent or Lenders have received interest and other charges hereunder in excess of the highest rate applicable hereto, such excess shall be deemed received on account of, and shall automatically be applied to reduce, the Obligations other than interest in the inverse order of maturity, and the provisions hereof shall be deemed amended to provide for the highest permissible rate.

          (c) Subject to the foregoing, all interest charges hereunder or in connection herewith shall be (i) computed as provided herein and in the other Financing Agreements and (ii) paid monthly to Agent on the first day of each calendar month, or, at Agent's option, charged to Borrower's account(s) maintained by Agent as of the first day of each calendar month and deemed paid by the first amounts subsequently credited thereto.

          (d) Without limiting the continuing right of Agent and Lenders to demand payment of the Loans and other Obligations, or any portion thereof, in accordance with the terms of this Agreement, or any of the other Financing Agreements, all interest accruing hereunder on and after the date of any Event of Default or termination or nonrenewal hereof, shall be payable on demand.

     3.7 CLOSING FEE. Borrower shall pay to Agent for the ratable benefit of Lenders, based on their Pro Rata Shares, a fee of $600,000, which closing fee is fully earned and payable on the date hereof.

     3.8 SERVICING FEE. Borrower shall pay monthly to Agent, for its own account, a servicing fee in an amount equal to $12,500 for each month or part thereof during the term of the Credit Facility and for so long thereafter as any of the Obligations are outstanding, which fee shall be fully earned as of and payable in advance on the date hereof and on the first day of each month hereafter.

     3.9 UNUSED LINE FEE. Borrower shall pay to Agent, for the ratable benefit of Lenders, based on their Pro Rata Shares, an unused line fee at a rate equal to one-quarter of one (1/4%) percent per annum calculated upon the amount (if any) by which (a) the Maximum Credit exceeds (b) the average aggregate daily principal balance of the Loans and Letter of Credit Accommodations outstanding during the immediately preceding month (or part thereof) while this Agreement is in effect and for so long thereafter as any of the Obligations are outstanding, which fee shall be payable on the first day of each month in arrears.

     3.10 AUTHORIZATION TO MAKE LOANS. Agent is authorized to make the Loans and provide the Letter of Credit Accommodations for the account and risk of Lenders based upon telephonic or other instructions received from anyone purporting to be an officer of Borrower or other authorized person or, at the discretion of Agent, if such Loans are necessary to satisfy any Obligations.
All requests for Loans or Letter of Credit Accommodations hereunder shall specify the date on which the requested Loan is to be made or Letter of Credit Accommodation established (which day shall be a Business Day) and the amount of the requested Loan and Letter of Credit Accommodation. Requests received after 11:00 a.m. New York City time on any day shall be deemed to have been made as of the opening of business on the immediately following Business Day. All Loans and Letter of Credit Accommodations under this Agreement shall be conclusively presumed to have been made to, and at the request of and for the benefit of, Borrower when deposited to the credit of Borrower or otherwise disbursed or established in accordance with the instructions of Borrower or in accordance with the terms and conditions of this Agreement.

     3.11 SETTLEMENT PROCEDURES.

          (a) Notwithstanding any other provision of this Agreement, and in order to administer the Credit Facility in an efficient manner and to reduce the number of fund transfers between Lenders and Agent, Borrower, Lenders and Agent agree that Agent may (but shall not be obligated to), and Borrower and Lenders hereby irrevocably authorize the Agent to, fund, on behalf of the Lenders, Loans pursuant to Section 3.1, subject to the procedures for settlement set forth in this Section 3.11; PROVIDED, THAT,(i) other than to fund Loans to make payments to the issuer of any of the Letter of Credit Accommodations or for costs and expenses as provided for herein, Agent shall in no event fund such Loans if the Agent shall have received written notice from the Majority Lenders on the Business Day prior to the day of the proposed Loan that one or more of the conditions precedent contained in Section 4 will not be satisfied on the day of the proposed Loan, and (ii) Agent shall not otherwise be required to determine that, or take notice whether, the conditions precedent in Section 4 have been satisfied.

          (b) With respect to all periods for which the Agent has funded Loans pursuant to Section 3.11(a) above, the amount of each Lender's Pro Rata Share in the outstanding Loans and Letter of Credit Accommodations shall be computed weekly, and shall be adjusted upward or downward on the basis of the amount of the outstanding Loans as of the close of business on the Business Day immediately preceding the date of each settlement computation; PROVIDED, THAT, Agent retains the absolute right at any time or from time to time to make the above described adjustments at intervals more frequent than weekly. Agent shall deliver to each of Lenders after the end of each week, or such lesser period or periods as Agent shall determine, a summary statement of the amount of outstanding Loans for such period (such week or lesser period or periods being hereinafter referred to as a "Settlement Period"). If the summary statement is sent by Agent and received by a Lender prior to 12:00 noon (New York City time) then such Lender shall make the settlement transfer described in this Section by no later than 2:00 p.m. (New York City time) on the day such summary statement was sent, and if such summary statement is sent by Agent and received by a Lender after 12:00 noon (New York City time), such Lender shall make such settlement transfer by no later than 2:00 p.m. (New York City time) on the next Business Day following the date of the receipt of such summary statement. If, as of the end of any Settlement Period, the amount of a Lender's Pro Rata Share of the outstanding Loans is more than such Lender's Pro Rata Share of the outstanding Loans as of the end of the previous Settlement Period, then such Lender shall forthwith (but in no event later than the time set forth in the preceding sentence) transfer to Agent by wire transfer in immediately available funds the amount of the increase. If the amount of a Lender's Pro Rata Share of the outstanding Loans in any Settlement Period is less than the amount of such Lender's Pro Rata Share of the outstanding Loans for the previous Settlement Period, Agent shall forthwith transfer to such Lender by wire transfer in immediately available funds the amount of the decrease. The obligation of each of the Lenders to transfer such funds and effect such settlement shall be irrevocable and unconditional and without recourse to or warranty by Agent.
Each of Agent and Lenders agrees to mark its books and records at the end of each Settlement Period to show at all times the dollar amount of its Pro Rata Share of the outstanding Loans and Letter of Credit Accommodations. Each Lender shall only be entitled to receive interest on its Pro Rata Share of the Loans which have been funded by such Lender.

          (c) To the extent that Agent has made any such amounts available and the settlement described above shall not yet have occurred, upon repayment of any Loans by Borrower, Agent may apply such amounts repaid directly to any amounts made available by Agent pursuant to this Section 3.11. In lieu of weekly or more frequent settlements, Agent may at any time require each Lender to provide Agent with immediately available funds representing its Pro Rata Share of each Loan, prior to Agent's disbursement of such Loan to or for the benefit of Borrower. In such event, all Loans under this Agreement shall be made by the Lenders simultaneously and proportionately to their Pro Rata Shares. No Lender shall be responsible for any default by any other Lender in the other Lender's obligation to make a Loan requested hereunder nor shall the Commitment of any Lender be increased or decreased as a result of the default by any other Lender in the other Lender's obligation to make a Loan requested hereunder.

          (d) If Agent is not funding a particular Loan pursuant to Section 3.11(a) above on any day, Agent may assume that each Lender will make available to Agent such Lender's Pro Rata Share of the Loan requested or otherwise made on such day and Agent may, in its discretion, but shall not be obligated to, cause a corresponding amount to be made available to Borrower on such day. If Agent makes such corresponding amount available to a Borrower and such corresponding amount is not in fact made available to Agent by such Lender, Agent shall be entitled to recover such corresponding amount on demand from such Lender together with interest thereon for each day from the date such payment was due until the date such amount is paid to Agent at the Interest Rate. During the period in which such Lender has not paid such corresponding amount to Agent, notwithstanding anything to the contrary contained in this Agreement or any of the other Financing Agreements, the amount so advanced by Agent to Borrower shall, for all purposes hereof, be a Loan made by Agent for its own account. Upon any such failure by a Lender to pay Agent, Agent shall promptly thereafter notify Borrower of such failure and the Borrower shall immediately pay such corresponding amount to Agent for its own account.

          (e) Nothing in this Section 3.11 or otherwise in this Agreement or the other Financing Agreements shall be deemed to require Agent to advance funds on behalf of any Lender or to relieve any Lender from its obligation to fulfill its Commitment hereunder or to prejudice any rights that Agent or Borrower may have against any Lender as a result of any default by such Lender hereunder.

     3.12 USE OF PROCEEDS. All Loans and Letter of Credit Accommodations made or provided by Agent on behalf of Lenders or made or provided by Lenders to or for the account of Borrower pursuant to this Agreement and the other Financing Agreements shall be used by Borrower for general operating and working capital purposes of Borrower and such other purposes as permitted by the terms hereof.


SECTION 4.  CONDITIONS PRECEDENT TO LOANS AND
             OTHER FINANCIAL ACCOMMODATIONS

     4.1 CONDITIONS PRECEDENT TO INITIAL LOANS AND LETTER OF CREDIT ACCOMMODATIONS. Each of the following is a condition precedent to the initial Loans and Letter of Credit Accommodations pursuant to this Agreement and the other Financing Agreements which shall be satisfied in a manner acceptable to Agent and each Lender (any of which may be waived, in whole or in part, only by Agent and all of Lenders in writing):

          (a) Agent shall have received evidence, in form and substance satisfactory to Agent, that the arrangements of Borrower with Van-American and the USF&G Bonding Companies to provide Bonds for the business of Borrower are in full force and effect and adequate for the continuing operation of the business of Borrower and its Subsidiaries;

          (b) Agent shall have received, in form and substance satisfactory to Agent, a consolidated pro-forma balance sheet of Guarantor and its Subsidiaries reflecting the initial transactions contemplated hereunder, including, but not limited to, the transactions contemplated by the Senior Note Agreements, the Loans and Letter of Credit Accommodations made or provided by Agent on behalf of Lenders to Borrower which are outstanding on the date hereof and the use of the proceeds of the Loans as provided herein, accompanied by a certificate dated of even date herewith of the chief financial officer of Guarantor acceptable to Agent stating that such pro-forma balance sheet represents the reasonable, good faith opinion of such officer as to the subject matter thereof as of the date of such certificate;

          (c) Agent shall have received, in form and substance satisfactory to Agent, evidence that: (i) the Senior Notes, the other Senior Note Agreements and all agreements, documents and instruments relating thereto have been duly authorized, executed and delivered by the parties thereto in accordance with their terms, (ii) Guarantor has received from or on behalf of the holders of the Senior Notes cash or other immediately available funds in the aggregate amount of approximately $145,875,000 constituting the proceeds from the issuance of the Senior Notes after the underwriters' commission and other costs, fees and expenses payable in connection with the issuance of the Senior Notes and
(iii) Borrower has received a loan from Guarantor in the amount of $150,000,000 with the proceeds from the issuance of the Senior Notes of which Borrower has received $145,875,000 in cash or other immediately available funds, with the balance applied to the underwriters' commission and other costs, fees and expenses payable in connection with the issuance of the Senior Notes and the other transactions contemplated hereunder;

          (d) Agent shall have received, in form and substance satisfactory to Agent, all other consents, waivers, acknowledgments, releases, terminations and other agreements and documents from third persons which Agent may deem necessary or desirable in order to permit, protect and perfect its security interests in and liens upon the Collateral or to effectuate the provisions or purposes of this Agreement and the other Financing Agreements; PROVIDED, THAT, the foregoing shall not include the consents of lessors of Real Property to the Mortgages;

          (e) Borrower shall have established a lockbox and the Blocked Accounts for its collections and the transfer thereof to Agent, which shall be in form and substance satisfactory to Agent, in accordance with Section 9.1 hereof;

          (f) Agent shall have received evidence of insurance and loss payee endorsements required under this Agreement and under the other Financing Agreements, in form and substance satisfactory to Agent, and certificates of insurance policies and/or endorsements naming Agent as loss payee, all at Borrower's cost and expense;

          (g) Agent shall have received evidence, in form and substance satisfactory to Agent, that Agent has a valid perfected first priority security interest in all of the Collateral;

          (h) Agent shall have received and reviewed UCC search results for all jurisdictions in which assets of Borrower are located in the United States, which search results shall be in form and substance satisfactory to Agent;

          (i) Agent shall have received evidence, in form and substance satisfactory to Agent, that Borrower has available to it approximately $46,200,000 from the proceeds of the loan on the date hereof by Guarantor to Borrower with proceeds from the issuance of the Senior Notes to be used to purchase certain Equipment of Borrower currently leased by Borrower;

          (j) Agent shall have received (i) evidence, in form and substance satisfactory to Agent, that all Indebtedness and other obligations and liabilities of Guarantor, Borrower and its Subsidiaries to Harvard have been paid and satisfied in full with a portion of the proceeds of the loan by Guarantor to Borrower on the date hereof with a portion of the proceeds from the issuance of the Senior Notes and that Guarantor, Borrower and its Subsidiaries have been released by Harvard from all such Indebtedness, and other obligations and liabilities, and (ii) all releases, terminations and such other documents as Agent may request to evidence and effectuate the termination by Harvard of its financing arrangements with Borrower, in form and substance satisfactory to Agent, and the termination and release by Harvard of any interest in and to any assets and properties of Borrower and each Obligor, duly authorized, executed and delivered by Harvard, including, but not limited to, (A) UCC termination statements for all UCC financing statements previously filed by it, as secured party and Borrower or any Obligor, as debtor and (B) satisfactions and discharges of any mortgages, deeds of trust or deeds to secure debt by Borrower or any Obligor in favor of Harvard, in form acceptable for recording in the appropriate government office;

          (k) Agent shall have received evidence, in form and substance satisfactory to Agent, that all Indebtedness and other obligations and liabilities of Guarantor and Borrower to Renco Group outstanding as of the date hereof (including (i) the Indebtedness of Guarantor to Renco Group arising pursuant to the loan by Renco Group to Guarantor on March 14, 1997 in the amount of $2,000,000 and all interest thereon, (ii) the Indebtedness of Borrower to Renco Group arising pursuant to the loan by Renco Group to Borrower in the amount of $3,000,000 evidenced by the Unsecured Promissory Note, dated October 31, 1997, issued by Borrower payable to Renco Group and (iii) all outstanding and unpaid management fees payable by Borrower or Guarantor to Renco Group) have been paid and satisfied in full with a portion of the proceeds from the issuance of the Senior Notes, PROVIDED, THAT, the total amount of all such payments shall not exceed $5,800,000;

          (l) the Excess Availability, as determined by Agent, as of the date hereof, shall be not less than $20,000,000 after giving effect to the initial Loans and Letter of Credit Accommodations outstanding as of the date hereof;

          (m) Agent shall have received, in form and substance satisfactory to Agent, an opinion letter of counsel to Borrower with respect to the Senior Note Agreements, the transactions contemplated therein, the Financing Agreements and such other matters as Agent or its counsel may request;

          (n) this Agreement, the other Financing Agreements and all instruments and documents hereunder and thereunder shall have been duly authorized, executed and delivered to Agent, in form and substance satisfactory to Agent.

     4.2 CONDITIONS PRECEDENT TO ALL LOANS AND LETTER OF CREDIT ACCOMMODATIONS. Each of the following is an additional condition precedent to the Loans and Letter of Credit Accommodations to Borrower, including the initial Loans and Letter of Credit Accommodations and any future Loans and Letter of Credit
Accommodations:

          (a) all representations and warranties contained herein and in the other Financing Agreements shall be true and correct in all respects with the same effect as though such representations and warranties had been made on and as of the date of the making of each such Loan or providing each such Letter of Credit Accommodation and after giving effect thereto, except to the extent that such representation and warranties expressly relate solely to an earlier date (in which case such representations and warranties shall have been true and accurate on and as of such earlier date);

          (b) no law, regulation, order, judgment or decree of any Governmental Authority shall, and Agent shall not have received any notice that any action, suit, investigation, litigation or proceeding is pending or threatened in any court or before any arbitrator or Governmental Authority which (i) purports to enjoin, prohibit, restrain or otherwise affect (A) the making of the Loans or
(B) the consummation of the transactions contemplated pursuant to the terms hereof or the other Financing Agreements or (ii) has or could reasonably be expected to have a Material Adverse Effect; and

          (c) no Event of Default and no act, condition or event which, with notice or passage of time or both, would constitute an Event of Default, shall exist or have occurred and be continuing on and as of the date of the making of such Loan or providing each such Letter of Credit Accommodation and after giving effect thereto.


SECTION 5.  COLLATERAL

     5.1 As collateral security for the prompt performance, observance and payment in full of all of the Obligations, Borrower hereby grants, pledges and assigns to Agent for itself and the ratable benefit of Lenders, and confirms, reaffirms and restates its prior grant to Agent for itself and the ratable benefit of Lenders of, continuing security interests in and liens upon, and rights of setoff against, all of the following now owned and hereafter acquired or existing assets and properties of Borrower (which assets and properties, together with all other collateral security for the Obligations granted to or otherwise held or acquired by Agent or any Lender are referred to herein as the "Collateral"):

          (a) (i)all Accounts;(ii) all monies, securities and other property and the proceeds thereof, now or hereafter held or received by, or in transit to, Agent or any Lender or Participant from or for Borrower, whether for safekeeping, pledge, custody, transmission, collection or otherwise and all of Borrower's deposits (general or special), balances, sums and credits with Agent or any Lender or Participant at any time existing; (iii) all right, title and interest, and all enforcement and other rights, remedies, and security and liens, in, to and in respect of the Accounts and other Collateral, including, without limitation, rights of stoppage in transit, replevin, repossession, sequestration and reclamation and other rights and remedies of an unpaid vendor, lienor or secured party, guaranties or other contracts of suretyship with respect to the Accounts, deposits or other security for the obligation of any Account Debtor, credit and other insurance;(iv) all right, title and interest in, to and in respect of all goods relating to Accounts, including, without limitation, all goods described in invoices, documents, contracts or instruments with respect to, or otherwise representing or evidencing, any Account or other Collateral, including, without limitation, all returned, reclaimed or repossessed goods;(v) all deposit accounts; (vi) all securities and other investment property; and (vii) all other general intangibles of every kind and description, including, without limitation, (A) the interests of Borrower in any surety, insurance or bonds, letters of credit or other guaranties, (B) tradenames and trademarks and the goodwill of the business symbolized thereby,
(C) patents, (D) copyrights, (E) licenses, (F) claims and other choses in action, and (G) Federal, State, local and foreign tax refund claims of all kinds;

          (b)  all Inventory;

          (c)  all Equipment;

          (d)  all Real Property;

          (e) all present and future books and records relating to any of the above, including, without limitation, all ledgers, books of account, records, tapes, cards, computer programs, computer disks or tape files, computer printouts, computer runs, computer data and other computer prepared information in the possession or control of Borrower, any computer service bureau or other third person; and

          (f) all products and proceeds of the foregoing, in any form, including, without limitation, any insurance proceeds and any claims against third persons for loss or damage to or destruction of any or all of the foregoing.

     5.2 Notwithstanding anything to the contrary set forth in Section 5.1 above, the types or items of Collateral described in such Section shall not include any rights or interests of Borrower as lessee of or tenant under any leasehold interests of Borrower in coal mines or concentrations of coal, if, under the terms of the lease giving rise to such leasehold interest, the valid grant of a mortgage, security interest or lien therein to Agent is prohibited (or the consent of the other party to the grant of a mortgage, security interest or lien therein to Agent is required) and such prohibition has not been or is not waived or the consent of the other party to such lease has not been or is not otherwise obtained or under applicable law such prohibition cannot be waived. With respect to those leasehold interests of Borrower or any Obligor as lessee of or tenant under coal mines or concentrations of coal for which the lease thereof to Borrower or such Obligor is not recorded in the appropriate real estate records, the representations and warranties with respect to the perfection of the mortgage, security interest and lien of Agent set forth in
Section 6.8 hereof shall not apply, so long as Borrower shall use its best efforts after the date hereof to have the leases or acceptable memoranda thereof recorded in the appropriate real estate records (without the payment of compensation to the lessor under such lease for its consent to such recording), other than such leases which by their terms prohibit the grant of a mortgage, security interest or lien therein to Agent or require the consent of the other party to such grant. As to such leases or memoranda thereof which may be recorded after the date hereof, without limiting any of the other rights of Agent or Lenders hereunder, Borrower shall, at its expense, promptly execute and deliver to Agent, and cause its Subsidiaries to execute and deliver to Agent, such amendments to the Mortgages or additional agreements, in form and substance satisfactory to Agent, as Agent may request. Borrower will pay any taxes, fees and other charges for recording any of such amendments to the Mortgages or additional agreements.

     5.3 Notwithstanding anything to the contrary set forth in Section 5.1, the types or items of Collateral described in such Section shall not include any rights or interests of Borrower in and to unearned premiums or returned premiums payable as a result of the cancellation of policies to the extent such premiums have been financed as permitted under Section 7.4 hereof, if under the terms of the arrangements with A.I. Credit Corp. (or such other lender acceptable to Agent providing loans or other financial accommodations to finance its insurance premiums), the grant of a security interest or lien therein to Agent is prohibited and such prohibition is not waived or the consent of A.I. Credit Corp. (or such other lender) has not been or is not otherwise obtained.

     5.4 Notwithstanding anything to the contrary contained in Section 5.1 above, the types or items of Collateral described in such Section shall not include any Equipment which is, or at the time of Borrower's acquisition thereof shall be, subject to a purchase money mortgage or other purchase money lien or security interest (including capitalized or finance leases) permitted under
Section 7.4 hereof if: (a) the valid grant of a security interest or lien to Agent in such item of Equipment is prohibited by the terms of the agreement between Borrower and the holder of such purchase money mortgage or other purchase money lien or security interest and such prohibition has not been or is not waived, or the consent of the holder of the purchase money mortgage or other purchase money lien or security interest has not been or is not otherwise obtained and (b) the purchase money mortgage or other purchase money lien or security interest on such item of Equipment is or shall become valid and perfected.


SECTION 6.  REPRESENTATIONS AND WARRANTIES

     Borrower and Guarantor hereby jointly and severally represent and warrant to Agent and Lenders as follows (and as to Guarantor, only to the extent applicable to Guarantor as set forth herein), which representations and warranties are continuing and shall survive the execution and delivery hereof, and the truth and accuracy of each, together with the representations and warranties in the other Financing Agreements, being a continuing condition of each Loan and Letter of Credit Accommodations:

     6.1  ORGANIZATION AND QUALIFICATION.

          (a) Each of Borrower, Guarantor and the Subsidiaries of Borrower is a duly organized and validly existing corporation in good standing under the laws of its state or jurisdiction of incorporation, with perpetual corporate existence, and has the corporate power and authority to own its properties and to transact the business in which it is engaged or presently proposes to engage. Each of Borrower, Guarantor and the Subsidiaries of Borrower has qualified to do business as a foreign corporation in the states and other jurisdictions listed on Schedule 6.1(a) hereto, which constitute all states or other jurisdictions where the nature of its business or the ownership or use of property requires such qualification.

          (b) Borrower and Guarantor do not have any Subsidiaries as of the date hereof, except as set forth on Schedule 6.1(b) hereto.

     6.2 CORPORATE POWER AND AUTHORITY. Borrower has the corporate power and authority to borrow and each of Borrower, Guarantor and the Subsidiaries of Borrower has the corporate power and authority to execute, deliver and carry out the terms and provisions of this Agreement and the other Financing Agreements and all other agreements, instruments and documents delivered by Borrower, Guarantor and the Subsidiaries of Borrower pursuant hereto and thereto applicable to it, and each of Borrower, Guarantor and the Subsidiaries of Borrower has taken or caused to be taken all necessary corporate action to authorize the execution, delivery and performance of this Agreement, the other Financing Agreements and the other agreements relating hereto or thereto to which it is a party, the present and future borrowings by Borrower hereunder and thereunder and the execution, delivery and performance of the instruments and documents delivered and to be delivered by it pursuant hereto and thereto. This Agreement and the other Financing Agreements to which it is a party constitute and will constitute legal, valid and binding obligations of Borrower and Guarantor, enforceable in accordance with their respective terms.

     6.3  ISSUANCE OF SENIOR NOTES; DISPOSITION OF PROCEEDS.

          (a) The Senior Notes have been duly authorized, issued and delivered by Guarantor and all agreements, documents and instruments related thereto, including, but not limited to, the Senior Note Indenture, have been duly authorized, executed and delivered and the transactions contemplated thereunder performed in accordance with their terms by the respective parties thereto in all respects, including the fulfillment (not merely the waiver) of all conditions precedent set forth therein. All actions and proceedings required by the Senior Note Agreements and the agreements, documents and instruments related thereto and applicable law or regulation have been taken and the transactions required thereunder have been duly and validly taken and consummated. Neither the execution and delivery of the Senior Notes, any of the other Senior Note Agreements or any of the instruments and documents to be delivered pursuant thereto, nor the consummation of the transactions therein contemplated, nor compliance with the provisions therein contemplated, has violated or will violate any law or regulation or any order or decree of any court or other Governmental Authority in any respect or does or will conflict with or result in the breach of, or constitute a default in any respect under, any indenture, mortgage, deed of trust, agreement or instrument to which Guarantor, Borrower or its Subsidiaries is a party or may be bound, or result in the creation or imposition of any lien, charge or encumbrance upon any of the property of Guarantor, Borrower or its Subsidiaries (except as specifically contemplated hereunder or under the other Financing Agreements) or violate any provision of the Certificate of Incorporation or Bylaws of Guarantor, Borrower or its Subsidiaries.

          (b) No court of competent jurisdiction has issued any injunction, restraining order or other order which prohibits consummation of the issuance of the Senior Notes and the transactions described therein and in the other Senior Notes Agreements and to the best of Borrower's knowledge, no governmental or other action or proceeding has been threatened or commenced, seeking any injunction, restraining order or other order which seeks to void or otherwise modify the issuance of the Senior Notes or any of the other Senior Note Agreements.

          (c) Guarantor has used the proceeds from the issuance of the Senior Notes to make an unsecured loan on the date hereof to Borrower in the amount of $150,000,000 of which Borrower has received cash or other immediately available funds in the amount of $145,875,000 on the date hereof, after deduction of $6,300,000 for deferred debt issuance costs and financing fees and the accrual of $2,175,000 for financing fees in connection with the issuance of the Senior Notes and the other transactions contemplated hereunder.

          (d) Borrower has used a portion of the proceeds of such loan from Guarantor on the date hereof as follows: (i) approximately $30,190,755.56 has been used to repay the principal amount of the Obligations outstanding under the Existing Agreement, (ii) approximately $4,830,338 has been used to repay all of the Indebtedness of Borrower and Guarantor to Harvard outstanding as of the date hereof (other than contingent interest payable on May 31, 1998) of which $4,500,000 is for principal, (iii) approximately $3,000,000 has been used to repay all Indebtedness of Borrower to Renco Group arising pursuant to the loan by Renco Group to Borrower evidenced by the Unsecured Promissory Note, dated October 31, 1997, issued by Borrower payable to Renco Group, (iv) approximately $700,000 has been used to pay all outstanding and unpaid management fees due to Renco Group as of the date hereof pursuant to the Management Agreement,
(v) approximately $2,782,000 has been used to make certain contractual payments to certain executives of Borrower required under the terms of the net worth appreciation agreements of Borrower with such executives, (vi) approximately $6,300,000 has been or will be used to pay fees and expenses related to the issuance of the Senior Notes and the financing arrangements provided for herein (of which $2,175,000 has been accrued for such fees and expenses),
(vii) approximately $27,818,000 has been used to pay a dividend to Guarantor, and (viii) approximately $2,100,000 has been used to repay all Indebtedness of Borrower to Guarantor arising pursuant to the loan by Guarantor to Borrower on March 14, 1997 in the original principal amount of $2,000,000. Guarantor has used the proceeds of the repayment of such loan referred to in clause (viii) to repay on the date hereof all Indebtedness of Guarantor to Renco Group arising pursuant to the loan by Renco Group to Guarantor on March 14, 1997 in the original principal amount of $2,000,000 (and including all interest thereon).

          (e) In addition, Borrower shall, after the date hereof, use certain proceeds from such loan by Guarantor to Borrower on the date hereof as follows:
(i) approximately $46,200,000 shall be used to purchase certain Equipment currently financed pursuant to leases and (ii) approximately $9,438,600 shall be used to buy out certain long-term royalty agreements with third parties.

          (f) Borrower has delivered, or caused to be delivered, to Agent, true, correct and complete copies of the Senior Note Agreements. Set forth in
Schedule 6.3 hereto is a correct and complete list of the Senior Note Agreements and all other agreements, documents and instruments existing as of the date hereof by Borrower and its Affiliates in connection therewith.

     6.4  CAPITALIZATION.

          (a) All of the issued and outstanding shares of Capital Stock of Borrower are directly and beneficially owned and held by Guarantor and have been duly authorized and are fully paid and nonassessable, free and clear of all claims, liens, pledges and encumbrances of any kind. All of the issued and outstanding shares of Capital Stock of Guarantor are directly and beneficially owned and held by Renco Group and have been duly authorized and are fully paid and non-assessable, free and clear of all claims, liens, pledges and encumbrances of any kind.

          (b) After the creation of the Obligations, the issuance of the Senior Notes, the security interests of Agent for itself and the ratable benefit of Lenders and the other transactions contemplated hereunder, Borrower shall continue to be able to pay its debts as they mature and has (and has reason to believe it will continue to have) sufficient capital (and not unreasonably small capital) to carry on its business and all businesses in which it is about to engage. The assets and properties of Borrower at a fair valuation and at their present fair salable value are, and will be, greater than the Indebtedness and other liabilities of Borrower, and including subordinated and contingent liabilities computed in the amount which, to the best of Borrower's knowledge, represents an amount which can reasonably be expected to become an actual or matured liability. Borrower has sufficient capital to carry on all businesses and transactions in which it now engages or proposes to engage in, is solvent and will, in the reasonable, good faith determination of Borrower as of the date hereof, continue to be solvent after the creation of the Obligations and the security interests in favor of Agent for itself and the ratable benefit of Lenders, and is able to pay its debts as they mature.

     6.5  COMPLIANCE WITH OTHER AGREEMENTS AND APPLICABLE LAW.

          (a) Each of Borrower, Guarantor and the Subsidiaries of Borrower is not in default under, in violation of or in contravention of, in any respect, any indenture, mortgage, deed of trust, deed to secure debt, agreement or instrument to which it is a party or by which it or any of its assets or properties may be or are bound, in each case where such default, violation or contravention has or would have a Material Adverse Effect, except as described on Schedule 6.5(a) hereto.

          (b) Neither the execution and delivery of this Agreement, the other Financing Agreements, or any of the instruments and documents to be delivered pursuant hereto or thereto, nor the consummation of the transactions herein or therein contemplated, nor compliance with the provisions hereof or thereof, has violated any law or regulation or any order or decree of any court or Governmental Authority in any respect or does or will conflict with or result in the breach of, or constitute a default in any respect under, any indenture, mortgage, deed of trust, agreement or instrument to which Borrower, Guarantor or any of the Subsidiaries of Borrower is a party or may be bound, which in any case has or would have a Material Adverse Effect, or result in the creation or imposition of any lien, charge or encumbrance upon any of the property of Borrower, Guarantor or any of the Subsidiaries of Borrower (except as specifically contemplated hereunder or under the other Financing Agreements) or violate any provision of the Certificate of Incorporation or By-Laws of Borrower, Guarantor or any of the Subsidiaries of Borrower.

          (c) Borrower has obtained all material permits, licenses, approvals, consents, certificates, orders or authorizations of any Governmental Authority required for the lawful conduct of its business and is in compliance in all material respects with the requirements of all applicable laws, rules, regulations and orders of any Governmental Authority (including, but not limited to, the Kentucky Natural Resources and Environmental Protection Cabinet, West Virginia Department of Environmental Protection, Kentucky Department for Surface Mining Reclamation and Enforcement, West Virginia Department of Surface Mining and

Reclamation, Federal Mine Safety and Health Administration, Federal Office of Surface Mining and Reclamation, and the Federal Environmental Protection Agency) relating to its business (including, without limitation, those set forth in or promulgated pursuant to ERISA, the Occupational Safety and Health Act of 1970, as amended, the Surface Mining Control and Reclamation Act of 1977, the Mine Safety and Health Act of 1977, the Fair Labor Standards Act of 1938, as amended, the Code, and the Environmental Laws). Schedule 6.5(c) hereto sets forth all material permits, licenses, approvals, consents, certificates, orders or authorizations (collectively, "Permits") issued or held by Borrower as of the date hereof by any Federal, State or local Governmental Authority. The Permits constitute all permits, licenses, approvals, consents, certificates, orders or authorizations necessary for Borrower to own and operate its business as presently conducted or proposed to be conducted where the failure to have such Permits would have a Material Adverse Effect. Except as described on Schedule 6.5(c) hereto, all of the Permits are valid and subsisting and in full force and effect and there are no actions, claims or proceedings pending or threatened that seek the revocation, cancellation, suspension or modification of any of the Permits.

     6.6 GOVERNMENTAL APPROVAL. No consent, approval or other action of, or filing with, or notice to any Governmental Authority is required in connection with the execution, delivery and performance of this Agreement, the other Financing Agreements or any of the instruments or documents to be delivered pursuant hereto or thereto, except for the filing of UCC financing statements and the recording of the Mortgages (or as applicable, amendments thereto).

     6.7  CHIEF EXECUTIVE OFFICE; COLLATERAL LOCATIONS.

          (a) The address of the principal place of business and chief executive office of Borrower is as set forth on Schedule 6.7 hereto, which address is the mailing address for such principal place of business and chief executive office. The books and records relating to the Accounts of Borrower are located at such address. The Collateral is located only at the locations set forth on Schedule 6.7.

          (b) Borrower may open any new location within the continental United States provided it (i) gives Agent thirty (30) days prior written notice of the intended opening of any such new location and (ii) executes and delivers, or causes to be executed and delivered, to Agent such agreements, documents, and instruments consistent with the other then existing Financing Agreements to the extent applicable or otherwise as Agent may deem reasonably necessary or desirable to protect its interests in the Collateral to be located in such location, including, without limitation, UCC financing statements and agreements from appropriate Persons acknowledging the liens of Agent on the Collateral to be located in such location, waiving any lien or claim by such Person to the Collateral and permitting Agent access to the premises to exercise its rights and remedies and otherwise deal with the Collateral.

     6.8  PRIORITY OF LIENS/TITLE TO PROPERTIES.

          (a) The security interests and liens granted to Agent for itself and the ratable benefit of Lenders under this Agreement and the other Financing Agreements constitute valid and perfected liens and security interests in and upon the Collateral subject only to the liens indicated on Schedule 6.8 hereto and the liens permitted under Section 7.4 hereof.

          (b) Each of Borrower, Guarantor and the Subsidiaries of Borrower has good and marketable title to all of its properties and assets subject to no liens, mortgages, pledges, security interests, encumbrances or charges of any kind, except (i) those directly in favor of or assigned to Agent and such others as are specifically permitted under the provisions of this Agreement as listed on Schedule 6.8 hereto or under Section 7.4 hereof and the other Financing Agreements and (ii) any lien, mortgage, encumbrance or other defect in its title to any leasehold interest in Real Property as a result of a lien, mortgage, encumbrance or other defect in the title of the lessor with respect to such leasehold interest, PROVIDED, THAT,(A) Borrower, Guarantor and the Subsidiaries of Borrower do not have any notice of any such lien, mortgage, encumbrance or other defect,(B) Borrower has conducted a limited investigation with respect to title thereof in accordance with its customary practice and (C) has verified the title of the lessors at such time as Borrower prepares to mine any such Real Property. Each of Borrower, Guarantor and the Subsidiaries of Borrower has peaceful and undisturbed possession of all Real Property and Equipment and such other assets as may be necessary for its business as presently conducted or proposed to be conducted and under all leases, licenses and easements necessary for the operation of its properties and business. None of such leases, licenses and easements contain any unusual or burdensome provisions which might materially affect or impair the operations of such properties and business and all such leases, licenses and easements are valid and subsisting and in full force and effect.

     6.9 TAX RETURNS. Except as set forth on Schedule 6.9, each of Borrower, Guarantor and the Subsidiaries of Borrower has filed, or caused to be filed all Federal, State, county, local, foreign and other tax returns, reports and declarations which are required to be filed by it and as to which an extension has not been granted and has paid or caused to be paid all taxes shown to be due and payable on said returns and reports or in any assessment received by it, to the extent that such taxes have become due and payable, except taxes the validity of which are being contested in good faith by appropriate proceedings diligently pursued and available to Borrower, Guarantor or such Subsidiary of Borrower and with respect to which adequate reserves have been set aside on its books. Adequate provision has been made for the payment of all accrued and unpaid Federal, State, county, local, foreign and other taxes whether or not yet due and payable and whether or not disputed.

     6.10 LITIGATION. Except as set forth on Schedules 6.9, 6.10 and 6.14 hereto, there is no present investigation by any Governmental Authority pending or, to the best of the knowledge of Borrower or Guarantor, threatened against or affecting Borrower, Guarantor or the Subsidiaries of Borrower or their respective properties or business and there is no present action, suit, proceeding or claim by any Person pending or, to the best of the knowledge of Borrower or Guarantor, threatened against Borrower, Guarantor or the

Subsidiaries of Borrower or its or their assets or goodwill, or against or affecting any transactions contemplated by this Agreement, the other Financing Agreements, or other instruments, agreements or documents delivered in connection herewith or therewith, which if adversely determined with respect to it, would have a Material Adverse Effect.

     6.11 INTELLECTUAL PROPERTY. Each of Borrower, Guarantor and the Subsidiaries of Borrower owns or licenses all patents, trademarks, servicemarks, logos, tradenames, trade secrets, know-how, copyrights, or licenses and other rights with respect to any of foregoing, which are necessary for the operation of its business as presently conducted or proposed to be conducted. No trademark, servicemark, logo or similar item at any time used by Borrower, Guarantor or the Subsidiaries of Borrower which is owned by another person or owned by Borrower, Guarantor or the Subsidiaries of Borrower subject to any security interest, lien, collateral assignment, pledge or other encumbrance in favor of any person other than Agent is affixed to any Eligible Inventory. To the best of the knowledge of Borrower or Guarantor, no product, process, method, substance, part or other material presently contemplated to be sold by or employed by Borrower infringes any patent, trademark, servicemark, tradename, copyright, license or other right owned by any other Person and no claim or litigation is pending or threatened against or affecting Borrower contesting its right to sell or use any such product, process, method, substance, part or other material.

     6.12 ACCOUNTS. Each Eligible Account represents a valid and legally enforceable indebtedness based upon an actual and bona fide sale and delivery of goods or rendition of services in the ordinary course of the businesses of Borrower which has been finally accepted by the Account Debtor and for which the Account Debtor is unconditionally liable to make payment of the amount stated in each invoice, document or instrument evidencing the Eligible Account in accordance with the terms thereof, without offset, defense or counterclaim. All statements made and all unpaid balances appearing in the invoices, documents and instruments evidencing each Eligible Account are true and correct and are in all respects what they purport to be and all signatures and endorsements that appear thereon are genuine and all signatories and endorsers have full capacity to contract and each Account Debtor is solvent and financially able to pay in full the Eligible Account when it matures. None of the transactions underlying or giving rise to any Account violates any Federal, State or foreign laws or regulations, and all documents relating to the Accounts are legally sufficient under such laws or regulations and shall be legally enforceable in accordance with their terms and all recording, filing and other requirements of giving public notice under any applicable law have been duly complied with.

     6.13 EMPLOYEE BENEFITS.

          (a) Each of Borrower, Guarantor and the Subsidiaries of Borrower has not engaged in any transaction in connection with which Borrower, Guarantor and the Subsidiaries of Borrower or any of its or their ERISA Affiliates, could be subject to either a civil penalty assessed pursuant to Section 502(i) of ERISA or a tax imposed by Section 4975 of the Code.

          (b) No liability to the Pension Benefit Guaranty Corporation (other than liability for premiums in the ordinary course of the business of Borrower) has been or is expected by Borrower or Guarantor to be incurred with respect to any employee pension benefit plan of Borrower, Guarantor and their Subsidiaries or any of its or their ERISA Affiliates. There has been no reportable event (within the meaning of Section 4043(b) of ERISA) or any other event or condition with respect to any employee pension benefit plan of Borrower, Guarantor and the Subsidiaries of Borrower or any of its or their ERISA Affiliates which presents a risk of termination of any such plan by the Pension Benefit Guaranty Corporation.

          (c) Full payment has been made of all amounts which Borrower, Guarantor and the Subsidiaries of Borrower or any of its or their ERISA Affiliates is required under Section 302 of ERISA and Section 412 of the Code to have paid under the terms of each employee pension benefit plan as contributions to such plan as of the last day of the most recent fiscal year of such plan ended prior to the date hereof, except as set forth on Schedule 6.13 hereto, and no accumulated funding deficiency (as defined in Section 302 of ERISA and Section 412 of the Code), whether or not waived, exists with respect to any employee pension benefit plan.

          (d) The current value of all vested accrued benefits under all employee pension benefit plans maintained by Borrower, Guarantor or the Subsidiaries of Borrower that are subject to Title IV of ERISA does not exceed the current value of the assets of such plans allocable to such vested accrued benefits, except as set forth on Schedule 6.13 hereto. The terms "current value" and "accrued benefit" have the meanings specified in Section 4062(b)(1)(A) and Section 3 of ERISA, respectively.

          (e) Neither Borrower, Guarantor and the Subsidiaries of Borrower nor any of its or their ERISA Affiliates is or has ever been obligated to contribute to any "multi-employer plan" (as such term is defined in Section 4001(a)(3) of ERISA) that is subject to Title IV of ERISA, except as set forth on Schedule
6.13 hereto.

     6.14 ENVIRONMENTAL COMPLIANCE.

          (a) Except as set forth on Schedule 6.14 hereto, neither Borrower nor its Subsidiaries have generated, used, stored, treated, transported, manufactured, handled, produced or disposed of any Hazardous Materials, on or off its premises (whether or not owned by it) in any manner which at any time violates any applicable Environmental Law or any license, permit, certificate, approval or similar authorization thereunder in any material respect and the operations of Borrower and its Subsidiaries comply in all material respects with all Environmental Laws and all licenses, permits, certificates, approvals and similar authorizations thereunder.

          (b) Except as set forth on Schedule 6.14 hereto, there has been no investigation, proceeding, complaint, order, directive, claim, citation or notice by any Governmental Authority or any other person nor is any pending or, to the best of Borrower's knowledge, threatened, with respect to any noncompliance with or violation of the requirements of any Environmental Law by Borrower or any of its Subsidiaries in any material respect or the release, spill or discharge, threatened or actual, of any Hazardous Material or the generation, use, storage, treatment, transportation, manufacturer, handling, production or disposal of any Hazardous Materials or any other environmental, health or safety matter, which affects Borrower or its Subsidiaries or their businesses, operations or assets or any properties at which Borrower or its Subsidiaries transported, stored or disposed of any Hazardous Materials in any material respect.

          (c) Except as set forth on Schedule 6.14 hereto, neither Borrower nor its Subsidiaries have any material liability (contingent or otherwise) in connection with a release, spill or discharge, threatened or actual, of any Hazardous Materials or the generation, use, storage, treatment, transportation, manufacture, handling, production or disposal of any Hazardous Materials.

          (d) Except as set forth on Schedule 6.14, Borrower and its Subsidiaries have all material licenses, certificates, approvals and other Permits required to be obtained or filed in connection with the operations of Borrower and its Subsidiaries under any Environmental Law and all of such licenses, permits, certificates, approvals and other Permits are valid and in full force and effect.

     6.15 BANK ACCOUNTS. All of the deposit accounts, investment accounts or other accounts in the name of or used by Borrower or its Subsidiaries maintained at any bank or other financial institution are set forth on Schedule 6.15 hereto, subject to the right of Borrower to establish new accounts in accordance with Section 7.19 below.

     6.16 INVESTMENT COMPANY. Borrower, Guarantor and their Subsidiaries are not an "investment company", or an "affiliated person" or "promoter" or "principal underwriter", as such terms are defined in the Investment Company Act of 1940, as amended. The making of the Loans by Agent on behalf of Lenders or by Lenders, the application of the proceeds and the repayment thereof by Borrower and the performance of the transactions contemplated herein will not violate any provision of the Investment Company Act of 1940, as amended, or any rule, regulation or order issued pursuant thereto.

     6.17 REGULATION U; SECURITIES EXCHANGE ACT OF 1934. Borrower does not own any "margin stock" as such term is defined in Regulation U, as amended of the Board. The proceeds of the borrowings made pursuant to this Agreement and the other Financing Agreements will be used by Borrower only for the purposes contemplated hereunder. None of the proceeds will be used, directly or indirectly, for the purpose of purchasing or carrying any margin stock or for the purpose of reducing or retiring any Indebtedness which was originally incurred to purchase or carry any margin stock or for any other purpose which might cause any of the Loans to be considered a "purpose credit" within the meaning of Regulation U of the Board, as amended. Borrower will not take, nor will Borrower permit any agent acting in its behalf to take, any action which might cause this Agreement or the other Financing Agreements, or instruments delivered pursuant hereto or thereto, to violate any regulation of the Board or to violate the Securities Exchange Act of 1934 or any state or other securities laws, in each case as in effect on the date hereof or as amended hereafter.

     6.18 NO MATERIAL ADVERSE CHANGE. There has been no material adverse change in the business, assets, condition (financial or otherwise) or results of operations of Borrower, Guarantor and the Subsidiaries of Borrower (taken as a whole) since the date of the most recent financial statements with respect thereto submitted to Agent or field examination with respect thereto conducted by Agent.

     6.19 FINANCIAL STATEMENTS.

          (a) None of the financial statements, reports and other information furnished or to be furnished by Borrower or Guarantor to Agent or any Lender with respect to Guarantor and its Subsidiaries contain, as of their respective dates, any untrue statement of material fact or (taken as a whole) omit to state any material fact necessary to make the information therein not misleading.
Such financial statements and reports were and will be prepared in accordance with GAAP consistently applied, and shall fairly present the consolidated and consolidating financial condition and results of operations of the applicable Persons, as of the dates and for the periods indicated thereon.

          (b) The unaudited Pro Forma Consolidated Balance Sheet of Guarantor and Borrower as of January 31, 1998 furnished by Guarantor and Borrower to Agent and Lenders taken as a whole represent the reasonable, good faith opinion of Guarantor, Borrower and their management as to the subject matter thereof and has been prepared in accordance with applicable guidelines of the American Institute of Certified Public Accountants.

     6.20 DISCLOSURE.

          (a) The information contained in the representations and warranties of Borrower and Guarantor set forth in this Agreement, the other Financing Agreements, or in any other instrument, document, list, certificate, statement, schedule or exhibit heretofore delivered or to be delivered to Agent or any Lender, as contemplated in this Agreement or in the other Financing Agreements, does not contain and will not contain any untrue statement of a material fact and (taken as a whole) does not omit and will not omit to state a material fact necessary in order to make the information contained herein or therein not misleading.

          (b) After giving effect to the transactions contemplated by this Agreement, the other Financing Agreements, and the other instruments or documents delivered in connection herewith and therewith, there does not exist and there has not occurred any act, condition or event which constitutes an Event of Default or which, with notice or passage of time or both would constitute an Event of Default.

     6.21 LABOR DISPUTES. There is no collective bargaining agreement or other labor contract covering employees of Borrower or its Subsidiaries, except as set forth on Schedule 6.21 hereto. There is no pending or threatened strike, work stoppage, material unfair labor practice claims, or other material labor dispute against or affecting Borrower or its Subsidiaries or their respective employees, except as set forth on
Schedule 6.21 hereto.

     6.22 CORPORATE NAME; PRIOR TRANSACTIONS. Borrower has not, during the past five years, been known by or used any other corporate or fictitious name or been a party to any merger or consolidation, or acquired all or substantially all of the assets of any Person, or acquired any of its property or assets out of the ordinary course of business, except as set forth on Schedule 6.22 hereto.

     6.23 MATERIAL CONTRACTS. All of the Material Contracts of Borrower and its Subsidiaries are set forth on Schedule 6.23 hereto. Borrower has delivered true, correct and complete copies of such Material Contracts to Lender on or before the date hereof. Borrower is not in breach of or in default under any Material Contract, except as set forth on Schedule 6.5(a) hereto.


SECTION 7.  ADDITIONAL COVENANTS

     In addition to the covenants set forth in the other Financing Agreements, each of Borrower and Guarantor hereby jointly and severally covenants to and agrees with Agent and Lenders that Borrower and Guarantor (to the extent applicable to Guarantor as set forth herein) shall comply with the following covenants applicable to it, or cause the same to be complied with, unless Agent shall otherwise consent in writing:

     7.1 TRADENAMES. Some of Borrower's invoices may from time to time be rendered to customers under the tradenames listed on Schedule 6.22 hereto (which, together with any new tradenames used after the date hereof are referred to collectively as the "Tradenames" and individually, as a "Tradename"). As to the Tradenames used by it, and the related Accounts:

          (a) Each Tradename is a tradename (and not an independent corporation or other legal entity) by which Borrower may identify and sell or lease certain of its goods or services and conduct a portion of its business.

          (b) All Accounts and proceeds thereof (including any returned merchandise) which arise from the sale or lease of goods or rendition of services invoiced under the Tradename shall be owned solely by Borrower and shall be subject to the security interests of Lender and other terms of this Agreement and the other Financing Agreements.

          (c) All assignments or confirmatory schedules of Accounts delivered to Lender by Borrower, whether in the name of any of the Tradenames or of Borrower, shall be executed by Borrower as owner of such assigned Accounts.

          (d) New Tradenames may be used by Borrower, but only if (i) Lender is given at least thirty (30) days prior written notice of the intended use of any new Tradename and

(ii) such supplemental financing statements or similar instruments as Lender may request shall be executed and delivered to Lender by Borrower for filing or recording by Lender prior to the use of such new Tradename.

     7.2 SUBSIDIARIES. Borrower shall not form or acquire any Subsidiaries without the prior written consent of Agent. In the event Agent so consents, promptly upon such formation or acquisition, (a) such Subsidiary shall be subject to the terms of this Agreement and bound by the terms and conditions hereof applicable to the Subsidiaries of Borrower; (b) Borrower shall cause any such Subsidiary to execute and deliver to Agent, in form and substance satisfactory to Agent and its counsel: (i) an absolute and unconditional guarantee of payment of any and all present and future Obligations of Borrower to Agent and Lenders containing terms substantially similar to those guarantees entered into by the existing Subsidiaries of Borrower in favor of Agent and Lenders as of the date hereof, (ii) a security agreement granting to Agent for itself and the ratable benefit of Lenders a first security interest and lien (except as otherwise consented to in writing by Agent) upon all of the assets of such Subsidiary containing terms substantially similar to the security agreements entered into by the existing Subsidiaries of Borrower in favor of Agent and Lenders as of the date hereof, (iii) related Uniform Commercial Code Financing Statements, and (iv) such other agreements, documents and instruments as Agent may require, including, but not limited to, supplements and amendments hereto and other loan agreements or instruments evidencing Indebtedness of such new Subsidiary to Agent and Lenders; and (c) promptly upon Agent's request:
(i) Borrower shall execute and deliver to Agent, in form and substance satisfactory to Agent, a pledge and security agreement granting to Agent for itself and the ratable benefit of Lenders a first pledge of and lien on all of the issued and outstanding shares of Capital Stock of such Subsidiary and
(ii) Borrower shall deliver the original stock certificates evidencing such shares of Capital Stock together with stock powers with respect thereto duly executed in blank, and (iii) the amount of the investment by Borrower in the Capital Stock of such Subsidiary and any other amounts paid by Borrower to such Subsidiary shall not exceed the amount permitted under Section 7.5 hereof.

     7.3 INDEBTEDNESS. Borrower shall not, and shall not permit any Subsidiary to, create, incur, assume or permit to exist, contingently or otherwise, any Indebtedness, except:

          (a)  the Obligations;

          (b) Indebtedness consisting of unsecured current liabilities incurred in the ordinary course of its business;

          (c) Indebtedness incurred in the ordinary course of its business secured only by liens permitted under Section 7.4(c) hereof;

          (d) Indebtedness of Borrower or its Subsidiaries to the extent permitted under Section 7.4(d) hereof;

          (e) contingent Indebtedness permitted under Section 7.5 hereof (including contingent Indebtedness arising under the Senior Note Guarantee to the extent permitted under Section 7.5 hereof);

          (f) Indebtedness incurred in the ordinary course of business consisting of unsecured non-current accruals and deferred liabilities relating to deferred compensation and taxes, environmental liabilities, post-employment benefits for health care, pensions, life insurance and long term disability benefits and similar items;

          (g) Indebtedness of Borrower and its Subsidiaries to the USF&G Bonding Companies under the USF&G Bonding Agreements (as in effect on the date hereof or as amended, restated or replaced with the prior written consent of Agent, except to the extent such consent is not required pursuant to Section 7.3(g)(ii)(A) below); PROVIDED, THAT, (i) Borrower may only make payments in accordance with the terms of the agreement or instrument evidencing or giving rise to such Indebtedness as in effect on the date hereof, (ii) Borrower shall not, directly, or indirectly, (A) amend, modify, alter or change the terms of such Indebtedness or any agreement, document or instrument related thereto as in effect on the date hereof, EXCEPT, THAT, Borrower may, after prior written notice to Agent, amend, modify, alter or change the terms thereof so long as such Indebtedness and any agreement, document or instrument related thereto shall not at any time include terms or conditions which in any manner adversely affect or restrict or limit Agent or any Lender or any rights of Agent or any Lender or the rights of Borrower and its Subsidiaries with respect to the financing arrangements provided for herein, as determined in good faith by Agent or include terms and conditions which are more restrictive or burdensome than the terms or conditions of the most restrictive or burdensome of any other material Indebtedness of Borrower as in effect on the date hereof or (B) at any time on or after an Event of Default, or act, condition or event which with notice or passage of time or both would constitute an Event of Default, shall exist or have occurred and be continuing, redeem, retire, defease, purchase or otherwise acquire such Indebtedness, or set aside or otherwise deposit or invest any sums for such purpose, and (iii) Borrower and its Subsidiaries shall furnish to Agent all notices or demands in connection with such Indebtedness either received by Borrower or its Subsidiaries or on its or their behalf, promptly after the receipt thereof, or sent by Borrower or its Subsidiaries or on its or their behalf, concurrently with the sending thereof, as the case may be;

          (h) Indebtedness of Borrower and its Subsidiaries to Frontier under the General Agreement of Indemnity, dated May 4, 1998, by and among Frontier, Borrower and its Subsidiaries (as in effect on the date hereof or as amended, restated or replaced with the prior written consent of Agent, except to the extent such consent is not required pursuant to Section 7.3(h)(ii)(A) below); PROVIDED, THAT, (i) Borrower may only make payments in accordance with the terms of the agreement or instrument evidencing or giving rise to such Indebtedness as in effect on the date hereof, (ii) Borrower shall not, directly, or indirectly,
(A) amend, modify, alter or change the terms of such Indebtedness or any agreement, document or instrument related thereto as in effect on the date hereof, EXCEPT, THAT, Borrower may, after prior written notice to Agent, amend, modify, alter or change the terms thereof so long as such Indebtedness and any agreement, document or instrument related thereto shall not at any time include terms or conditions which in any manner adversely affect or restrict or limit Agent or any Lender or any rights of Agent or any Lender or the rights of Borrower and its Subsidiaries with respect to the financing arrangements provided for herein, as determined in good faith by Agent or include terms and conditions which are more restrictive or burdensome than the terms or conditions of the most restrictive or burdensome of any other Indebtedness of Borrower as in effect on the date hereof or (B) at any time on or after an Event of Default, or act, condition or event which with notice or passage of time or both would constitute an Event of Default, shall exist or have occurred and be continuing, redeem, retire, defease, purchase or otherwise acquire such Indebtedness, or set aside or otherwise deposit or invest any sums for such purpose,(iii) all of the Indebtedness of Borrower and its Subsidiaries to Frontier is and shall at all times be unsecured, EXCEPT THAT Borrower may grant security interests to Frontier on certain assets and properties of Borrower and its Subsidiaries to secure such Indebtedness, PROVIDED, THAT, as of or prior to such grant of security interest, each of the following conditions is satisfied: (A) Agent shall have received not less than ten (10) Business Days' prior written notice of the intention of Borrower to grant such security interests, together with such information with respect thereto as Agent may request,(B) Agent shall have received, in form and substance satisfactory to Agent and Co-Agent, an intercreditor agreement between Frontier and Agent (as acknowledged and agreed to by Borrower and its Subsidiaries) providing for, INTER ALIA, the subordination by Frontier of any security interests, liens or other interests or claims of Frontier in and to any assets and properties of Borrower or its Subsidiaries to the security interests in and liens upon such assets and properties in favor of Agent (for itself and the ratable benefit of Lenders), as duly authorized, executed and delivered by Frontier, Borrower and its Subsidiaries, and (C) the security agreement or other agreements with respect thereto by Borrower or its Subsidiaries shall be in form and substance satisfactory to Agent, and (iv) Borrower and its Subsidiaries shall furnish to Agent all notices or demands in connection with such Indebtedness either received by Borrower or its Subsidiaries or on its or their behalf, promptly after the receipt thereof, or sent by Borrower or its Subsidiaries or on its or their behalf, concurrently with the sending thereof, as the case may be;

          (i) Indebtedness of Borrower and its Subsidiaries arising after the date hereof to any of the Bonding Companies (other than the USF&G Bonding Companies and Frontier); PROVIDED, THAT each of the following conditions is satisfied: (i) Agent shall have received not less than ten (10) Business Days' prior written notice of the intention to incur such Indebtedness, which notice shall be set forth in reasonable detail satisfactory to Agent, the person to whom such Indebtedness will be owed with respect thereto and such other information with respect thereto as Agent may reasonably request,(ii) Agent shall have received true, correct and complete copies of all agreements, documents and instruments evidencing or otherwise related to such Indebtedness, as duly authorized, executed and delivered by the parties thereto,(iii) such Indebtedness shall be incurred by Borrower at commercially reasonably rates and terms in a BONA FIDE arm's length transaction,(iv) such Indebtedness shall not at any time include terms and conditions which in any manner adversely affect or restrict or limit Agent or any Lender or any rights of Agent or any Lender or the rights of Borrower and its Subsidiaries with respect to the financing arrangements provided for herein as determined in good faith by Agent or which are more restrictive or burdensome than the terms or conditions of the most restrictive or burdensome of any other material Indebtedness of Borrower as in effect on the date hereof,(v) if such Indebtedness is to be secured, (A) Agent shall have received, in form and substance satisfactory to Agent and Co-Agent, an intercreditor agreement between such person and Agent (as acknowledged and agreed to by Borrower and its Subsidiaries) providing for, INTER ALIA, the subordination by such person of any security interests, liens or other interests or claims of such person in and to any assets and properties of Borrower or its Subsidiaries to the security interests in and liens upon such assets and properties in favor of Agent (for itself and the ratable benefit of Lenders), as duly authorized, executed and delivered by such person, Borrower and its Subsidiaries and (B) the security agreement or other agreement with respect thereto by Borrower and its Subsidiaries shall be in form and substance satisfactory to Agent, (vi) Borrower shall not, directly or indirectly,(A) amend, modify, alter or change the terms of the agreements with respect to such Indebtedness EXCEPT, THAT, Borrower may, after prior written notice to Agent, amend, modify, alter or change terms thereof so long as after giving effect thereto, Borrower and its Subsidiaries are in compliance with Section 7.3(i)(iv) above, or (B) at any time on or after an Event of Default, or act, condition or event which with notice or passage of time or both would constitute an Event of Default, shall exist or have occurred and be continuing, redeem, retire, defease, purchase or otherwise acquire such Indebtedness, or set aside or otherwise deposit or invent any sums for such purpose, and (vii) Borrower and its Subsidiaries shall furnish to Agent all notices or demands in connection with such Indebtedness either received by Borrower or its Subsidiaries or on its or their behalf promptly after the receipt thereof, or sent by Borrower or its Subsidiaries or on its or their behalf, concurrently with the sending thereof, as the case may be;

          (j) Indebtedness of Borrower to Guarantor arising pursuant to the loan by Guarantor to Borrower on the date hereof with the proceeds from the issuance of the Senior Notes; PROVIDED, THAT, (i) such Indebtedness is, and shall at all times remain, unsecured,(ii) the terms and conditions of such Indebtedness shall be acceptable in all respects to Agent, (iii) such Indebtedness shall not exceed $150,000,000 (less the aggregate amount of all repayments or repurchases of principal in respect thereof) plus interest thereon at the rate applicable as in effect on the date hereof, (iv) such Indebtedness is, in all respects, subject to, and subordinate in right of payment to, the right of Agent and Lenders to receive the prior indefeasible payment and satisfaction in full of all of the Obligations, (v) Agent shall have received, in form and substance satisfactory to Agent, a subordination agreement providing for, INTER ALIA, the terms of the subordination in right of payment of such Indebtedness of Borrower to the prior indefeasible payment and satisfaction in full of the Obligations, duly authorized, executed and delivered by Borrower and Guarantor, (vi) Borrower shall not, directly or indirectly, make any payments in respect of such Indebtedness, including, but not limited to, any prepayments or other non-mandatory payments, EXCEPT, THAT, Borrower may make regularly scheduled semi-annual payments of interest in respect of such Indebtedness, PROVIDED, THAT, (A) the proceeds of each such payment by Borrower to Guarantor shall be used to make substantially contemporaneous payments then due by Guarantor to the holders of the Senior Notes in accordance with the terms of the Senior Notes (as in effect on the date hereof) and (B) as of the date of each such payment and after giving effect thereto, no Event of Default or act, condition or event which with notice or passage of time or both would constitute an Event of Default shall exist or have occurred and be continuing, (vii)Borrower shall not, directly or indirectly, (A) amend, modify, alter or change any terms of such Indebtedness or any agreement, document or instrument related thereto as in effect on the date hereof, EXCEPT, THAT, Borrower may, after prior written notice to Agent, amend, modify, alter or change the terms thereof so as to extend the maturity thereof or defer the timing of any payments in respect thereof, or to forgive or cancel any portion of such Indebtedness (other than pursuant to payments thereof), or to reduce the interest rate or any fees in connection therewith or to make any covenants contained therein less restrictive or burdensome as to Borrower or (B) redeem, retire, defease, purchase or otherwise acquire such Indebtedness, or set aside or otherwise deposit or invest any sums for such purpose except to the extent permitted under Section 7.7(b)(iv) hereof, and (viii) Borrower shall furnish to Agent all notices or demands in connection with such Indebtedness either received by Borrower or on its behalf, promptly after the receipt thereof, or sent by Borrower or on its behalf, concurrently with the sending thereof, as the case may be;

          (k) Indebtedness of Borrower to A.I. Credit Corp. (or another lender acceptable to Agent providing loans or other financial accommodations to Borrower to finance its insurance premiums) in respect of unearned premiums payable on certain insurance policies maintained by Borrower pursuant to the terms of the Premium Finance Agreement, Disclosure Statement and Security Agreement between Borrower and A.I. Credit Corp. (or any other similar type of agreement with substantially similar terms between Borrower and another lender acceptable to Agent providing loans or other financial accommodations to Borrower to finance its insurance premiums), PROVIDED, THAT, (i) in no event shall the total amount of such Indebtedness outstanding at any time exceed $3,000,000, (ii) Agent shall have received true, correct and complete copies of all agreements, documents and instruments evidencing or otherwise related to such Indebtedness, as duly authorized, executed and delivered by the parties thereto, (iii) Borrower shall not, directly or indirectly,(A) amend, modify, alter or change the terms of the agreements with respect to such Indebtedness; EXCEPT, THAT, Borrower may, after prior written notice to Agent, amend, modify, alter or change the terms thereof so as to extend the maturity thereof or defer the timing of any payments in respect thereof, or to forgive or cancel any portion of such Indebtedness (other than pursuant to payments thereof), or to reduce the interest rate or any fees in connection therewith, or to make any covenants contained therein less restrictive or burdensome as to Borrower or otherwise more favorable to Borrower, or (B) redeem, retire, defease, purchase or otherwise acquire such Indebtedness, or set aside or otherwise deposit or invest any sums for such purpose and (iv) Borrower shall furnish to Agent all notices or demands in connection with such Indebtedness either received by Borrower or on its behalf after the receipt thereof, or sent by Borrower or on its behalf, concurrently with the sending thereof, as the case may be;

          (l) Indebtedness of Borrower in respect of Interest Rate Protection Obligations incurred in the ordinary course of business;

          (m) unsecured Indebtedness of Borrower to any Subsidiaries arising after the date hereof pursuant to loans by such Subsidiaries to Borrower, PROVIDED, THAT,(i) such Indebtedness is subject to, and subordinate in right of payment to, the right of Agent and Lenders to receive the prior indefeasible payment and satisfaction in full of all of the Obligations on terms and conditions acceptable to Agent,(ii) Agent shall have received, in form and substance satisfactory to Agent, a subordination agreement providing for, INTER ALIA, the terms of the subordination in right of payment of such Indebtedness of Borrower to the prior indefeasible payment and satisfaction in full of all of the Obligations, duly authorized, executed and delivered by such Subsidiaries and Borrower,(iii) Borrower shall not, directly or indirectly make, or be required to make, any payments in respect of such Indebtedness so long as any of the Obligations are outstanding and unpaid and this Agreement has not been terminated,(iv) Borrower shall not, directly or indirectly, (A) amend, modify, alter or change any terms of such Indebtedness or any agreement, document or instrument related thereto, or (B) redeem, retire, defease, purchase or otherwise acquire such Indebtedness, or set aside or otherwise deposit or invest any sums for such purpose, and (v) Borrower shall furnish to Agent all notices, demands or other materials in connection with such Indebtedness either received by Borrower or on its behalf, promptly after receipt thereof, or sent by Borrower or on its behalf, concurrently with the sending thereof, as the case may be;

          (n) unsecured Indebtedness of Subsidiaries of Borrower to Borrower arising after the date hereof pursuant to loans by Borrower to such Subsidiaries to the extent such loans by Borrower are permitted under Section 7.5 below, PROVIDED, THAT, such Indebtedness shall not be evidenced by any promissory note or other instrument, unless the original of such note or other instrument is pledged and delivered to Agent (with such endorsement thereof as Agent may require);

          (o) unsecured Indebtedness of Subsidiaries of Borrower to other Subsidiaries of Borrower arising after the date hereof pursuant to loans by such Subsidiaries to such other Subsidiaries, PROVIDED, THAT, such Indebtedness shall not be evidenced by any promissory note or other instrument, unless the original of such note or other instrument is pledged and delivered to Agent (with such endorsement thereof as Agent may require);

          (p) Indebtedness of Borrower existing on the date hereof which is described on Schedule 7.3 hereto; PROVIDED, THAT: (i)Borrower may only make regularly scheduled payments of principal and interest as set forth on Schedule 7.3, except as otherwise permitted in Section 7.3(p)(ii) below,(ii) Borrower shall not, directly or indirectly, (A) make any prepayments or other nonmandatory payments in respect of such Indebtedness (except that Borrower may make prepayments with proceeds from the loan by Guarantor to Borrower on the date hereof with proceeds from the issuance of the Senior Notes in connection with the purchase of certain Equipment currently financed pursuant to leases or to buy certain long-term royalty agreements with third parties as set forth in
Section 6.3(e) hereof or to prepay certain other Indebtedness as provided in
Section 6.3(d) hereof), or (B) amend, modify, alter or change the terms of the agreements with respect to such Indebtedness or otherwise, EXCEPT, THAT, Borrower may, after prior written notice to Agent, amend, modify, alter or change the terms thereof so as to extend the maturity thereof or defer the timing of any payments in respect thereof, or to forgive or cancel any portion of such Indebtedness (other than pursuant to payments thereof), or to reduce the interest rate or any fees in connection therewith, or to make any covenants contained therein less restrictive or burdensome as to Borrower or Guarantor, or
(C) redeem, retire, defease, purchase or otherwise acquire such Indebtedness, or set aside or otherwise deposit or invest any sums for such purpose (except as otherwise permitted hereunder), and (iii) Borrower shall furnish to Agent all notices, demands or other materials in connection with such Indebtedness either received by Borrower or on its behalf, promptly after the receipt thereof or sent by Borrower or on its behalf concurrently with the sending thereof, as the case may be.

     7.4 LIMITATION ON LIENS. Borrower and Guarantor shall not, and shall not permit any Subsidiary of Borrower to, create or suffer to exist any mortgage, pledge, security interest, lien or encumbrance of any nature whatsoever on any of its or their assets or properties (including, without limitation, the Collateral) or defect in title or restriction upon the use of their personal properties, in each case, whether now owned or hereafter acquired, except:

          (a) the security interests in and liens upon the Collateral in favor of Agent and Lenders;

          (b) the security interests in and liens upon the Collateral granted by Borrower, Guarantor and certain of the Subsidiaries of Borrower to the USF&G Bonding Companies pursuant to the USF&G Bonding Agreements (as in effect on the date hereof) to secure the Indebtedness of Borrower, Guarantor and certain of the Subsidiaries of Borrower to the USF&G Bonding Companies permitted under
Section 7.3(g) hereof, which security interests and liens are, in all respects, subject and subordinate in priority to the security interests and liens of Agent and Lenders as set forth in the Intercreditor Agreement, dated March 14, 1997, by and among Agent, Lenders, Harvard, Van-American and the USF&G Bonding Companies, as acknowledged and agreed to by Borrower, Guarantor and certain of the Subsidiaries of Borrower (which Intercreditor Agreement is in full force and effect as of the date hereof);

          (c) tax, mechanics, materialmen, warehousemen and other like statutory liens arising in the ordinary course of Borrower's or any of its Subsidiaries' or Guarantor's respective businesses to the extent (i) such liens secure Indebtedness which is not overdue or (ii) until foreclosure or similar proceedings shall have been commenced, such liens secure Indebtedness relating to claims or liabilities which are (A) fully insured and being defended at the sole cost and expense and the sole risk of the insurer or (B) being contested in good faith by appropriate proceedings diligently pursued and available to Borrower or its Subsidiaries prior to the commencement of foreclosure or other similar proceedings and are adequately escrowed for or reserved against in Agent's judgment;

          (d) purchase money mortgages or other purchase money liens or security interests upon any specific fixed assets hereafter acquired or liens or security interests existing on any such future fixed assets at the time of acquisition thereof and including in any event any leases with respect to Capitalized Lease Obligations; PROVIDED, THAT:
(i) the aggregate amount of all Indebtedness secured by such purchase money mortgages or other liens or security interests arising after the date hereof shall not exceed $20,000,000 outstanding at any time, (ii) no such purchase money lien or security interest (or lease with respect to Capitalized Lease Obligations, as the case may be) covering specific future fixed assets or as refinanced shall extend to or cover any other property other than the specific fixed assets so acquired, or acquired subject to such lien or security interest (or lease) and the proceeds thereof,(iii) such lien or security interest only secures the obligation to pay the purchase price of such specific fixed assets (or the Capitalized Lease Obligations, as the case may be),(iv) the principal amount secured thereby shall not exceed one hundred (100%) percent of the cost of the fixed assets so acquired (or leased), and (v) at the time of the granting of such mortgage, lien or security interest, no Event of Default, or act, condition or event which with notice or passage of time or both would constitute an Event of Default, shall exist or have occurred and be continuing;

          (e) liens and security interests of A.I. Credit Corp. (or another lender acceptable to Agent providing loans or other financial accommodations to Borrower to finance its insurance premiums) on the insurance policies maintained by Borrower and unearned premiums with respect thereto, PROVIDED, THAT,
(i) Agent shall have received a list and description, in form and substance satisfactory to Agent, of the insurance policies subject to such liens and security interests and (ii) Agent shall have received evidence, in form and substance satisfactory to Agent, that A.I. Credit (or such other lender) does not have any security interest or other interest or claim in or to any assets of Borrower other than claims to unearned or returned premiums payable as a result of the cancellation of such policies;

          (f) liens and security interests in favor of any of the Bonding Companies (other than the USF&G Bonding Companies) arising after the date hereof to secure Indebtedness permitted under Section 7.3(h) hereof if such security interests and liens are granted to Frontier or to secure Indebtedness permitted under Section 7.3(i) if such security interests and liens are granted to any of the other Bonding Companies, PROVIDED, THAT, (i) such security interests and liens are permitted under Sections 7.3(h) and 7.3(i) hereof, respectively and
(ii) such security interests and liens are, in all respects, subject and subordinate to the security interests and liens of Agent and Lenders pursuant to an intercreditor agreement by and between Agent and Frontier or such other of the Bonding Companies, as the case may be, as acknowledged and agreed to by Borrower, Guarantor and their Subsidiaries, which intercreditor agreement shall be in form and substance satisfactory to Agent and duly authorized, executed and delivered by Frontier or such other Bonding Companies, as the case may be, and Borrower, Guarantor and their Subsidiaries; and

          (g)  the liens, encumbrances or security interests listed on Schedule
6.8 hereto or with respect to the Real Property as permitted under the Mortgages, PROVIDED, THAT, such liens, encumbrances or security interests with respect to the Real Property:(i) do not interfere with the use of the Real Property or the ordinary conduct of the businesses of Borrower or its Subsidiaries as presently conducted or proposed to be conducted thereon and (ii) do not impair the value of the affected property.

     7.5 LOANS, INVESTMENTS, GUARANTEES, ETC. Borrower shall not, and shall not permit any Subsidiary to, directly or indirectly, make any loans or advance money or property to any Person, or invest in (by capital contribution, dividend or otherwise) or purchase or repurchase the Capital Stock or Indebtedness or all or a substantial part of the assets or property of any Person, or guarantee, assume, endorse, or otherwise become responsible for (directly or indirectly) the Indebtedness, performance, obligations or dividends of any Person or agree to do any of the foregoing, EXCEPT:

          (a) the endorsement of instruments for collection or deposit in the ordinary course of business;

          (b) investments in Cash Equivalents which shall be pledged and delivered to Agent upon Agent's request;

          (c) equity investments of Borrower in its existing Subsidiaries and any Subsidiaries formed or acquired after the date hereof to the extent permitted under and in accordance with Section 7.2 hereof, PROVIDED, THAT,
(1) as of the date of such investment and after giving effect thereto, no Event of Default, or act, condition or event which with notice or passage of time or both would constitute an Event of Default shall exist or have occurred and
(2) in no event shall the total amount of any capital contributions or other amounts paid by Borrower to or for the acquisition of any such Subsidiaries formed or acquired after the date hereof exceed $500,000 in the aggregate and
(3) such Subsidiary has executed and delivered a guarantee of the Obligations in favor of Agent and Lenders and such other agreements as are required under
Section 7.2 hereof;

          (d) guarantees by any wholly-owned Subsidiary of Borrower of the Obligations in favor of Agent and Lenders;

          (e) loans by Subsidiaries of Borrower to Borrower or other wholly-owned Subsidiaries of Borrower after the date hereof to the extent the Indebtedness of Borrower to such Subsidiaries or of such Subsidiaries to other Subsidiaries arising pursuant to such loans is permitted under Section 7.3 hereof;

          (f) loans by Borrower to wholly-owned Subsidiaries of Borrower after the date hereof, PROVIDED, THAT, (1) as of the date of each such loan and after giving effect thereto, no Event of Default, or act, condition or event which with notice or passage of time or both would constitute an Event of Default shall exist or have occurred and (2) in no event shall the total amount of all such loans exceed $250,000 in the aggregate;

          (g) loans, payments, dividends, investments or distributions of any kind by Borrower to Guarantor and Renco Group or by Guarantor to Renco Group to the extent permitted under Section 7.7 hereof;

          (h) the Senior Note Guarantee by Borrower, Eastern Resources, Inc. and Industrial Fuels Minerals Company (as in effect on the date hereof) with respect to the

Indebtedness of Guarantor evidenced by the Senior Notes to the extent such Indebtedness of Guarantor is permitted under Section 7.22 hereof, PROVIDED, THAT, (i) Borrower and such Subsidiaries shall not, directly or indirectly,
(A) amend, modify, alter or change the terms of the Senior Note Guarantee or any of the other Senior Note Agreements, EXCEPT, THAT, Borrower may, after prior written notice to Agent, amend, modify, alter or change the terms thereof so as to extend the maturity thereof or defer the timing of any payments in respect thereof, or to forgive or cancel any portion of such Indebtedness (other than pursuant to payments thereof), or to reduce the interest rate or any fees in connection therewith, or to make any covenants contained therein less restrictive or burdensome as to Borrower or Guarantor or (B) redeem, retire, defease, purchase or otherwise acquire such Indebtedness, or set aside or otherwise deposit or invest any sums for such purpose, except to the extent Guarantor is permitted to repay the Indebtedness evidenced by the Senior Notes under Section 7.3(m) hereof and (ii) Borrower shall furnish to Agent all notices, demands or other materials in connection with such Indebtedness either received by Borrower or on its behalf, promptly after the receipt thereof, or sent by Borrower or on its behalf, concurrently with the sending thereof, as the case may be;

          (i) the contingent Indebtedness of Borrower and its Subsidiaries to the USF&G Bonding Companies to the extent permitted under Section 7.3(g) hereof;

          (j) the contingent Indebtedness of Borrower and its Subsidiaries to Frontier to the extent permitted under Section 7.3(h) hereof;

          (k) the contingent Indebtedness of Borrower and its Subsidiaries to any of the Bonding Companies (other than the USF&G Bonding Companies and Frontier) to the extent permitted under Section 7.3(i) hereof;

          (l) unsecured contingent obligations of Borrower pursuant to performance, surety, worker's compensation, insurance and appeal bonds (other than the Bonds) incurred in the ordinary course of business of Borrower consistent with the current practices of Borrower as of the date hereof which shall in no event exceed more than $5,000,000 at any time outstanding;

          (m) secured purchase money financing provided by Borrower to Cardinal River Resources, Inc. and No. 1 Contractors, Inc. in connection with the sale by Borrower to them of certain parts Inventory and Equipment, PROVIDED, THAT,
(i) Agent shall have received not less than ten (10) Business Days prior written notice of the sale and financing and such other information with respect thereto as Agent may request,(ii) the aggregate amount of the deferred portion of the purchase price shall not exceed $500,000,(iii) the value of such Inventory and Equipment does not exceed $500,000 in the aggregate and (iv) all of the proceeds of such sale are applied to the obligations of Borrower to Cardinal River Resources, Inc. and No. 1 Contractors, Inc. for mine operating services provided by them to Borrower in the ordinary course of business on commercially reasonable prices and terms; and

          (n) guarantees by Borrower or any wholly-owned Subsidiary of Borrower to the extent otherwise permitted hereunder.

     7.6 TRANSACTIONS WITH AFFILIATES. Borrower shall not, and shall not permit any Subsidiary of Borrower to, directly or indirectly, purchase, acquire or lease any property from, or sell, transfer or lease any property to, any shareholder, officer, director, agent, employee or other Affiliate of Borrower or Guarantor (and in any event from or to Renco Group and any Affiliate of Renco Group) EXCEPT (a) on prices and on terms no less favorable than would have been obtained in an arm's length transaction with a non-affiliated person, and (b) payments by Borrower to Guarantor or Renco Group, as the case may be, to the extent permitted under Section 7.7 hereof.

     7.7  RESTRICTED PAYMENTS.

          (a) Except as set forth in Section 7.7(b) below, Borrower shall not, directly or indirectly,(i) declare or pay any cash dividends or dividends payable in property other than stock on account of any shares of any class of Capital Stock of Borrower now or hereafter outstanding, or set apart any sums for such purpose, or redeem, retire, defease, purchase or otherwise acquire any shares of any class of Capital Stock of Borrower (or set aside or otherwise deposit or invest any sums for such purpose) for any consideration other than stock or apply or set apart any sums, or make any other distribution (by reduction of capital or otherwise) in respect of any such shares or agree to do any of the foregoing, (ii) pay to any shareholder, officer, director, agent, employee or other Affiliate of Borrower (and in any event including Guarantor, Renco Group and any Affiliate of Renco Group) any management, consulting or other fees or any amount for any management assistance or services rendered by such persons to Borrower or (iii) make any payments in respect of Indebtedness owing to any shareholder, officer, director or other Affiliate of Borrower (and in any event including Guarantor, Renco Group and any Affiliate of Renco Group).

          (b) Notwithstanding anything to the contrary contained in Section 7.5 or Section 7.7(a) above:

               (i) Borrower may pay a dividend to Guarantor on the date hereof in the amount of $27,818,000 with the proceeds of the loan by Guarantor to Borrower on the date hereof made by Guarantor to Borrower with the proceeds from the issuance of the Senior Notes;

               (ii) Borrower may make payments to Renco Group in respect of the monthly management fee owed by Borrower to Renco Group under the terms of the Management Agreement (as in effect on the date hereof); PROVIDED, THAT,(A) the aggregate amount of all such payments by Borrower in any fiscal year shall not exceed $1,200,000 and (B) as of the date of each such payment and after giving effect thereto, no Event of Default, or act, condition or event which with notice or passage of time or both would constitute an Event of Default, shall exist or have occurred and be continuing,

             (iii) Borrower may pay dividends on account of any shares of Capital Stock of Borrower now outstanding, make any loans or advance money or property to Renco Group or Guarantor or make any payments in respect of any Indebtedness owing by Borrower to Guarantor (whether arising pursuant to payments made by Guarantor on behalf of Borrower or otherwise); PROVIDED, THAT, in each case as to any of the foregoing, each of the following conditions is satisfied as determined by Agent:

               (A) no Event of Default, or act, condition or event which with notice or passage of time or both would constitute an Event of Default shall exist or have occurred and be continuing at the time of or after giving effect to any such payments,

               (B) any dividends or other distributions shall be out of funds legally available therefor,

               (C) as of the date of any such payments and after giving effect thereto, the aggregate amount of all such payments made subsequent to the date hereof shall not exceed the amount equal to fifty (50%) percent of the cumulative Consolidated Net Income of Borrower (or if cumulative Consolidated Net Income shall be a loss, minus one hundred (100%) percent of such loss) earned subsequent to the date hereof and prior to the date the payment occurs (treating such period as a single accounting period),

               (D) as of the date of such payment the daily average of the Excess Availability for the immediately preceding thirty (30) consecutive day period shall be not less than, and after giving effect to each such payment, Excess Availability shall be not less than, $5,000,000,

             (iv) Borrower may make regularly scheduled semi-annual payments of interest on the loan made by Guarantor to Borrower on the date hereof with the proceeds from the issuance of the Senior Notes to the extent permitted under
Section 7.3(j) hereof;

             (v) Borrower may make payments to Renco Group to reimburse Renco Group for (A) insurance premium payments previously paid or then payable by Renco Group on behalf of Borrower or Guarantor and (B) payments in respect of the Bonds;

             (vi) Borrower may make payments to Renco Group on the date hereof in an amount not to exceed $700,000 in respect of the outstanding and unpaid management fees owing by Borrower to Renco Group as of the date hereof under the Management Agreement with the proceeds received by Borrower from the loan by Guarantor to Borrower on the date hereof with the proceeds received by Guarantor from the issuance of the Senior Notes;

             (vii) Borrower may make a payment to Renco Group on the date hereof to repay all of the Indebtedness of Borrower to Renco Group arising pursuant to the loan made by Renco Group to Borrower in the amount of $3,000,000 evidenced by the Unsecured Promissory Note, dated October 31, 1997, issued by Borrower payable to Renco Group, PROVIDED, THAT, (A) such payment shall satisfy all of such Indebtedness, (B) such payment shall not exceed $3,000,000, and (C) such payment shall be made by Borrower with the proceeds received by Borrower from the loan by Guarantor to Borrower on the date hereof with the proceeds received by Guarantor from the issuance of the Senior Notes;

               (viii)Borrower may make a payment to Guarantor on the date hereof to repay all of the Indebtedness of Borrower to Guarantor arising pursuant to the loan made by Guarantor in the amount of $2,000,000 on March 14, 1997, PROVIDED, THAT, (A) such payment shall satisfy all of such Indebtedness,
(B) such payment shall not exceed $2,100,000 and (C) such payment shall be made with the proceeds received by Borrower from the loan by Guarantor on the date hereof with the proceeds received by Guarantor from the issuance of the Senior Notes;

               (ix) Borrower may make payments to Guarantor or to Renco Group on behalf of Guarantor, itself and its Subsidiaries pursuant to the tax sharing arrangement between Guarantor, Borrower and its Subsidiaries and Renco Group (as in effect on the date hereof); PROVIDED, THAT, (A) Borrower, Guarantor and their Subsidiaries are included in the consolidated federal income tax return filed by Renco Group as to which Borrower is making such payments, (B) the payments in any year shall not exceed the federal income tax liability that Borrower would have been liable for if Borrower had filed its tax returns on a stand-alone basis except that Borrower will not have the benefit of any of its tax loss carry forwards and any intercompany items shall, for tax liability purposes, be recorded on a cash basis rather than on an accrual basis, (C) such payments shall be made by Borrower no earlier than five (5) days prior to the date on which Renco Group is required to make its payments to the Internal Revenue Service, and (D) in the event that Borrower also joins with Renco Group in filing any combined or consolidated (or similar) state or local income tax returns, then the making of payments to Renco Group shall be allowed in a manner as similar as possible to that provided herein with respect to federal income taxes.

     7.8 MAINTENANCE OF EXISTENCE. Each of Borrower and Guarantor shall, and shall cause each Subsidiary of Borrower to, at all times preserve, renew and keep in full, force and effect their corporate existence and rights and franchises with respect thereto and maintain in full force and effect all licenses, trademarks, tradenames, approvals, authorizations, leases, contracts and Permits necessary to carry on the business as presently or proposed to be conducted.

     7.9 SALE AND LEASEBACKS. Each of Borrower and Guarantor shall not, and shall not permit any Subsidiary of Borrower to, enter into any arrangement, directly or indirectly, with any person whereby Borrower or Guarantor, as the case may be, shall sell or transfer any property, real or personal, used or useful in its business, whether now owned or hereafter acquired, and thereafter rent or lease such property which it intends to use for substantially the same purpose or purposes as the property being sold or transferred.

     7.10 CONSOLIDATED NET WORTH. Borrower shall, at all times, maintain a Consolidated Net Worth of not less than the respective amounts set forth below for the period indicated:

                    Period                             Amount
                    ------                             ------

          (a)  From the date hereof through            ($30,000,000)
               and including October 30, 1998

          (b)  On and after October 31, 1998           ($35,000,000)
               through and including October 30,
               1999

          (c)  On and after October 31, 1999           ($42,000,000)
               through and including October 30,
               2000

          (d)  On and after October 31, 2000           ($43,600,000)
               and all times thereafter

     The parentheticals above indicate that the number is negative.

     7.11 CAPITAL EXPENDITURES. Borrower shall not, and shall not permit any Subsidiary to, directly or indirectly, make, whether through purchase, capital leases or otherwise, Capital Expenditures on a non-cumulative basis (such that expenditures not made in any one fiscal year may not be made in any following fiscal year), in excess of $20,000,000, in the fiscal year of Borrower, EXCEPT THAT (a) to the extent Borrower and its Subsidiaries make Capital Expenditures in any one fiscal year in amounts less than the applicable amount set forth herein, Borrower may make additional Capital Expenditures in the next consecutive fiscal year in amounts up to the difference between the applicable amount set forth herein and the Capital Expenditures actually made in the immediately preceding fiscal year and (b) such limitation shall not apply to the Capital Expenditures by Borrower of approximately $46,200,000 with the proceeds from the loan received by Borrower on the date hereof from Guarantor with the proceeds received by Guarantor from the issuance of the Senior Notes to purchase certain Equipment currently financed pursuant to leases.

     7.12 SALE OF ASSETS, CONSOLIDATION, MERGER, DISSOLUTION, ETC. Borrower shall not, and shall not permit any Subsidiary to, directly or indirectly, (a) merge into or with or consolidate with any other Person or permit any other Person to merge into or with or consolidate with it, or (b) sell, assign, lease, transfer, abandon or otherwise dispose of any Capital Stock or Indebtedness to any other Person or any of its properties or assets to any other Person (except for (i) sales or other dispositions by Borrower or its Subsidiaries of assets in the ordinary course of the business of Borrower or such Subsidiary which consist of Equipment; PROVIDED, THAT, as to each and all such sales, (A) the total fair market value of the assets sold in any one such transaction or series of related transactions shall not exceed $500,000 and the total fair market value of the assets sold in all such transactions shall not exceed $1,000,000 in any twelve
(12) consecutive month period, (B) Agent shall have received not less than ten
(10) Business Days prior written notice of such sale, which notice shall set forth in reasonable detail satisfactory to Agent, the parties to such sale or other disposition, the assets to be sold or otherwise disposed of, the purchase price and the manner of payment thereof and such other information with respect thereto as Agent may reasonably request, (C) as of the date of such sale or other disposition and after giving effect thereto, no Event of Default, or act, condition or event which with notice or passage of time would constitute an Event of Default shall exist or have occurred, and (D) upon Agent's request, any and all proceeds payable or delivered to Borrower in respect of such sale or other disposition shall be paid or delivered, or caused to be paid or delivered, to Agent for application to the Obligations in such order and manner as Agent may determine,(ii) sales of Inventory in the ordinary course of business, and
(iii) the disposition of worn-out or obsolete Equipment or Equipment no longer used or useful in the business of Borrower or its Subsidiaries), or (c) wind up, liquidate or dissolve or (d) agree to do any of the foregoing.

     7.13 COMPLIANCE WITH LAWS, REGULATIONS, ETC.

          (a) Borrower and Guarantor shall, and shall cause each Subsidiary of Borrower to, at all times comply in all material respects with all applicable provisions of laws, rules, regulations, licenses, approvals, orders and other Permits and duly observe all requirements, of any foreign, Federal, State or local Governmental Authority, including, without limitation, ERISA, the Code, the Occupational Safety and Health Act of 1970, as amended, the Surface Mining Control and Reclamation Act of 1977, the Mine Safety Health Act of 1977, the Fair Labor Standards Act of 1938, as amended, and the rules and regulations thereunder and all statutes, rules, regulations, orders, permits and stipulations relating to environmental pollution and employee health and safety, including, without limitation, all of the Environmental Laws.

          (b) Borrower and Guarantor shall, and shall cause each Subsidiary of Borrower to, take prompt and appropriate action to respond to any material noncompliance with any of the Environmental Laws and shall regularly report to Agent with regard to such response as to any such noncompliance which has or could have a Material Adverse Effect. If Borrower or Guarantor receive any notice of (i) the happening of any event involving the use, spill, discharge or cleanup of any Hazardous Material which has or would have a Material Adverse Effect or (ii) any complaint, order, citation or notice with regard to air emissions, water discharges, noise emissions or any other environmental, health or safety matter affecting Borrower from any Person, including, but not limited to, the United States Environmental Protection Agency or any state or local environmental agency or authority, which has or could have a Material Adverse Effect, then Borrower shall give within three (3) Business Days both oral and written notice of same to Agent and Lenders. Without limiting the generality of the foregoing, whenever there is noncompliance, or any condition which requires any action by or on behalf of Borrower or Guarantor in order to avoid any noncompliance, with any Environmental Law, in either case which has or could have a Material Adverse Effect, Borrower shall, at the reasonable request of Agent or any Lender and Borrower's expense: (A) cause an independent environmental engineer reasonably acceptable to Agent to conduct such tests of the site where Borrower's noncompliance or alleged noncompliance with Environmental Laws has occurred as to such non-compliance and prepare and deliver to Agent and Lenders a report as to such non-compliance setting forth the results of such tests, a proposed plan for responding to any environmental problems described therein, and an estimate of the costs thereof and (B) provide to Agent and Lenders a supplemental report of such engineer whenever the scope of such non-compliance, or Borrower's response thereto or the estimated costs thereof, shall change in any material respect.

     7.14 PAYMENT OF TAXES AND CLAIMS. Borrower and Guarantor shall, and shall cause each Subsidiary of Borrower to, duly pay and discharge all taxes, assessments, contributions and governmental charges upon or against it or them or its or their properties or assets, except for taxes the validity of which are being contested in good faith by appropriate proceedings diligently pursued and available to Borrower or Guarantor prior to the date on which penalties attach thereto. Borrower and Guarantor shall be liable for any tax or penalty imposed upon any transaction under this Agreement or any of the other Financing Agreements or giving rise to the Accounts or any other Collateral or which Agent, or subject to Section 12.11 below any Lender may be required to withhold or pay for any reason, and each of Borrower and Guarantor agrees to indemnify and hold Agent, and any Lender harmless with respect thereto, and to repay to Lender on demand the amount thereof, and until paid by Borrower such amount shall be added and deemed part of the Loans, PROVIDED, THAT, nothing contained herein shall be construed to require Borrower or Guarantor to pay any income tax attributable to the income of Agent or any Lender from any amounts charged or paid hereunder to Lender.

     7.15 PROPERTIES IN GOOD CONDITION.

          (a) Borrower shall keep its properties, and shall cause its Subsidiaries to keep their properties, in good repair, working order and condition (reasonable wear and tear excepted) and, from time to time, make and cause its Subsidiaries to make all needful and proper repairs, renewals, replacements, additions and improvements thereto, so that the business carried on may be properly and advantageously conducted at all times in accordance with prudent business management. The Inventory shall only be used in Borrower's business and not for personal, family, household or farming use.

          (b) All of the Inventory is and will be held for sale or lease, or to be furnished in connection with the rendition of services, in the ordinary course of Borrower's business, and is and will be fit for such purposes. Borrower shall keep the Inventory in good and marketable condition, at its own expense. Borrower will not acquire or accept any Inventory on consignment or approval, except if such Inventory is at all times clearly identified on the books and records of Borrower as Inventory held on consignment or approval and such Inventory is separately reported to Agent and not included in the Inventory of Borrower as reported to Agent in a manner satisfactory to Agent. Borrower agrees that all Inventory will be mined and produced in accordance with all applicable laws, including the Surface Mining Control and Reclamation Act of 1977, the Mine Safety and Health Act of 1977, the Federal Fair Labor Standards Act of 1938, as amended, and all rules, regulations, and orders thereunder. Borrower shall conduct a physical count of the Inventory at least once per fiscal year, and at any time on or after an Event of Default and so long as the same is continuing, at such other times as Agent reasonably requests, and in each case shall promptly supply Agent and Lenders with a copy of such count accompanied by a report of the Value of such Inventory. Borrower shall not, without Agent's prior written consent, sell any Inventory on a bill-and-hold (except if reported to Agent as bill-and-hold goods), guaranteed sale, sale and return, sale on approval, or other repurchase or return basis.

     7.16 INSURANCE. Borrower shall at all times maintain with financially sound and reputable insurers, insurance with respect to the Collateral against loss or damage of the kind and in the amounts customarily insured against by corporations of established reputation engaged in the same or similar businesses and similarly situated and Borrower shall maintain public liability insurance against claims for personal injury, death or property damage occurring upon, in, about or in connection with the use of any properties owned, occupied or controlled by Borrower and occurring in connection with the use (or otherwise) of any products manufactured or sold by Borrower, and workmen's compensation insurance (except as to workmen's compensation insurance to the extent Borrower is self-insured with respect thereto). Said policies of insurance shall be satisfactory to Agent as to form, amount and insurer. Borrower shall furnish certificates, policies or endorsements to Agent as proof of such insurance, and, if Borrower fails to do so, Agent is authorized, but not required, to obtain such insurance at the expense of Borrower. All policies shall provide for at least thirty (30) days prior written notice to Agent of any cancellation or reduction of coverage and that Agent may act as attorney for Borrower in obtaining, and at any time on or after the occurrence of an Event of Default, adjusting, settling, amending and canceling such insurance. Borrower shall obtain noncontributory lender's loss payable endorsements to all insurance policies in form and substance reasonably satisfactory to Agent specifying that the proceeds of such insurance shall be payable to Agent as its interests may appear and further specifying that Agent shall be paid regardless of any act or omission by Borrower. At its option, Agent may, and upon the direction of the Majority Lenders shall, apply any insurance proceeds received by Agent at any time to the cost of replacement of Collateral and/or to payment of the Obligations, whether or not then due, in any order and in such manner as Agent may determine or as directed by the Majority Lenders or Agent may hold such insurance proceeds as cash collateral for the Obligations as Agent may determine or as directed by the Majority Lenders.

     7.17 APPRAISALS. Upon the request of Agent or the Majority Lenders, Borrower shall, at Borrower's expense, no more than once in any six (6) month period, but at any time or times as Agent or the Majority Lenders may request on or after an Event of Default, deliver, or cause to be delivered, to Agent and Lenders written reports or appraisals of any or all of the Collateral in form, scope and methodology, and by an appraiser acceptable to Agent. Such reports or appraisals shall list all items and categories thereof, describing the condition of same and setting forth the lower of cost (calculated on a first-in-first-out basis) or fair market value, in such form as is satisfactory to Agent.

     7.18 COMPLIANCE WITH ERISA.

          (a) Borrower and Guarantor shall not with respect to all "employee pension benefit plans" maintained by Borrower, Guarantor or any of their ERISA
Affiliates: (i) terminate any of such employee pension benefit plans so as to incur any liability to the Pension Benefit Guaranty Corporation established pursuant to ERISA,(ii) allow or suffer to exist any prohibited transaction involving any of such employee pension benefit plans or any trust created thereunder which would subject Borrower, Guarantor or such ERISA Affiliate to a tax or penalty or other liability on prohibited transactions imposed under
Section 4975 of the Code or ERISA,(iii) fail to pay to any such employee pension benefit plan any contribution which it is obligated to pay under Section 302 of ERISA, Section 412 of the Code or the terms of such plan,(iv) allow or suffer to exist any accumulated funding deficiency, whether or not waived, with respect to any such employee pension benefit plan,(v) allow or suffer to exist any occurrence of a reportable event or any other event or condition which presents a material risk of termination by the Pension Benefit Guaranty Corporation of any such employee pension benefit plan that is a Single Employer Plan, which termination could result in any liability to the Pension Benefit Guaranty Corporation or (vi) incur any withdrawal liability with respect to any multi-employer pension plan, except as set forth on Schedule 6.13 hereto.

          (b) As used in this Section 7.18, the term "employee pension benefit plans," "employee benefit plans", "accumulated funding deficiency" and "reportable event" shall have the respective meanings assigned to them in ERISA, and the term "prohibited transaction" shall have the meaning assigned to it in
Section 4975 of the Code and ERISA.

     7.19 ADDITIONAL BANK ACCOUNTS. Borrower shall not, and shall not permit any Subsidiary to, directly or indirectly, open, establish or maintain any deposit account, investment account or any other account with any bank or other financial institution, other than the Blocked Accounts and the accounts set forth in Schedule 6.15 hereto, except: (a) as to any new or additional Blocked Accounts and other such new or additional accounts which contain any Collateral or proceeds thereof, with the prior written consent of Agent and subject to such conditions thereto as Agent may establish and (b) as to any accounts used by Borrower or its Subsidiaries to make payments of payroll, taxes or other obligations to third parties, after prior written notice to Agent.

     7.20 NOTICE OF DEFAULT. Promptly upon becoming aware of the existence of any condition or event which constitutes an Event of Default or any condition or event which, with the passage of time or notice or both would constitute such an Event of Default, pursuant to the provisions of this Agreement or the other Financing Agreements, Borrower shall give Agent written notice thereof specifying the nature of such condition or event.

     7.21 FINANCIAL STATEMENTS AND OTHER INFORMATION.

          (a) Borrower and Guarantor shall promptly furnish to Agent and Lenders all such financial and other information as Agent or any Lender shall reasonably request relating to the Collateral and the assets, businesses and operations of Borrower and Guarantor, and notify the auditors and accountants of Borrower and Guarantor that Agent and Lenders are authorized to obtain such information directly from them. Without limiting the foregoing, Borrower and Guarantor shall furnish to Agent and Lenders, in such detail as Agent or any Lender shall request, the following:

               (i) As soon as available, but in any event not later than ninety
(90) days after the close of each fiscal year, audited consolidated balance sheet, consolidated statement of operations and consolidated statement of cash flows for Guarantor and its Subsidiaries for such fiscal year, and the accompanying notes thereto, and unaudited consolidating balance sheets, statements of operations and statements of cash flows for Guarantor and its Subsidiaries for such fiscal year, and the accompanying notes thereto, setting forth in each case in comparative form figures for the previous fiscal year, all in reasonable detail, fairly presenting the financial position and the results of operations of Guarantor and its Subsidiaries as at the date thereof and for the fiscal year then ended, and prepared in accordance with GAAP consistently applied. Such audited consolidated statements of Guarantor and its Subsidiaries shall be examined in accordance with generally accepted auditing standards by and accompanied by a report thereon unqualified as to scope of independent certified public accountants selected by Borrower and satisfactory to Lender.

               (ii) As soon as available, but in any event not later than forty-five (45) days after the close of each fiscal quarter other than the fourth quarter of a fiscal year (which shall be delivered within ninety (90) days), consolidated and consolidating unaudited balance sheets of Guarantor and its Subsidiaries as at the end of such quarter, and consolidated and consolidating unaudited statements of operations and statements of cash flow for Guarantor and its Subsidiaries for such quarter and for the period from the beginning of the fiscal year to the end of such quarter, together with the accompanying notes thereto, all in reasonable detail, fairly presenting the financial position and results of operation of Guarantor and its Subsidiaries as at the date thereof and for such periods, prepared in accordance with GAAP consistently applied (subject to normal year-end adjustments). Such statements shall be certified to be correct by the chief financial officer of Guarantor, subject to normal year-end adjustments.

             (iii)  As soon as available, but in any event not later than thirty
(30) days after the end of each month, consolidated and consolidating unaudited balance sheets of Guarantor and its Subsidiaries as at the end of such month, and consolidated and consolidating unaudited statements of operations for Guarantor and its Subsidiaries for such month and for the period from the beginning of the fiscal year to the end of such month, all in reasonable detail, fairly presenting the financial position and results of operation of Guarantor and its Subsidiaries as at the date thereof and for such periods, and prepared in accordance with GAAP consistently applied (except that such interim financial statements shall not include accompanying notes and shall be subject to normal year-end adjustments). Such statements shall be certified to be correct by the chief financial officer of Guarantor, subject to normal year-end adjustments.

              (iv) With each of the audited financial statements delivered pursuant to Section 7.21(a)(i) above, a certificate of the independent certified public accountants that examined such statements to the effect that they have reviewed and are familiar with the Financing Agreements and that, in examining such financial statements, they did not become aware of any fact or condition which then constituted an Event of Default, except for those, if any, described in reasonable detail in such certificate.

               (v) Simultaneously with the delivery of each of the annual audited and quarterly unaudited financial statements as set forth herein, Agent and Lenders shall receive a certificate of the chief financial officer of Guarantor (A) stating that, except as explained in reasonable detail in such certificate, (1) all of the representations, warranties and covenants of Borrower and Guarantor contained in this Agreement and the other Financing Agreements are correct and complete as at the date of such certificate and (2) no Event of Default then exists or existed during the period covered by such financial statements, and (B) describing and analyzing in reasonable detail all material trends, changes and developments in each and all financial statements. If such certificate discloses that a representation or warranty is not correct or complete, or that a covenant has not been complied with, or that an Event of Default existed or exists, such certificate shall set forth what action Borrower and Guarantor have taken or propose to take with respect thereto.

              (vi) No sooner than ninety (90) days prior to, and no less than, fifteen (15) days after the beginning of each fiscal year of Borrower, projected balance sheets, statements of income and expense, and statements of cash flow for Guarantor and its Subsidiaries as at the end of and for each month of such fiscal year.

             (vii) Promptly after delivery thereof, copies of any management letters and reports by such independent certified public accountants to Guarantor and its Subsidiaries.

            (viii) Monthly accounts receivable agings and inventory reports (including, without limitation, Inventory consisting of work-in-process) and such schedules of Accounts and Inventory, together with any further financial and other information regarding the Collateral, as Agent or any Lender may request from time to time.

          (b) Borrower and Guarantor shall promptly notify Agent in writing of any loss, damage, investigation, action, suit, proceeding or claim relating to the Collateral or which might result in any material adverse change in its business, properties, assets, goodwill or condition, financial or otherwise.

          (c) Borrower and Guarantor shall promptly notify Agent of any of the following events: (i) any Material Contract of Borrower or any of its Subsidiaries is terminated or any new Material Contract is entered into (in which event such Borrower shall provide Agent with a copy of such Material Contract); or (ii) any of the material terms (other than price) upon which material suppliers of Borrower or any of its Subsidiaries do business with Borrower or Subsidiary are changed or amended in any manner adverse to such Borrower or Subsidiary in any material respect; or (iii) any notification of violation of any law or regulation shall have been received by Borrower or any of its Subsidiaries from any Governmental Authority the results of which are reasonably likely to have a Material Adverse Effect.

          (d) Borrower and Guarantor shall promptly provide Agent and Lenders such budgets, forecasts, projections and other information respecting the business operations and financial or other condition of Guarantor and its Subsidiaries, as Agent or any Lender may, from time to time, reasonably request.

          (e) Agent and Lenders are hereby authorized to deliver a copy of any financial statement or any other information relating to the business, operations or financial condition of Guarantor or its Subsidiaries, which may be furnished to it hereunder or otherwise, to any regulatory body or agency or other Governmental Authority having jurisdiction over Agent or Lenders or upon notice to Borrower (to the extent permitted under applicable law), to any court or to any other Person which shall, or shall have any right or obligation to, succeed to all or any part of Agent or any Lender's interests in any of the Loans, this Agreement, the other Financing Agreements or the Collateral, including, without limitation, any assignee pursuant to Section 11.6 hereof or any Participant who shall have agreed to treat such information as confidential to the extent provided in Section 10.7 hereof.

          (f) Each of Borrower and Guarantor hereby irrevocably authorizes and directs all accountants, auditors or other third parties to deliver to Agent upon Agent's reasonable request, at Borrower's expense, copies of the financial statements, and other accounting records relating to Guarantor and its Subsidiaries of any nature in their possession and to disclose to Agent and any Lender any information they may have regarding the business affairs and financial condition of Guarantor and its Subsidiaries.

     7.22 SENIOR NOTE AGREEMENTS. With respect to the Indebtedness of Guarantor to the holders of the Senior Notes evidenced by or arising under the Senior Notes:(a) such Indebtedness shall not exceed the principal amount of $150,000,000, as reduced by payments of principal in respect thereof, plus interest thereon at the rate provided for in the Senior Notes as in effect on the date hereof; (b) Guarantor shall only make regularly scheduled payments of principal and interest or other mandatory payments in respect of such Indebtedness in accordance with the terms of the Senior Notes as in effect on the date of the issuance thereof, EXCEPT THAT Guarantor may prepay, in whole or in part, the Senior Notes as in effect on the date of the issuance thereof, so long as (i) Guarantor provides Agent with two (2) Business Days' prior written notice of the intention of Guarantor to make any such prepayment, (ii) as of the date of such prepayment and after giving effect thereto, no Obligations (other than pursuant to Letter of Credit Accommodations and the costs, expenses and other charges relating thereto) shall be outstanding, (iii) after giving effect to such prepayment, there shall be Excess Availability of not less than $10,000,000, and (iv) no Event of Default or act, condition or event which with notice or passage of time or both would constitute an Event of Default, shall exist or have occurred and is continuing; (c) Guarantor and Borrower shall not, directly or indirectly (i) amend, modify, alter or change the terms of the Senior Note Agreements or any agreements, documents or instruments executed and/or delivered in connection therewith as in effect on the original date of the execution and delivery thereof or (ii) redeem, retire, defease, purchase or otherwise deposit or invest any sums for such purpose, EXCEPT for (A) prepayments permitted under Section 7.22(b) above, (B) mandatory repurchases of Senior Notes required in accordance with the terms of the Senior
Note Indenture (as in effect on the date hereof) in connection with (1) the sales of certain assets of Borrower and its Subsidiaries (other than the Collateral) and (2) changes in control of Borrower and (3) the exchange of the Senior Notes consisting of the Series A Notes for the Series B Notes;(d) Guarantor and Borrower shall furnish to Agent copies of all notices, demands or other materials either received from the Senior Note Trustee or any of the holders of the Senior Notes, or on its or their behalf, promptly after receipt thereof, or sent by Guarantor or any of its Affiliates, or on its or their behalf, to the Senior Note Trustee or any other representative of the holders of the Senior Notes, concurrently with the sending thereof, as the case may be;
(e) such Indebtedness is, and shall at all times be, unsecured; and (f) Guarantor shall use the proceeds from the issuance of the Senior Notes on the date hereof to make a loan to Borrower in the amount of $150,000,000, to the extent the Indebtedness of Borrower to Guarantor arising pursuant to such loan is permitted under Section 7.3 hereof.

     7.23 AFTER ACQUIRED REAL PROPERTY. If Borrower or any of its Subsidiaries hereafter acquires any Real Property, fixtures or any other property that is of the kind or nature described in the Mortgages and such Real Property, fixtures or other property at any one location has a fair market value in an amount equal to or greater than $500,000 (or if an Event of Default, or act, condition or event which with notice or passage of time or both would constitute an event which with notice or passage of time or both would constitute an Event of Default exists, then regardless of the fair market value of such assets), or without limiting any other rights of Agent or Lenders, or duties or obligations of Borrower, upon Agent's request, Borrower shall, or shall cause its Subsidiary, to execute and deliver to Agent a mortgage, deed of trust or deed to secure debt, as Agent may determine, in form and substance substantially similar to the Mortgages and as to any provisions relating to specific state laws satisfactory to Agent and in form appropriate for recording in the real estate records of the jurisdiction in which such Real Property or other property is located granting to Agent a first lien, mortgage and security interest in such Real Property (except as Borrower would otherwise be permitted to incur hereunder or under the Mortgages or as otherwise consented to in writing by Agent or as otherwise permitted herein) and such other agreements, documents and instruments as Agent may require in connection therewith.

     7.24 FURTHER ASSURANCES. Each of Borrower and Guarantor has executed or will contemporaneously herewith execute and deliver to Agent such of the other Financing Agreements to which it is a party and financing statements pursuant to the UCC, in form and substance satisfactory to Agent. Each of Borrower and Guarantor shall, at its expense, at any time or times duly execute and deliver, or shall cause to be duly executed and delivered, such further agreements, instruments and documents, including, without limitation, additional security agreements, collateral assignments, UCC financing statements or amendments or continuations thereof, certificates of title with respect to motor vehicles and applications for notation of the liens of Agent thereon, landlord's or mortgagee's waivers of liens and consents to the exercise by Agent of all the rights and remedies hereunder, under any of the other Financing Agreements or applicable law with respect to the Collateral, and do or cause to be done such further acts as may be necessary or proper in Agent's opinion to evidence, perfect, maintain and enforce the security interest and the priority thereof in the Collateral and to otherwise effectuate the provisions or purposes of this Agreement or any of the other Financing Agreements. Where permitted by law, Borrower and Guarantor hereby authorize Agent to execute and file one or more UCC financing statements signed only by Agent. Upon the request of Agent, at any time and from time to time, each of Borrower and Guarantor shall, at its cost and expense, do, make, execute, deliver and record, register or file, financing statements, mortgages, deeds of trust, deeds to secure debt, and other instruments, acts, pledges, assignments and transfers (or cause the same to be done) and will deliver to Agent such instruments evidencing items of Collateral as may be requested by Agent.


SECTION 8.  EVENTS OF DEFAULT AND REMEDIES

     8.1 EVENTS OF DEFAULT. The occurrence of any one or more of the following events shall constitute an "Event of Default" hereunder:

          (a) Borrower shall be in default in the payment of any of the Obligations when due, which default shall continue for three (3) days; or

          (b) Borrower, Guarantor or any Obligor shall fail to observe or perform any covenants or agreements contained in this Agreement, the other Financing Agreements or in any other document or instrument referred to herein or therein other than as described in Section 8.1(a) above and such failure shall continue for fifteen (15) days, PROVIDED, THAT, such fifteen (15) day period shall not apply in the case of:(i) any failure to observe any such covenant or agreement which is not capable of being cured at all or within such fifteen (15) day period or which has been the subject of a prior failure within a six (6) month period or (ii) an intentional breach by Borrower, Guarantor or its or their management of any such covenant or agreement, or (iii)the failure to observe or perform any of the covenants or agreements contained in Section
7.16 or Section 7.23 of this Agreement or any covenants or agreements covering substantially the same matter as such sections in any of the other Financing Agreements; or

          (c) any present or future representation, warranty or statement of fact when made by or on behalf of Borrower, Guarantor or any Obligor to Agent or any Lender is false or misleading in any material respect; or

          (d) a judgment is rendered against Borrower or any Obligor in excess of $1,000,000 in any one case or in excess of $2,500,000 in the aggregate and the same shall remain undischarged for a period in excess of thirty (30) days or execution shall at any time not be effectively stayed except if it is a judgment for which Borrower or such Obligor is fully insured and with respect to which the insurer has admitted in writing its liability for the full amount thereof and so long as execution is at all times effectively stayed; or

          (e) Borrower or any Obligor shall be generally unable to pay its debts as they mature, suspend or discontinue doing business for any reason, become insolvent, call a meeting of creditors or have a creditors' committee appointed, make a general assignment for the benefit of creditors, shall admit in writing its inability to pay its debts as they become due or shall commence any action or proceeding for the appointment of any trustee, receiver, custodian or liquidator of Borrower or such Obligor or all or any part of their respective properties or assets; or

          (f) Borrower or any Obligor shall commence any action or proceeding for relief under the Bankruptcy Code or any reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief under the Bankruptcy Code or any other present or future statute, law or regulation or shall take any corporate action to authorize any of such actions or proceedings; or

          (g) Borrower or any Obligor shall have commenced against it any action or proceeding for relief under the Bankruptcy Code or any reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief under the Bankruptcy Code or any other present or future statute, law or regulation, or any action or proceeding for the appointment of any trustee, receiver, custodian or liquidator of any of Borrower or such Obligor or all or any part of their respective properties or assets, which is not dismissed within forty-five (45) days of its commencement, or Borrower or such Obligor shall file any answer admitting or not contesting the allegations of a petition filed against it in any such proceeding or by any act or omission indicates its consent to, acquiescence in or approval of, any such action or proceeding or if the relief requested is granted sooner; or

          (h) Borrower or any Obligor shall default in the payment of any amounts at any time due on any Indebtedness for borrowed money, Capitalized Lease Obligations or any contingent Indebtedness in connection with any guarantee, letter of credit, indemnity or similar type of instrument at any time owing to any Person other than Lender, in each case to the extent in excess of $2,500,000, including, but not limited to, Indebtedness evidenced by or arising under the Senior Notes or the other Senior Note Agreements or Indebtedness to Van-American and the USF&G Bonding Companies or Indebtedness to Frontier or in the performance of any other terms or covenants or any evidence of the same or any agreement relating thereto or securing same (including, but not limited to, any of the Senior Note Agreements, the USF&G Bonding Agreements or any agreements with Frontier or any of the other Bonding Companies) and which causes, or permits the holders of such Indebtedness to cause, such Indebtedness to become due prior to its maturity, and which default continues for more than the applicable cure period, if any, with respect thereto, but in no event more than thirty (30) days after the occurrence of any such default; or

          (i) there is any change in the ultimate control of Borrower or Guarantor or the majority ownership of Borrower or Guarantor; or

          (j) the occurrence of any default or event of default under any of the other Financing Agreements.

     8.2  REMEDIES.

          (a) Without limiting Agent's or any Lender's rights to demand payment sooner as provided in this Agreement, upon or at any time after the occurrence or existence of any one or more of such Events of Default, upon termination of this Agreement or the other Financing Agreements, or if this Agreement and the other Financing Agreements are not renewed, in addition to any other rights Agent or any Lender may have under the Financing Agreements or otherwise:

               (i) subject to Section 8.2(b) below, Agent may, and upon the direction of the Majority Lenders shall, declare the Commitments of each Lender terminated, whereupon the Commitment of each Lender will terminate immediately (such that no more Loans shall be made or Letter of Credit Accommodations provided hereunder), without presentment for payment, demand, notice of dishonor or notice of protest or any other or further notice, all of which are hereby expressly waived by Borrower; or

               (ii) subject to Section 8.2(b) below, Agent may, and upon the direction of the Majority Lenders shall, declare any or all of the Obligations to be immediately due and payable, together with interest at the highest rate of interest hereunder until fully and indefeasibly paid, without presentment for payment, demand, notice of dishonor or protest or any or other further notice, all of which are hereby expressly waived by Borrower (PROVIDED, THAT, upon the occurrence of any Events of Default described in Sections 8.1(f) or 8.1(g), all Obligations shall automatically become immediately due and payable); and

               (iii) each Participant, to the fullest extent permitted by applicable law, shall have the right to (A) set off against the Obligations any and all deposits (whether general or special, time or demand, provisional or final), credits, balances, accounts, monies or other assets which are the property of Borrower and held by such Participant or owed by such Participant to Borrower and (B) remit the same to Agent for application to the Obligations;

             (iv) without further notice to Borrower, Agent and any Lender may appropriate, set off and apply to the payment of any or all of the Obligations, any or all Collateral, in such manner as Agent shall determine, enforce payment of any Collateral, settle, compromise or release in whole or in part, any amounts owing on the Collateral, make allowances and adjustments with respect thereto, issue credits in Agent's or Borrower's name, sell, assign and deliver the Collateral (or any part thereof), at public or private sale, at broker's board, for cash, upon credit or otherwise, at Agent's option and discretion, and Agent may bid or become purchaser at any such sale, if public, free from any right of redemption which is hereby expressly waived;

              (v) without limiting the generality of the foregoing, Agent and Lenders are hereby authorized at any time and from time to time, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other Indebtedness at any time owing by Agent or any Lender to or for the credit or the account of Borrower against any and all of the Obligations, whether or not then due and payable;

              (vi) Agent shall have the right, without notice to Borrower (except as otherwise expressly provided herein), at any time and from time to time in its discretion, with or without judicial process or the aid or assistance of others and without cost to Agent or Lenders (A) to enter upon any premises on or in which any of the Inventory may be located and, without resistance or interference by Borrower, take possession of the Inventory, (B) to complete processing, manufacturing and repair of all or any portion of the Inventory, (C) to sell, foreclose or otherwise dispose of any part or all of the Inventory on or in any premises of Borrower or premises of any other party,
(D) to require Borrower, at its expense, to assemble and make available to Agent any part or all of the Inventory at any reasonable place and time designated by Agent, and (E) to remove any or all of the Inventory from any premises on or in which the same may be located, for the purpose of effecting the sale, foreclosure or other disposition thereof or for any other purpose.

          (b) Notwithstanding anything to the contrary in this Section 8.2, but subject to Section 12.5 and the other provisions of Section 12 hereof, so long as the Commitment Percentage of Congress shall be fifty (50%) percent, in the event Agent or the Majority Lenders do not exercise the rights set forth in
Section 8.2(a)(i) or Section 8.2(a)(ii) above within forty-five (45) days after the date of any written notice from CIT to Agent of an Event of Default (which Event of Default is not thereafter waived or cured), CIT may direct, and upon such direction Agent shall, exercise the remedies set forth in Section 8.2(a)(i) or 8.2(a)(ii) as CIT may specify.

          (c) Agent and Lenders shall have all of the rights and remedies of a secured party under the UCC or applicable law of any State in which any Collateral may be situated, in addition to all of the rights and remedies set forth in this Agreement and the other Financing Agreements, and in any instrument or document referred to herein or therein, and/or under any other applicable law relating to this Agreement, the other Financing Agreements, the Obligations or the Collateral.

          (d) Each of Borrower and Guarantor agrees that the giving of ten (10) days notice to Borrower by Agent at Borrower's address set forth below, designating the place and time of any public sale or of the time after which any private sale or other intended disposition of the Collateral is to be made, shall be deemed to be reasonable notice thereof and Borrower waives any other notice with respect thereto.

          (e) The Net Cash Proceeds resulting from the exercise of any of the foregoing rights or remedies shall be applied by Agent to the payment of the Obligations in such order as Agent may elect, and Borrower shall remain liable to Agent and Lenders for any deficiency. Without limiting the generality of the foregoing, if Agent or any Lender enters into any credit transaction, directly or indirectly, in connection with the disposition of any Collateral, it shall have the option, at any time, in its discretion, to reduce the Obligations by the principal amount of such credit transaction or to defer the reduction thereof until actual receipt by Agent or such Lender of cash or other immediately available funds in connection therewith.

          (f) In the event Agent institutes an action to recover any Collateral or seeks recovery of any Collateral by way of prejudgment remedy or otherwise, Borrower and Guarantor hereby irrevocably waive (i) the posting of any bond, surety or security with respect thereto which might otherwise be required,(ii) any demand for possession prior to the commencement of any suit or action to recover the Collateral, and (iii) any requirement that Agent retain possession and not dispose of any Collateral until after trial or final judgment.

          (g) Agent may, at its option, cure any default by Borrower under any agreement with any Person, which constitutes, or with notice or passage of time or both would constitute, an Event of Default hereunder or under any of the other Financing Agreements, or pay or bond on appeal any judgment entered against Borrower (irrespective of the amount of said judgment or the time elapsed since entry thereof), and charge Borrower's account(s) therefor, such amounts to be repayable by Borrower on demand, together with interest thereon at the highest rate of interest payable hereunder; PROVIDED, HOWEVER, Agent shall be under no obligation to effect such cure, payment or bonding and shall not, by making any payment for Borrower's account(s), be deemed to have assumed any obligation or liability of Borrower.

          (h) The enumeration of the foregoing rights and remedies is not intended to be exclusive, and such rights and remedies are in addition to and not by way of limitation of any other rights or remedies Agent or any Lender may have under the UCC or other applicable law. Agent shall have the right to determine which rights and remedies, and in which order any of the same, are to be exercised, and to determine which Collateral is to be proceeded against and in which order, and the exercise of any right or remedy shall not preclude the exercise of any others, all of which shall be cumulative.

          (i) No act, failure or delay by Agent or any Lender shall constitute a waiver of any of the rights and remedies of Agent and Lenders. No single or partial waiver by Agent or Lenders of any provision of this Agreement or any of the other Financing Agreements, or breach or default thereunder, or of any right or remedy which Agent and Lenders may have shall operate as a waiver of any other provision, breach, default, right or remedy or of the same provision, breach, default, right or remedy on a future occasion.

          (j) Borrower waives presentment, notice of dishonor, protest and notice of protest of all instruments included in or evidencing any of the Obligations or the Collateral and any and all notices or demands whatsoever (except as expressly provided herein). Agent may, at all times, proceed directly against Borrower to enforce payment of the Obligations and shall not be required to take any action of any kind to preserve, collect or protect any rights in the Collateral.

SECTION 9.  COLLECTION AND ADMINISTRATION

     9.1  COLLECTIONS; MANAGEMENT OF COLLATERAL.

          (a) Borrower shall establish and maintain, at its expense, blocked accounts or lockboxes and related blocked accounts (in either case, "Blocked Accounts"), as Agent may reasonably specify, with such banks as are reasonably acceptable to Agent into which Borrower shall promptly deposit and direct its Account Debtors to directly remit all payments on Accounts and all payments constituting proceeds of Inventory or other Collateral in the identical form in which such payments are made, whether by cash, check or other manner. The banks at which the Blocked Accounts are established shall enter into an agreement, in form and substance reasonably satisfactory to Agent, providing that all items received or deposited in the Blocked Accounts are the property of Agent and Lenders according to their interests hereunder, that the depository bank has no lien upon, or right to setoff against, the Blocked Accounts, the items received for deposit therein, or the funds from time to time on deposit therein and that the depository bank will wire, or otherwise transfer, in immediately available funds, on a daily basis, all funds received or deposited into the Blocked Accounts to such bank account of Agent as Agent may from time to time designate for such purpose ("Payment Account"). Borrower agrees that all payments made to such Blocked Accounts or other funds received and collected by Agent, whether on the Accounts or as proceeds of Inventory, Equipment or other Collateral or otherwise shall be the property of Agent and Lenders according to their interests hereunder.

          (b) For purposes of calculating interest on the Obligations, such payments or other funds received will be applied (conditional upon final collection) to the Obligations one (1) Business Day following the date of receipt of immediately available funds by Agent in the Payment Account (the "Collection Period"). For purposes of calculating the amount of the Loans available to Borrower, such payments will be applied (conditional upon final collection) to the Obligations on the Business Day of receipt by Agent in the Payment Account, if such payments are received within sufficient time (in accordance with Agent's usual and customary practices as in effect from time to time) to credit Borrower's loan account on such day, and if not, then on the next Business Day. The economic benefit of the Collection Period shall be for Agent's sole account. To the extent Agent may hold cash collateral to secure all of the Obligations on terms and conditions determined by Agent, so long as no Event of Default shall exist or have occurred and be continuing, Borrower shall receive a credit to its loan account maintained by Agent on the funds held by Lender at a rate equal to three (3%) percent per annum less than the Prime Rate. Such credit shall be applied to the loan account of Borrower as of the first day of each month.

          (c) Borrower and all of its subsidiaries, shareholders, directors, employees, agents and other Affiliates shall, acting as trustee for Agent, receive, as the property of Agent and Lenders according to their interests hereunder, any monies, checks, notes, drafts or any other payment relating to and/or proceeds of Accounts or other Collateral which come into their possession or under their control and immediately upon receipt thereof, shall deposit or cause the same to be deposited in the Blocked Accounts, or remit the same or cause the same to be remitted, in kind, to Agent. In no event shall the same be commingled with Borrower's own funds. Borrower agrees to reimburse Agent and Lenders on demand for any amounts owed or paid to any bank at which a Blocked Account is established or any other bank or person involved in the transfer of funds to or from the Blocked Accounts arising out of Agent's or Lenders' payments to or indemnification of such bank or person. The obligation of Borrower to reimburse Agent or Lenders for such amounts pursuant to this Section
9.1 shall survive the termination or non-renewal of this Agreement.

     9.2  PAYMENTS.

          (a) All Obligations shall be payable to the Payment Account as designated under Section 9.1 or such other place as Agent may designate from time to time. The Obligations shall be payable upon the effective date of termination or non-renewal or maturity of the Credit Facility, or earlier upon an Event of Default, or otherwise as provided elsewhere herein or in the other Financing Agreements. Agent may apply payments received or collected from Borrower or for the account of Borrower (including, without limitation, the monetary proceeds of collections or of realization upon any Collateral) to such of the Obligations in respect of the Loans, whether or not then due, and to such other Obligations then due, in each case in such order and manner as Agent determines. Agent shall have the continuing and exclusive right to apply and reverse and reapply any and all such proceeds and payments to any portion of the Obligations. Upon the request of Agent, Borrower shall execute and deliver to Agent one or more promissory notes, in form and substance satisfactory to Agent, to evidence further the Loans, or any portion thereof.

          (b) Except as otherwise provided in this Section 9.2(b), aggregate principal and interest payments shall be apportioned among all outstanding Loans to which such payments relate and payments of the fees required to be paid by Borrower to Agent for the account of the Lenders hereunder shall, as applicable, be apportioned ratably among the Lenders, in each case according to their Pro Rata Shares. All payments shall be remitted to Agent. Agent shall promptly distribute to each Lender at its primary address set forth on the appropriate signature page hereof, or at such other address as such Lender may designate in writing to Agent, such funds as it may be entitled to receive. The foregoing apportionment of payments is solely for the purpose of determining the obligations of Borrower hereunder and, notwithstanding such apportionment, any Lender may on its books and records allocate payments received by it in a manner different from that contemplated hereby. No such different allocation shall alter the rights and obligations of Borrower or Guarantor under this Agreement determined in accordance with the apportionments contemplated by this Section 9.2(b).

          (c) If after receipt of any payment of, or proceeds applied to the payment of, all or any part of the Obligations, Agent or any Lender is for any reason required to surrender such payment or proceeds to any Person, because such payment or proceeds is invalidated, declared fraudulent, set aside, determined to be void or voidable as a preference, or a diversion of trust funds, or for any other reason, then the Obligations or any part thereof intended to be satisfied shall be revived and continue and this Agreement shall continue in full force as if such payment or proceeds had not been received by Agent or such Lender and Borrower shall be liable to pay to Agent or such Lender, and hereby does indemnify Agent and Lenders and hold them harmless for the amount of such payment or proceeds surrendered. The provisions of this Section 9.2(c) shall be and remain effective notwithstanding any contrary action which may have been taken by Agent or any Lender in reliance upon such payment or proceeds, and any such contrary action so taken shall be without prejudice to the rights of Agent and Lenders under this Agreement and shall be deemed to have been conditioned upon such payment or proceeds having become final and irrevocable. The provisions of this Section 9.2(c) shall survive the termination of this Agreement and the other Financing Agreements.

          (d) At Agent's option, all principal, interest, fees, commissions, costs, expenses, or other charges hereunder, under the other Financing Agreements or in connection herewith or therewith, and any and all Loans, may be charged directly to any account(s) of Borrower maintained by Agent.

          (e) Borrower shall make all payments in respect of the Obligations free and clear of, and without deduction or withholding for or on account of, any setoff, counterclaim, defense, duties, taxes, levies, imposts, fees, deductions, withholdings, restrictions or conditions of any kind or nature whatsoever.

     9.3  SHARING OF PAYMENTS, ETC.

          (a) Borrower agrees that, in addition to (and without limitation of) any right of setoff, banker's lien or counterclaim Agent or any Lender may otherwise have, each Lender shall be entitled, at its option, to offset balances held by it for the account of Borrower at any of its offices, in dollars or in any other currency, against any principal of or interest on any Loans owed to such Lender or any other amount payable to such Lender hereunder, that is not paid when due (regardless of whether such balances are then due to Borrower), in which case it shall promptly notify Borrower and Agent thereof; PROVIDED, THAT, such Lender's failure to give such notice shall not affect the validity thereof.

          (b) If any Lender (including Agent) shall obtain from Borrower payment of any principal of or interest on any Loan owing to it or payment of any other amount under this Agreement or any other Financing Agreement through the exercise of any right of setoff, banker's lien or counterclaim or similar right or otherwise (other than from Agent as provided herein), and, as a result of such payment, such Lender shall have received more of its Pro Rata Share of the principal of or interest on the Loans or such other amounts then due hereunder by Borrower to such Lender than the percentage thereof received by any other Lender, it shall promptly pay to Agent, for the benefit of Lenders, the amount of such excess and simultaneously purchase from such other Lenders a participation in the Loans or such other amounts, respectively, owing to such other Lenders (or in interest due thereon, as the case may be) in such amounts, and make such other adjustments from time to time as shall be equitable, to the end that all Lenders shall share the benefit of such excess payment (net of any expenses that may be incurred by such Lender in obtaining or preserving such excess payment) in accordance with their respective Pro Rata Shares. Amounts received by Agent under this Section 9.3 shall be treated as payments received from Borrower under Section 9.2 hereof. To such end all Lenders shall make appropriate adjustments among themselves (by the resale of participation sold or otherwise) if such payment is rescinded or must otherwise be restored.

          (c) Borrower agrees that any Lender so purchasing such a participation (or direct interest) may exercise, in a manner consistent with this Section 9.3, all rights of setoff, banker's lien, counterclaim or similar rights with respect to such participation as fully as if such Lender were a direct holder of Loans or other amounts (as the case may be) owing to such Lender in the amount of such participation.

          (d) Nothing contained herein shall require any Lender to exercise any such right or shall affect the right of any Lender to exercise, and retain the benefits of exercising, any such right with respect to any other indebtedness or obligation of Borrower. If, under any applicable bankruptcy, insolvency or other similar law, any Lender receives a secured claim in lieu of a setoff to which this Section 9.3 applies, such Lender shall, to the extent practicable, assign such rights to Agent for the benefit of Lenders and, in any event, exercise its rights in respect of such secured claim in a manner consistent with the rights of Lenders entitled under this Section 9.3 to share in the benefits of any recovery on such secured claim.

     9.4 BORROWER'S LOAN ACCOUNT. Agent shall maintain one or more loan account(s) on its books in which shall be recorded (a) all Loans, Letter of Credit Accommodations and other Obligations and the Collateral,(b) all payments made by or on behalf of Borrower and (c) all other appropriate debits and credits as provided in this Agreement, including, without limitation, fees, charges, costs, expenses and interest. All entries in the loan account(s) shall be made in accordance with Agent's customary practices as in effect from time to time. All Collateral or other collateral security held by or granted to Agent or Lenders by Borrower or any third persons shall be security for the payment and performance of any and all Obligations of Borrower to Agent and Lenders (including, but not limited to, the Loans), notwithstanding the maintenance of separate accounts for Borrower or third persons or the existence of any notes.

     9.5 STATEMENTS. Agent shall render to Borrower each month a statement setting forth the balance in Borrower's loan account(s) maintained by Agent for Borrower pursuant to the provisions of this Agreement, including principal, interest, fees, costs and expenses. Each such statement shall be subject to subsequent adjustment by Agent but shall, absent manifest errors or omissions, be considered correct and deemed accepted by Borrower and conclusively binding upon Borrower as an account stated except to the extent that Agent receives a written notice from Borrower of any specific exceptions of Borrower thereto within thirty (30) days after the date such statement has been mailed by Agent. Until such time as Agent shall have rendered to Borrower a written statement as provided above, the balance in Borrower's loan account(s) shall be presumptive evidence of the amounts due and owing by Borrower to Agent and Lenders.

     9.6 RIGHT OF INSPECTION; ACCESS. Agent, Lenders and their representatives shall, at all reasonable times and upon reasonable prior written notice prior to an Event of Default and at any time and without notice at any time on or after an Event of Default, have free access to and right of inspection of the Collateral and have full access to and the right to examine and make copies of the books and records of Borrower to confirm and verify all Accounts, to perform general audits and to do whatever else Agent or any Lender deems necessary to protect the interests of Agent and Lenders. Agent may at any time remove from the premises of Borrower or require Borrower or any accountants and auditors employed by Borrower to deliver any books and records and Agent and Lenders may, without cost or expense to any of them, use such of Borrower's personnel, supplies, computer equipment and space at its places of business as may be reasonably necessary for the handling of collections.

     9.7 ACCOUNTS DOCUMENTATION. Borrower shall maintain its shipping forms, invoices and other related documents in a form reasonably satisfactory to Agent and Borrower shall maintain its books, records and accounts in accordance with GAAP consistently applied. Borrower shall keep and maintain, at its cost and expense, satisfactory and complete books and records of all Accounts, all payments received or credits granted thereon, and all other dealings therewith. At such times as Agent may reasonably request, Borrower shall deliver to Agent, all original documents evidencing the sale and delivery of goods or the performance of services which created any Accounts, including, but not limited to, all contracts, orders, invoices, bills of lading, warehouse receipts, delivery tickets and shipping receipts, together with schedules describing the Accounts and/or written confirmatory assignments to Agent of each Account, in form and substance satisfactory to Agent and duly executed by Borrower, together with such other information as Agent may request. In no event shall the making or the failure to make or the content of any schedule or assignment or Borrower's failure to comply with the provisions hereof be deemed or construed as a waiver, limitation or modification of the security interest in, lien upon and assignment of the Collateral or the representations, warranties or covenants under this Agreement or the other Financing Agreements. Any documents, schedules, invoices or other papers delivered to Agent or any Lender, pursuant to this Section or otherwise, may be destroyed or otherwise disposed of by it one (1) year after the same are delivered, unless Borrower make written request therefor and pay all expenses attendant to their return, in which event Agent or such Lender shall return same when its actual or anticipated need therefor has ceased.

     9.8 SPECIFIC POWERS. Borrower hereby constitutes Agent and its designees, as Borrower's attorney-in-fact, with power of substitution, at the cost and expense of Borrower, to exercise at any time all or any of the following powers which appointment, being coupled with an interest, shall be irrevocable until all Obligations have been indefeasibly paid in full: (a) to receive, take, endorse, assign, deliver, accept and deposit, in the name of Agent or Borrower, any and all checks, notes, drafts, remittances and other instruments and documents or chattel paper relating to the Collateral; (b) on or after the occurrence of an Event of Default, or an act, condition or event which with notice, passage of time or both would constitute an Event of Default, to receive, open and dispose of all mail addressed to Borrower and to notify postal authorities to change the address for delivery thereof to such address as Agent designates; (c) to transmit to Account Debtors notice of Agent's interest therein and to request from such Account Debtors at any time, in the name of Agent or Borrower or that of Agent's designee, information concerning the Collateral and the amounts owing thereon; (d) on or after the occurrence of an Event of Default, or an act, condition or event which with notice, passage of time or both would constitute an Event of Default, to notify Account Debtors to make payment directly to Agent; (e) on or after the occurrence of an Event of Default, or an act, condition or event which with notice, passage of time or both would constitute an Event of Default, to take or bring, in the name of Agent or Borrower, all steps, actions, suits or proceedings deemed by Agent necessary or desirable to effect collection of the Collateral; and (f) to execute in Borrower's name and on its behalf any UCC financing statements or amendments thereto. Borrower hereby releases Agent and its officers, employees and designees, from any liability arising from any act or acts under this Agreement or in furtherance thereof, whether of omission or commission, and whether based upon any error of judgment or mistake of law or fact, except for acts of gross negligence or wilful misconduct of Agent as determined pursuant to a final non-appealable order of a court of competent jurisdiction.


SECTION 10.   EFFECTIVE DATE; TERMINATION; COSTS

     10.1 TERM.

          (a) This Agreement and the other Financing Agreements shall become effective as of the date hereof and shall continue in full force and effect for a term ending on the date three (3) years from the date hereof (the "Renewal Date") and from year to year thereafter, unless sooner terminated pursuant to the terms hereof; PROVIDED, THAT, Agent, any Lender (as to such Lender), or Borrower may terminate this Agreement and the other Financing Agreements effective on the Renewal Date or on the anniversary of the Renewal Date in any subsequent year by giving to the other parties hereto at least sixty (60) days prior written notice, PROVIDED, THAT, in the event any one Lender shall send a notice of its intention to terminate this Agreement as to such Lender, any of the other Lenders may upon receipt of such notice purchase the Commitment of the Lender sending such notice of termination. Upon the exercise of the option to purchase such Commitment by any Lender and upon payment in full to the terminating Lender of the amounts owing to it by the purchasing Lender in accordance with Section 11.6, the Lender sending such notice of termination shall assign its rights and obligations under this Agreement and the other Financing Agreements to the Lender exercising such option in accordance with
Section 11.6 hereof. This Agreement and all other Financing Agreements must be terminated simultaneously.

          (b) In addition, Agent may, and upon the direction of the Majority Lenders shall, terminate this Agreement and the other Financing Agreements, or terminate only the provisions of this Agreement as to future Loans and Letter of Credit Accommodations, immediately at any time upon the occurrence of an Event of Default or an act, condition or event which with notice or passage of time or both would constitute an Event of Default.

          (c) Upon the effective date of termination or nonrenewal of the Financing Agreements, Borrower shall pay to Agent for the account of Lenders in full, all outstanding and unpaid Obligations (including, but not limited to, the Loans and all interest, fees (including the early termination fees provided herein, if applicable), charges, expenses and other amounts provided for hereunder, under the other Financing Agreements or otherwise) and shall furnish cash collateral to Agent in such amounts as Agent determines are reasonably necessary to secure Agent and Lenders from loss, cost, damage or expense, including reasonable attorneys' fees and legal expenses, in connection with any contingent Obligations, including Letter of Credit Accommodations and any checks or other payments provisionally credited to the Obligations and/or as to which Agent or any Lender has not yet received final and indefeasible payment. Such payments in respect of the Obligations and cash collateral shall be remitted by wire transfer in Federal funds to such bank account of Agent, as Agent may, in its discretion, designate in writing to Borrower for such purpose. Interest at the Interest Rate shall be due until and including the next Business Day, if the amounts so paid by Borrower to the bank account designated by Agent are received in such bank account later than 12:00 noon, New York, New York time.

          (d) No termination of the Financing Agreements or the Commitments shall relieve or discharge either of Borrower or Guarantor of its duties, obligations and covenants under the Financing Agreements until all Obligations have been fully indefeasibly discharged and paid, and the continuing security interests of Agent in the Collateral shall remain in effect until all such Obligations have been fully and indefeasibly discharged and paid.

          (e) If this Agreement terminates upon the occurrence of an Event of Default or at the request of Borrower prior to the Renewal Date, in view of the impracticality and extreme difficulty of ascertaining actual damages and by mutual agreement of the parties as to a reasonable calculation of the lost profits of Agent and Lenders as a result thereof, Borrower hereby agrees to pay to Agent for the ratable benefit of Lenders, upon the effective date of such termination, an early termination fee in an amount equal to:

               (i) three (3%) percent of the Maximum Credit, if such termination is effective on or prior to the first anniversary of this Agreement; or

               (ii) two (2%) percent of the Maximum Credit, if such termination is effective after the first anniversary of this Agreement but on or prior to the second anniversary of this Agreement; or

              (iii) one (1%) percent of the Maximum Credit, if such termination is effective after the second anniversary of this Agreement but prior to the third anniversary of this Agreement.

Such early termination fee shall be presumed to be the amount of damages sustained by said early termination and Borrower agrees that it is reasonable under the circumstances currently existing. The early termination fee provided for in this Section 10.1 shall be deemed included in the Obligations.

     10.2 EXPENSES AND ADDITIONAL FEES.

          (a) Borrower shall pay to Agent on demand all reasonable costs and expenses that Agent or any Lender may pay or incur in connection with the negotiation, preparation, consummation, administration, enforcement, and termination of this Agreement and the other Financing Agreements, including, without limitation: (i) reasonable attorneys' and paralegals' fees and disbursements of counsel to Agent, Lenders and any Participant (including allocated costs of in-house counsel);(ii) costs and expenses (including reasonable attorneys' and paralegals' fees and disbursements, and allocated costs of in-house counsel) for any amendment, supplement, waiver, consent, or subsequent closing in connection with the Financing Agreements and the transactions contemplated thereby;(iii) costs and expenses of lien and title searches and title insurance;(iv) taxes, fees and other charges for recording any agreements or documents with the Office of Patents and Trademarks, the Copyright Office or any other governmental authority, and the filing of UCC financing statements and continuations, and other actions to perfect, protect, and continue the security interests and liens of Lender in the Collateral;(v) sums paid or incurred to pay any amount or take any action required of Borrower under the Financing Agreements that Borrower fails to pay or take; (vi) costs of appraisals, environmental audits, inspections, and verifications of the Collateral, including, without limitation, travel, lodging, and meals for inspections of the Collateral and Borrower's operations by Agent, any Lender, Participants or their agents, plus a charge of $600 per person per day for the field examiners of Agent, any Lender and any Participant;(vii) costs and expenses of forwarding loan proceeds, collecting checks and other items of payment, and establishing and maintaining payment accounts and lock boxes;(viii) costs and expenses of preserving and protecting the Collateral; and (ix) costs and expenses (including reasonable attorneys' and paralegals' fees and disbursements and allocated costs of in-house counsel) paid or incurred to obtain payment of the Obligations, enforce the security interests and liens of Agent, sell or otherwise realize upon the Collateral, and otherwise enforce the provisions of this Agreement and the other Financing Agreements, or to defend any claims made or threatened against Agent or any Lender arising out of the transactions contemplated hereby (including, without limitation, preparations for and consultations concerning any such matters). The foregoing shall not be construed to limit any other provisions of the Financing Agreements regarding costs and expenses to be paid by Borrower.

          (b) Borrower shall pay to Agent all of its customary charges and fees in connection with (i) any payment, claim or refund relating to the dishonor of any checks or other items of Borrower or Account Debtors, and (ii) wire transfers to Borrower.

          (c) All sums provided for in this Section 10.2 shall be part of the Obligations, shall be payable on demand, and shall accrue interest after demand for payment thereof at the applicable rate of interest then payable hereunder. Agent is hereby irrevocably authorized to charge any amounts payable hereunder directly to any of the account(s) maintained by Agent with respect to Borrower.

     10.3 SURVIVAL OF AGREEMENT. All agreements, representations and warranties contained herein or made in writing by the parties hereto in connection with the transactions contemplated hereby shall survive the execution and delivery of this Agreement, the other Financing Agreements and the consummation of the transactions contemplated herein or therein regardless of any investigation made by or on behalf of Agent or any Lender.

     10.4 NO WAIVER; CUMULATIVE REMEDIES. No failure to exercise, and no delay in exercising on the part of Agent or any Lender any right, power or privilege under this Agreement or under any of the other Financing Agreements or other documents referred to herein or therein shall operate as a waiver thereof; nor shall any single or partial exercise of any right, power or privilege hereunder or thereunder preclude any other or further exercise thereof or the exercise of any other right, power and privilege. No notice to or demand on Borrower or Guarantor not required hereunder or any of the other Financing Agreements shall entitle Borrower or Guarantor to any other or further notice or demand in similar or other circumstances or constitute a waiver of the rights of Agent or any Lender to any other or further action in any circumstances without notice or demand. The rights and remedies of Agent and Lenders under this Agreement, the other Financing Agreements and any other present and future agreements between Agent and/or Lenders and Borrower or Agent and/or Lenders and Guarantor are cumulative and not exclusive of any rights or remedies provided by law or under any of the Financing Agreements or such other agreements and all such rights and remedies may be exercised successively or concurrently.

     10.5 NOTICES. All notices, requests and demands hereunder shall be in writing and (a) made to the applicable party at its address set forth on the signature page hereof, or to such other address as either party may designate by written notice to the other in accordance with this provision, and (b) deemed to have been given or made: if delivered in person, immediately upon delivery; if by telex, telegram or facsimile transmission, immediately upon sending and upon confirmation of receipt; if by nationally recognized overnight courier service with instructions to deliver the next Business Day, one (1) Business Day after sending; and if by certified mail, return receipt requested, ten (10) days after mailing.

     10.6 ENTIRE AGREEMENT. This Agreement, the other Financing Agreements, any supplements hereto or thereto, and any instruments or documents delivered or to be delivered in connection herewith or therewith represent the entire agreement and understanding concerning the subject matter hereof and thereof between the parties hereto, and supersede all other prior and contemporaneous agreements, understandings, negotiations and discussions, representations, warranties, commitments, offers and contracts concerning the subject matter hereof and thereof, whether oral or written.

     10.7 CONFIDENTIALITY.

          (a) Agent and each Lender shall use all reasonable efforts to keep confidential, in accordance with its customary procedures for handling confidential information and safe and sound lending practices, any non-public information supplied to it by Borrower pursuant to this Agreement which is clearly and conspicuously marked as confidential at the time such information is furnished by Borrower to Agent and Lenders, PROVIDED, THAT, nothing contained herein shall limit the disclosure of any such information: (i) to the extent required by statute, rule, regulation, subpoena or court order,(ii) to bank examiners and other regulators, auditors and/or accountants,(iii) in connection with any litigation to which Agent or any Lender is a party,(iv) to any Affiliate of Agent or any Lender,(v) to any assignee or participant (or prospective assignee or participant) so long as such assignee or participant (or prospective assignee or participant) shall have first agreed in writing to treat such information as confidential in accordance with this
Section 10.7, or (vi) to counsel for Agent or any Lender or any participant or assignee (or prospective participant or assignee).

            (b) In no event shall this Section 10.7 or any other provision of this Agreement or applicable law be deemed: (i) to apply to or restrict disclosure of information that has been or is made public by Borrower or any third party without breach of this Section 10.7 or otherwise becomes generally available to the public other than as a result of a disclosure in violation hereof,(ii) to apply to or restrict disclosure of information that was or becomes available to Agent or any Lender on a non-confidential basis from a person other than Borrower,(iii) require Agent or any Lender to return any materials furnished by Borrower to Agent or such Lender or (iv) prevent Agent or any Lender from responding to routine informational requests in accordance with the CODE OF ETHICS FOR THE EXCHANGE OF CREDIT INFORMATION promulgated by The Robert Morris Associates or other applicable industry standards relating to the exchange of credit information. The obligations of Agent and Lenders under this
Section 10.7 shall supersede and replace the obligations of Agent and Lenders under any confidentiality letter signed prior to the date hereof.

     10.8 PARTIAL INVALIDITY. If any provision of this Agreement or the other Financing Agreements is held to be invalid or unenforceable, such invalidity or unenforceability shall not invalidate this Agreement or the other Financing Agreements as a whole but this Agreement or the particular Financing Agreement, as the case may be, shall be construed as though it did not contain the particular provision or provisions held to be invalid or unenforceable and the rights and obligations of the parties shall be construed and enforced only to such extent as shall be permitted by law.

     10.9 HEADINGS. The headings used herein are for convenience only and do not constitute matters to be considered in interpreting this Agreement.

     10.10 PARTICIPANT'S SECURITY INTERESTS. If a Participant shall at any time participate with any Lender in the Loans and Letter of Credit Accommodations, Borrower hereby grants to such Participant and such Participant shall have and is hereby given, a continuing lien on and security interest in any money, securities and other property of Borrower in the custody or possession of the Participant, including the right of setoff, to the extent of the Participant's participation in the Obligations, and such Participant shall be deemed to have the same right of setoff to the extent of its participation in the Obligations, as it would have if it were a direct Lender.

     10.11 COUNTERPARTS. This Agreement may be executed in any number of counterparts, and by Agent, Lenders, Borrower and Guarantor in separate counterparts, each of which shall be an original, but all of which shall together constitute one and the same agreement.


SECTION 11.  JURY TRIAL WAIVER; OTHER WAIVERS AND CONSENTS; GOVERNING LAW

     11.1   GOVERNING LAW; CHOICE OF FORUM; SERVICE OF PROCESS; JURY TRIAL
            WAIVER.

            (a) The validity, interpretation and enforcement of this Agreement and the other Financing Agreements (other than the Mortgages to the extent otherwise specifically provided therein) and any dispute arising out of the relationship between the parties hereto, whether in contract, tort, equity or otherwise, shall be governed by the internal laws of the State of New York (without giving effect to principles of conflicts of law).

            (b) Borrower, Agent and Lenders irrevocably consent and submit to the non-exclusive jurisdiction of the Supreme Court of the State of New York in New York County and the United States District Court for the Southern District of New York and waive any objection based on venue or FORUM NON CONVENIENS with respect to any action instituted therein arising under this Agreement or any of the other Financing Agreements or in any way connected with or related or incidental to the dealings of the parties hereto in respect of this Agreement or any of the other Financing Agreements or the transactions related hereto or thereto, in each case whether now existing or hereafter arising, and whether in contract, tort, equity or otherwise, and agree that any dispute with respect to any such matters shall be heard only in the courts described above. Agent shall have the right to bring any action or proceeding against Borrower or its property in the courts of any other jurisdiction which Agent deems necessary or appropriate in order to realize on the Collateral or to otherwise enforce its rights against Borrower or its property).

            (c) Borrower hereby waives personal service of any and all process upon it and consents that all such service of process may be made by registered mail, postage prepaid, directed to its address set forth on the signature pages hereof and service so made shall be deemed to be completed ten
(10) days after the same shall have been so deposited in the U.S. mails, registered mail, postage prepaid, or, at Agent's option, by service upon Borrower in any other manner provided under the rules of any of the foregoing courts. Within thirty (30) days after such service, Borrower shall appear in answer to such process, failing which Borrower shall be deemed in default and judgment may be entered by Agent against Borrower for the amount of the claim and other relief requested.

            (d) BORROWER, AGENT AND LENDERS EACH HEREBY WAIVES ANY RIGHT TO TRIAL BY JURY OF ANY CLAIM, DEMAND, ACTION OR CAUSE OF ACTION (i) ARISING UNDER THIS AGREEMENT OR ANY OF THE OTHER FINANCING AGREEMENTS OR (ii) IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE DEALINGS OF THE PARTIES HERETO IN RESPECT OF

THIS AGREEMENT OR ANY OF THE OTHER FINANCING AGREEMENTS OR THE TRANSACTIONS RELATED HERETO OR THERETO IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING, AND WHETHER IN CONTRACT, TORT, EQUITY OR OTHERWISE. BORROWER, AGENT AND LENDERS EACH HEREBY AGREES AND CONSENTS THAT ANY SUCH CLAIM, DEMAND, ACTION OR CAUSE OF ACTION SHALL BE DECIDED BY COURT TRIAL WITHOUT A JURY AND THAT BORROWER OR AGENT OR ANY LENDER MAY FILE AN ORIGINAL COUNTERPART OF A COPY OF THIS AGREEMENT WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF THE PARTIES HERETO TO THE WAIVER OF THEIR RIGHT TO TRIAL BY JURY.

            (e) Neither Agent nor any Lender shall have any liability to Borrower or Guarantor (whether in tort, contract, equity or otherwise) for losses suffered by Borrower or Guarantor in connection with, arising out of, or in any way related to the transactions or relationships contemplated by this Agreement, or any act, omission or event occurring in connection herewith, unless it is determined by a final and non-appealable judgment by a court of competent jurisdiction that the losses were the result of such party's own acts or omissions constituting gross negligence or willful misconduct. In any such litigation, Agent and each of Lenders shall be entitled to the benefit of the rebuttable presumption that it acted in good faith and with the exercise of ordinary care in the performance by it of the terms of this Agreement.

     11.2 WAIVER OF NOTICES. Borrower and Guarantor hereby expressly waive demand, presentment, protest and notice of protest and notice of dishonor with respect to any and all instruments and commercial paper, included in or evidencing any of the Obligations or the Collateral, and any and all other demands and notices of any kind or nature whatsoever with respect to the Obligations, the Collateral and this Agreement, except such as are expressly provided for herein. No notice to or demand on Borrower or Guarantor which Agent may elect to give shall entitle Borrower or Guarantor to any other or further notice or demand in the same, similar or other circumstances. Without limiting the generality of the foregoing, Borrower and Guarantor waive (a) notice prior to Agent's taking possession or control of any of the collateral or any bond or security which might be required by any court prior to allowing Agent to exercise any of Agent's remedies, including the issuance of an immediate writ of possession and (b) the benefit of all valuation, appraisement and exemption laws.

     11.3 AMENDMENTS AND WAIVERS.

            (a) No amendment or modification of any provision of this Agreement or of any of the other Financing Agreements shall be effective without the written agreement of the Majority Lenders and Borrower and no termination or waiver of any provision of this Agreement or of any of the Financing Agreements, or consent to any departure by Borrower therefrom, shall in any event be effective without the written concurrence of the Majority Lenders, which the Majority Lenders shall have the right to grant or withhold at their discretion; EXCEPT THAT any amendment, modification, or waiver (i) of any provision of
Section 3 hereof, which amendment, modification or waiver increases the Commitment of any Lender, reduces the principal of, or interest on, the Loans or the Letter of Credit Accommodations, reduces the amount of any fee payable for the account of any Lender, or postpones or extends any date fixed for any payment of principal of, or interest or fees on the Loans or Letter of Credit Accommodations payable to any Lender, (ii) that increases the aggregate amount of the Commitments of the Lenders, (iii) that increases the advance percentages for Eligible Accounts or Eligible Inventory provided for in Section 3.1(a) hereof or the amount set forth in Section 3.1(a)(ii)(B),(iv) that increases the limit on Letter of Credit Accommodations set forth in Section 3.3(d) hereof or that increases the Maximum Credit,(v) of the definitions of "Renewal Date", "Majority Lenders" or "Pro Rata Shares", (vi) of the definitions of "Eligible Accounts" or "Eligible Inventory" if the effect of such amendment, modification or waiver is to increase the amount of the Loans and/or Letter of Credit Accommodations available to Borrower under the Lending Formulas, (vii) of any provision of this Agreement or any of the Financing Agreements that would permit security interests in or liens upon on the Collateral (or release any Collateral) (except as set forth in Section
12.12 hereof or except as otherwise permitted herein) or release any guarantee of the Obligations, (viii) that amends the terms of the Intercreditor Agreement by and among Van-American, the USF&G Bonding Companies, Harvard, Agent and Lenders, as acknowledged and agreed to by Borrower, Guarantor and certain of the Subsidiaries of Borrower or any other intercreditor agreement entered into by Agent on behalf of Lenders after the date hereof with any of the other Bonding Companies, or (ix) of the provisions contained in this Section 11.3, shall be effective only if evidenced by a writing signed by or on behalf of (A) any Lender affected thereby in the case of the amendments, modifications or waivers described in clause (i) above or (B) all Lenders in the case of the amendments to definitions or waivers described in clauses (ii) through (ix) above. No amendment, modification, termination or waiver of any provision of Section 11 or any other provision referring to Agent shall be effective without the written concurrence of Agent. Any waiver or consent shall be effective only in the specific instance and for the specific purpose for which it was given. No notice to or demand on Borrower in any case shall entitle Borrower to any other or further notice or demand in similar or other circumstances. Any amendment, modification, waiver or consent effected in accordance with this Section 11.3 shall be binding on each Lender, each future Lender, and, if signed by Borrower, on the Borrower.

            (b) Notwithstanding anything to the contrary contained in Section 11.3(a), in the event that Borrower requests that this Agreement or any other Financing Agreements be amended or otherwise modified in a manner which would require the unanimous consent of all of the Lenders and such amendment or other modification is agreed to by the Majority Lenders, then, with the consent of Borrower and the Majority Lenders, Borrower and the Majority Lenders may amend this Agreement without the consent of the Lender or Lenders which did not agree to such amendment or other modification (collectively, the "Minority Lenders") to provide for (i) the termination of the Commitment of each of the Minority Lenders,(ii) the addition to this Agreement of one or more other Lenders, or an increase in the Commitment of one or more of the Majority Lenders, so that the Commitments, after giving effect to such amendment, shall be in the same aggregate amount as the Commitments immediately before giving effect to such amendment,(iii) if any Loans are outstanding at the time of such amendment, the making of such additional Loans by such new Lenders or

Majority Lenders, as the case may be, as may be necessary to repay in full the outstanding Loans of the Minority Lenders immediately before giving effect to such amendment and (iv)the payment of all interest, fees and other Obligations payable or accrued in favor of the Minority Lenders and such other modifications to this Agreement as Borrower and the Majority Lenders may determine to be appropriate.

            (c) Agent and Lenders shall not, by any act, delay, omission or otherwise be deemed to have expressly or impliedly waived any of the rights, powers and/or remedies of Agent or Lenders unless such waiver shall be in writing and signed as provided in Section 11.3(a) above. Any such waiver shall be enforceable only to the extent specifically set forth therein. Neither this Agreement nor any provision hereof shall be amended, modified, waived or discharged orally or by course of conduct, but only by a written agreement approved as required under this Section 11.3. A waiver by Agent or Lenders of any right, power and/or remedy on any one occasion shall not be construed as a bar to or waiver of any such right, power and/or remedy which Agent or any Lender would otherwise have on any future occasion, whether similar in kind or otherwise.

     11.4 WAIVER OF COUNTERCLAIMS. Each of Borrower and Guarantor waives all rights to interpose any claims, deductions, setoffs or counterclaims of any nature (other than compulsory counterclaims) in any action or proceeding with respect to this Agreement, the Obligations, the Collateral or any matter arising therefrom or relating hereto or thereto.

     11.5 INDEMNIFICATION. Each of Borrower and Guarantor shall indemnify and hold Agent, Lenders and their respective officers, directors, agents, employees and counsel, harmless from and against any and all losses, claims, damages, liabilities, costs or expenses imposed on, incurred by or asserted against any of them in connection with any litigation, investigation, claim or proceeding commenced or threatened related to the negotiation, preparation, execution, delivery, enforcement, performance or administration of this Agreement, any other Financing Agreements, or any undertaking or proceeding related to any of the transactions contemplated hereby or any act, omission, event or transaction related or attendant thereto, including, without limitation, amounts paid in settlement, court costs, and the fees and expenses of counsel except to the extent resulting directly from the gross negligence or wilful misconduct of Agent or Lenders as determined pursuant to a final non-appealable order of a court of competent jurisdiction, PROVIDED, THAT, such gross negligence or wilful misconduct of any one Lender shall not affect the obligations of Borrower and Guarantor hereunder as to Agent or any other Lender. To the extent that the undertaking to indemnify, pay and hold harmless set forth in this Section may be unenforceable because it violates any law or public policy, Borrower and Guarantor shall pay the maximum portion which it is permitted to pay under applicable law to Agent and/or the affected Lender(s) in satisfaction of indemnified matters under this Section. The foregoing indemnity shall survive the payment of the Obligations and the termination or non-renewal of this Agreement.

     11.6 ASSIGNMENTS; PARTICIPATIONS.

            (a) Each Lender may with the written consent of the Agent, which consent shall not be unreasonably withheld, and after prior notice to Borrower, assign to one or more commercial banks or other financial institutions a portion of its rights and obligations under this Agreement (including, without limitation, a portion of its Commitment, the Loans owing to it and its rights and obligations as a Lender with respect to the Letter of Credit Accommodations) and the other Financing Agreements; PROVIDED, THAT, (i) each such assignment shall be in a principal amount of not less than $10,000,000 and in multiples of $1,000,000 in excess thereof (or the remainder of such Lender's Commitment),
(ii) the parties to each such assignment shall execute and deliver to Agent, for its acceptance and recording in the Register an Assignment and Acceptance and
(iii) Agent's consent shall not be required for any such assignment by CIT.

            (b) Upon such execution, delivery, acceptance and recording, from and after the effective date specified in each Assignment and Acceptance,
(i) the assignee thereunder shall be a party hereto and to the other Financing Agreements and, to the extent that rights and obligations hereunder have been assigned to it pursuant to such Assignment and Acceptance, have the rights and obligations (including, without limitation, the obligation to participate in Letter of Credit Accommodations) of a Lender hereunder and thereunder and
(ii) the assigning Lender shall, to the extent that rights and obligations hereunder have been assigned by it pursuant to such Assignment and Acceptance, relinquish its rights and be released from its obligations under this Agreement.

            (c) By execution and delivering an Assignment and Acceptance, the assignor and assignee thereunder confirm to and agree with each other and the other parties hereto as follows: (i) other than as provided in such Assignment and Acceptance, the assigning Lender makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with this Agreement or any of the other Financing Agreements or the execution, legality, enforceability, genuineness, sufficiency or value of this Agreement or any of the other Financing Agreements furnished pursuant hereto, (ii) the assigning Lender makes no representation or warranty and assumes no responsibility with respect to the financial condition of Borrower, Guarantor or any of their Subsidiaries or the performance or observance by Borrower or Guarantor of any of the Obligations; (iii) such assignee confirms that it has received a copy of this Agreement and the other Financing Agreements, together with such other documents and information it has deemed appropriate to make its own credit analysis and decision to enter into such Assignment and Acceptance, (iv) such assignee will, independently and without reliance upon the assigning Lender, the Agent or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement and the other Financing Agreements, (v) such assignee appoints and authorizes Agent to take such action as agent on its behalf and to exercise such powers under this Agreement and the other Financing Agreements as are delegated to Agent by the terms hereof and thereof, together with such powers as are reasonably incidental thereto, and (vi) such assignee agrees that it will perform in accordance with their terms all of the obligations which by the terms of this Agreement and the other Financing Agreements are required to be performed by it as a

Lender. Agent and Lenders may furnish any information concerning Borrower, Guarantor or their Subsidiaries in the possession of Agent or any from time to time to assignees and Participants.

            (d) Agent shall maintain at its address referred to on the signature page hereto, a copy of each Assignment and Acceptance delivered to and accepted by it and a register for the recordation of the names and addresses of Lenders and the Commitment of each Lender from time to time (the "Register"). The entries in the Register shall be conclusive and binding for all purposes, absent manifest error, and Borrower, Guarantor, Agent and Lenders may treat each Person whose name is recorded in the Register as a Lender hereunder for all purposes of this Agreement. The Register shall be available for inspection by Borrower, Guarantor and any Lender at any reasonable time and from time to time upon reasonable prior notice.

            (e) Upon its receipt of an Assignment and Acceptance executed by an assigning Lender and an assignee Lender, together with the Revolving Credit Note and the Letter of Credit Note subject to such assignment, Agent shall, if such Assignment and Acceptance has been completed and is in substantially the form of Exhibit A hereto, (i) accept such Assignment and Acceptance, (ii) give prompt notice thereof to Borrower and Guarantor and (iii) record the information contained therein in the Register. Within five (5) Business Days after its receipt of such notice, Borrower, at its expense, shall execute and deliver to Agent in exchange for the surrendered Notes, new Notes to the order of such assignee Lender in an aggregate principal amount equal to the Commitment assumed by it pursuant to such Assignment and Acceptance, and new Notes to the order of the assigning Lender in an aggregate principal amount equal to the Commitment retained by it hereunder, in each case prepared by or on behalf of the Agent. Such new Notes shall be in an aggregate principal amount equal to the aggregate principal amount of such surrendered Note, shall be dated the date of Agent's acceptance of such assignment and acceptance and shall otherwise be in substantially the form of the Notes as in effect on the date hereof.

            (f) Each Lender may, after prior notice to Borrower, sell participations to one or more banks or other entities in or to all or a portion of its rights and obligations under this Agreement and the other Financing Agreements (including, without limitation, all or a portion of its Commitments and the Loans owing to it and its participation in the Letter of Credit Accommodations); PROVIDED, THAT, (i) such Lender's obligations under this Agreement (including, without limitation, its Commitment hereunder) and the other Financing Agreements shall remain unchanged, and (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations, and Borrower, Guarantor, Agent and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under this Agreement and the other Financing Agreements. Each Lender shall inform Agent of the persons who have purchased such participations and upon Borrower's request, Agent shall inform Borrower of the names of the persons who as of the date of such request have purchased participations in the Loans.

     11.7 SUCCESSORS AND ASSIGNS. This Agreement, the other Financing Agreements and any other document referred to herein or therein shall be binding upon and inure to the benefit of and be enforceable by the parties hereto and their respective successors and assigns, except that Borrower and Guarantor may not assign their rights under this Agreement, the other Financing Agreements and any other document referred to herein or therein without the prior written consent of Agent.


SECTION 12.  THE AGENT

     12.1 APPOINTMENT.

            (a) Each Lender hereby irrevocably appoints and authorizes Agent
(i) to receive on behalf of each Lender any payment of principal of or interest on the Notes outstanding hereunder and all other amounts accrued hereunder for the account of the Lenders and paid to Agent, and, subject to Section 3.11 of this Agreement, to distribute promptly to each Lender its Pro Rata Share of all payments so received, (ii) to distribute to each Lender copies of all material notices and agreements received by the Agent and not required to be delivered to each Lender pursuant to the terms of this Agreement, PROVIDED, THAT, the Agent shall not have any liability to Lenders for the Agent's failure to distribute any such notice or agreements to Lenders and (iii) subject to Section 11.3 of this Agreement, to take such action as Agent deems appropriate on its behalf to administer the Loans, Letter of Credit Accommodations and this Agreement and the other Financing Agreements and to exercise such other powers delegated to Agent by the terms hereof and the other Financing Agreements (including, without limitation, the power to give or to refuse to give notices, waivers, consents, approvals and instructions and the power to make or to refuse to make determinations and calculations) together with such powers as are reasonably incidental thereto to carry out the purposes hereof and thereof. As to any matters not expressly provided for by this Agreement and the other Financing Agreements (including, without limitation, enforcement or collection of the Notes), Agent shall not be required to exercise any discretion or take any action, but shall be required to act or to refrain from acting (and shall be fully protected in so acting or refraining from acting) upon the instructions of the Majority Lenders, and such instructions of the Majority Lenders shall be binding upon all Lenders; PROVIDED, THAT, Agent shall not be required to take any action which, in the reasonable opinion of the Agent, exposes the Agent or liability or which is contrary to this Agreement, any of the other Financing Agreements or applicable law. The provisions of this Section 12 are solely for the benefit of Agent and Lenders. Borrower and Guarantor shall not have any rights as a third party beneficiary of any of the provisions contained in this
Section 12. Notwithstanding anything to the contrary contained in Section 11.3 hereof, no amendments to this Section 12 shall require the written agreement of Borrower or Guarantor. The identification of CIT as co-agent hereunder shall not create any rights in favor of it in such capacity, nor subject it to any duties or obligations in such capacity.

            (b) Without limiting the generality of the foregoing, or of any other provision of this Agreement or the other Financing Agreements that provides rights or powers to Agent,

Lenders agree that Agent shall have the right to exercise the following powers as long as this Agreement remains in effect: (i) maintain, in accordance with its customary business practices, ledgers and records reflecting the status of the Loans, the Letter of Credit Accommodations, the Collateral, and related matters; (ii) execute and/or file any and all financing or similar statements or notices, amendments, renewals, supplements, documents, instruments, proofs of claim, notices and other written agreements with respect to this Agreement and the other Financing Agreements; (iii) make Loans for itself or on behalf of Lenders as provided herein; (iv) exclusively receive, apply and distribute proceeds of the Collateral as provided herein; (v) open and maintain such bank accounts and lock boxes as Agent deems necessary and appropriate in accordance with this Agreement and the other Financing Agreements for the foregoing purposes and with respect to the Collateral and proceeds thereof; (vi) perform, exercise and enforce any and all other rights and remedies of the Lenders with respect to Borrower, Guarantor, the Loans and the Collateral, or otherwise related to any of same as provided herein and in the other Financing Agreements; and (vii) incur and pay such costs and expenses as Agent may deem necessary or appropriate for the performance and fulfillment of its functions and powers pursuant to this Agreement and the other Financing Agreements.

     12.2 NATURE OF DUTIES. Agent shall have no duties or responsibilities except those expressly set forth in this Agreement or in the other Financing Agreements. The duties of Agent shall be mechanical and administrative in nature. Agent shall not have by reason of this Agreement or any of the other Financing Agreements a fiduciary relationship in respect of any Lender. Nothing in this Agreement or any of the other Financing Agreements, express or implied, is intended to or shall be construed to impose upon Agent any obligations in respect of this Agreement or any of the other Financing Agreements except as expressly set forth herein or therein. Each Lender shall make its own independent investigation of the financial condition and affairs of Borrower, Guarantor and any other Obligor in connection with the making and the continuance of the Loans hereunder and the issuance of the Letter of Credit Accommodations and shall make its own appraisal of the creditworthiness of Borrower, Guarantor and any other Obligor and the value of the Collateral, and Agent shall have no duty or responsibility, either initially or on a continuing basis, to provide any Lender with any credit or other information with respect thereto, whether coming into its possession before the date hereof or at any time or times hereafter, PROVIDED, THAT, upon the reasonable request of a Lender, Agent shall provide to such Lender any documents or reports delivered to Agent by Borrower pursuant to the terms of this Agreement or any of the other Financing Agreements. If Agent seeks the consent or approval of the Majority Lenders to the taking or refraining from taking any action hereunder, Agent shall send notice thereof to each Lender. Agent shall promptly notify each Lender any time that the Majority Lenders have instructed Agent to act or refrain from acting pursuant hereto.

     12.3 DELEGATION OF DUTIES. Except as otherwise provided in this section, Agent may execute any of its duties under this Agreement or any of the other Financing Agreements by or through agents, employees or attorneys-in-fact and shall be entitled to advice of counsel concerning all matters pertaining to such duties. Agent shall not be responsible for the negligence or misconduct of any agent or attorney-in-fact that it selects as long as such selection was made in compliance with this Section and without gross negligence or willful misconduct.

     12.4 RIGHTS, EXCULPATION, ETC. Agent and its directors, officers, agents or employees shall not be liable for any action taken or omitted to be taken by it or them under or in connection with this Agreement or any of the other Financing Agreements, except for their own gross negligence or willful misconduct as determined by a final non-appealable order of a court of competent jurisdiction. Without limiting the generality of the foregoing, Agent (a) may treat the payee of any Note as the holder thereof until Agent receives written notice of the assignment or transfer thereof, pursuant to Section 11.13 hereof, signed by such payee and in form satisfactory to the Agent; (b) may consult with legal counsel (including, without limitation, counsel to Agent or counsel to Borrower or Guarantor), independent public accountants and other experts selected by it and shall not be liable for any action taken or omitted to be taken in good faith by it in accordance with the advice of such counsel, accountants or experts; (c) makes no warranty or representation to any Lender and shall not be responsible to any Lender for any statements, certificates, warranties or representations made in or in connection with this Agreement or any of the other Financing Agreements; (d) shall not have any duty to ascertain or to inquire as to the performance or observance of any of the terms, covenants or conditions of this Agreement or any of the other Financing Agreements;
(e) shall not have any duty to ascertain or to inquire as to the performance or observance of any of the terms, covenants or conditions of this Agreement or any of the other Financing Agreements on the part of any Person, the existence or possible existence of any Event of Default, or act, condition or event which with notice or passage of time or both would constitute an Event of Default, or to inspect the Collateral or other property (including, without limitation, the books and records) of any Person; (f) shall not be responsible to any Lender for the due execution, legality, validity, enforceability, genuineness, sufficiency or value of this Agreement or any of the other Financing Agreements or any other instrument or document furnished pursuant hereto or thereto; and (g) shall not be deemed to have made any representation or warranty regarding the existence, value or collectibility of the Collateral, the existence, priority or perfection of the security interest in, or mortgage or lien upon, any of the Collateral, or the Loans available to Borrower or any certificate prepared by Borrower or Guarantor in connection therewith, nor shall Agent be responsible or liable to the Lenders for any failure to monitor or maintain availability of Loans hereunder or any portion of the Collateral. Agent shall not be liable for any apportionment or distribution of payments made by it in good faith pursuant to
Section 9.2, and if any such apportionment or distribution is subsequently determined to have been made in error the sole recourse of any Lender to whom payment was due but not made, shall be to recover from other Lenders any payment in excess of the amount which they are determined to be entitled. Agent may at any time request instructions from the Lenders with respect to any actions or approvals which by the terms of this Agreement or of any of the other Financing Agreements Agent is permitted or required to take or to grant, and if such instructions are promptly requested, Agent shall be absolutely entitled to refrain from taking any action or to withhold any approval hereunder or under any of the other Financing Agreements until it shall have received such instructions from the Majority Lenders. Without limiting the foregoing, no Lender shall have any right of action whatsoever against

Agent as a result of Agent acting or refraining from acting under this Agreement or any of the other Financing Agreements in accordance with the instructions of the Majority Lenders.

     12.5 RELIANCE. Agent shall be entitled to rely, and shall be fully protected in relying, upon any writing, resolution, notice, consent, certificate, affidavit, letter, telegram, facsimile, telex or telephone message, statement or other document or conversation believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons, and upon advice and statements of legal counsel (including counsel to Borrower or counsel to any Lender), independent accountants and other experts selected by Agent. Agent shall be full justified in failing or refusing to take any action under this Agreement or any of the other Financing Agreements unless it shall first receive such advice or concurrence of the Lenders as it deems appropriate and until such instructions are received, Agent shall act, or refrain from acting, as it deems advisable so long as it is not grossly negligent or guilty of wilful misconduct. If Agent so requests, it shall first be indemnified to its reasonable satisfaction by Lenders against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action. Agent shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement or any of the other Financing Agreements in accordance with a request or consent of the Lenders and such request and any action taken or failure to act pursuant thereto shall be binding upon all of the Lenders.

     12.6 NOTICE OF EVENT OF DEFAULT. Agent shall not be deemed to have knowledge or notice of the occurrence of any Event of Default, except with respect to defaults in the payment of principal, interest, fees, and expenses required to be paid to Agent for the account of the Lenders and with respect to Events of Default of which Agent has actual knowledge, unless Agent shall have received written notice from a Lender or Borrower referring to this Agreement, describing such Event of Default, and stating that such notice is a "notice of default." Agent promptly will notify the Lenders of its receipt of any such notice or of any Event of Default of which Agent has, or is deemed to have, actual knowledge. If any Lender obtains actual knowledge of any Event of Default, such Lender promptly shall notify the other Lenders and Agent of such Event of Default. Each Lender shall be solely responsible for giving any notices to its Participants, if any.

     12.7 CREDIT DECISION. Each Lender acknowledges that the Agent has not made any representation or warranty to it, and that no act by Agent hereinafter taken, including any review of the affairs of Borrower and its Subsidiaries or Affiliates, shall be deemed to constitute any representation or warranty by Agent to any Lender. Each Lender represents to Agent that it has, independently and without reliance upon Agent and based on such documents and information as it has deemed appropriate, made its own appraisal of and investigation into the business, prospects, operations, property, financing and other condition and creditworthiness of Borrower and any other Person (other than any Lender) party to any of the other Financing Agreements, and all applicable bank regulatory laws relating to the transactions contemplated hereby, and made its own decision to enter into this Agreement and to extend credit to Borrower. Each Lender also represents that it will, independently and without reliance upon Agent and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under this Agreement and any of the other Financing Agreements, and to make such investigations as it deems necessary to inform itself as to the business, prospects, operations, property, financing and other condition and creditworthiness of Borrower and any other Person (other than any Lender) party to this Agreement or any of the other Financing Agreements. Except for notices, reports and other documents expressly herein required to be furnished to the Lenders by Agent, Agent shall not have any duty or responsibility to provide any Lender with any credit or other information concerning the business, prospects, operations, property, financial and other condition or creditworthiness of Borrower and any other Person party to this Agreement or any of the other Financing Agreements that may come into the possession of Agent.

     12.8 INDEMNIFICATION. To the extent that Agent is not reimbursed and indemnified by Borrower, the Lenders will reimburse and indemnify the Agent for and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses, advances or disbursements of any kind or nature whatsoever which may be imposed on, incurred by, or asserted against Agent in any way relating to or arising out of this Agreement or any of the other Financing Agreements or any action taken or omitted by Agent under this Agreement or any of the other Financing Agreements, in proportion to each Lender's Pro Rata Share, PROVIDED, THAT, no Lender shall be liable for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses, advances or disbursements for which there has been a final non-appealable order of a court of competent jurisdiction that such resulted from Agent's gross negligence or willful misconduct. The obligations of the Lenders under this Section 12.8 shall survive the payment in full of the Obligations and the termination or non-renewal of this Agreement.

     12.9 CONGRESS IN ITS INDIVIDUAL CAPACITY. With respect to its Pro Rata Share of the Commitments hereunder, the Loans made by it and the Notes issued to or held by it, Congress shall have and may exercise the same rights and powers hereunder and is subject to the same obligations and liabilities as and to the extent set forth herein as any other Lender or holder of a Note. The terms "Lenders" or "Majority Lenders" or any similar terms shall, unless the context clearly otherwise indicates, include Congress in its individual capacity as a Lender or one of the Majority Lenders. Congress and its Affiliates may accept deposits from, lend money to, and generally engage in any kind of banking, trust or other business with Guarantor, Borrower or any of its or their Subsidiaries or Affiliates as if it were not acting as Agent pursuant hereto without any duty to account to Lenders.

     12.10 SUCCESSOR AGENT.

            (a) Agent may resign from the performance of all its functions and duties hereunder and under the other Financing Agreements at any time by giving at least thirty (30) Business Days' prior written notice to Borrower and each Lender. Such resignation shall take effect upon the acceptance by a successor Agent of appointment pursuant to Sections 12.10(b) and 12.10(c) below or as otherwise provided below.

            (b) Upon any such notice of resignation, the Majority Lenders shall appoint a successor Agent. If the successor Agent is not selected from one of the Lenders, the successor Agent must be reasonably satisfactory to Borrower. Upon the acceptance of any appointment as Agent hereunder by a successor Agent, such successor Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Agent, and the retiring Agent shall be discharged from its duties and obligations under this Agreement and the other Financing Agreements. After any Agent's resignation hereunder as the Agent, the provisions of this Section 12 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Agent under this Agreement and the other Financing Agreements.

            (c) If a successor Agent shall not have been so appointed within such thirty (30) Business Day period, the retiring Agent, with the consent of Borrower, shall then appoint a successor Agent who shall serve as Agent until such time, if any, as the Majority Lenders, with the consent of the Borrower, appoint a successor Agent as provided above.

     12.11 WITHHOLDING TAX.

            (a) If any Lender is a "foreign corporation, partnership or trust" within the meaning of the Code and such Lender claims exemption from, or a reduction of, U.S. withholding tax under Sections 1441 or 1442 of the Code, such Lender agrees with and in favor of Agent and Borrower, to deliver to Agent and
Borrower:

               (i) if such Lender claims an exemption from, or a reduction of, withholding tax under a United States tax treaty, properly completed IRS Forms 1001 and W-8 before the payment of any interest in the first calendar year and before the payment of any interest in each third succeeding calendar year during which interest may be paid under this Agreement;

               (ii) if such Lender claims that interest paid under this Agreement is exempt from United States withholding tax because it is effectively connected with a United States trade or business of such Lender, two properly completed and executed copies of IRS Form 4224 before the payment of any interest is due in the first taxable year of such Lender and in each succeeding taxable year of such Lender during which interest may be paid under this Agreement, and IRS Form W-9; and

               (iii)such other form or forms as may be required under the Code or other laws of the United States as a condition to exemption from, or reduction of, United States withholding tax.

Such Lender agrees to promptly notify Agent and Borrower of any change in circumstances which would modify or render invalid any claimed exemption or reduction.

            (b) If any Lender claims exemption from, or reduction of, withholding tax under a United States tax treaty by providing IRS Form 1001 and such Lender sells, assigns, grants a participation in, or otherwise transfers all or part of the Obligations of Borrower to such Lender, such Lender agrees to notify Agent of the percentage amount in which it is no longer the beneficial owner of Obligations of Borrower to such Lender. To the extent of such percentage amount, Agent will treat such Lender's IRS Form 1001 as no longer valid.

            (c) If any Lender claiming exemption from United States withholding tax by filing IRS Form 4224 with Agent sells, assigns, grants a participation in, or otherwise transfers all or part of the Obligations of Borrower to such Lender, such Lender agrees to undertake sole responsibility for complying with the withholding tax requirements imposed by Section 1441 and 1442 of the Code.

            (d) If any Lender is entitled to a reduction in the applicable withholding tax, Agent may withhold from any interest payment to such Lender an amount equivalent to the applicable withholding tax after taking into account such reduction. If the forms or other documentation required by subsection (a) of this Section are not delivered to Agent, then Agent may withhold from any interest payment to such Lender not providing such forms or other documentation an amount equivalent to the applicable withholding tax.

            (e) If the Internal Revenue Service or any other Governmental Authority of the United States of America or other jurisdiction asserts a claim that Agent did not properly withhold tax from amounts paid to or for the account of any Lender (because the appropriate form was not delivered, was not properly executed, or because such Lender failed to notify Agent of a change in circumstances which rendered the exemption from, or reduction of, withholding tax ineffective, or for any other reason) such Lender shall indemnify Agent fully for all amounts paid, directly or indirectly, by Agent as tax or otherwise, including penalties and interest, and including any taxes imposed by any jurisdiction on the amounts payable to Agent under this Section, together with all costs and expenses (including attorneys' fees and expenses). The obligations of the Lenders under this subsection shall survive the payment of all Obligations and the resignation or replacement of Agent.

     12.12 COLLATERAL MATTERS.

            (a) Agent may from time to time, at any time on or after an Event of Default and for so long as the same is continuing, make such disbursements and advances ("Agent Advances") which Agent, in its sole discretion, deems necessary or desirable either (i) to preserve or protect the Collateral or any portion thereof,(ii) to enhance the likelihood or maximize the amount of repayment by Borrower of the Loans and other Obligations or (iii) to pay any other amount chargeable to Borrower pursuant to the terms of this Agreement, including, without limitation, costs, fees and expenses as described in Section
10.2 and payments to any issuer of Letter of Credit Accommodations, PROVIDED, THAT, in no event shall the sum of the amount of the Agent Advances made for the purposes set forth in Section 12.12(a)(ii) at any time outstanding plus the amount of the then outstanding additional Loans and Letter of Credit Accommodations in excess of the Total Availability provided for in Section 12.14 below, exceed $3,500,000. Agent Advances shall be repayable on demand and be secured by the Collateral. Agent Advances shall not constitute Loans but shall otherwise constitute Obligations hereunder. Agent shall notify each Lender and Borrower in writing of each such Agent Advance, which notice shall include a description of the purpose of such Agent Advance. Without limitation of its obligations pursuant to Section 12.5, each Lender agrees that it shall make available to Agent, upon Agent's demand, in immediately available funds, the amount equal to such Lender's Pro Rata Share of each such Agent Advance. If such funds are not made available to Agent by such Lender, Agent shall be entitled to recover such funds, on demand from such Lender together with interest thereon, for each day from the date such payment was due until the date such amount is paid to Agent, at the Interest Rate.

            (b) Lenders hereby irrevocably authorize Agent, at its option and in its discretion to release any security interest in, mortgage or lien upon, any of the Collateral upon termination of the Commitments and payment and satisfaction of all of the Obligations and delivery of cash collateral as provided in Section 10.1 above; or constituting property being sold or disposed of if Borrower certifies to Agent that the sale or disposition is made in compliance with Section 7.13 hereof (and Agent may rely conclusively on any such certificate, without further inquiry); or constituting property in which Borrower owned no interest at the time the security interest, mortgage or lien was granted or at any time thereafter; or if approved, authorized or ratified in writing by the Majority Lenders. Except as provided above, Agent will not release any security interest in, mortgage or lien upon, any of the Collateral without the prior written authorization of the Majority Lenders; PROVIDED, THAT, Agent may not release such security interests in, mortgage or lien upon, any of the Collateral having a value in excess of $1,000,000, without the prior written authorization of all of the Lenders. Upon request by Agent at any time, the Lenders will confirm in writing Agent's authority to release particularly types or items of Collateral pursuant to this Section 12.12.

            (c) Without any manner limiting Agent's authority to act without any specific or further authorization or consent by the Majority Lenders, each Lender agrees to confirm in writing, upon request by Agent, the authority to release Collateral conferred upon Agent under this Section 12.12. So long as no Event of Default is then continuing, upon receipt by Agent of confirmation from the Majority Lenders of its authority to release any particular item or types of Collateral, and upon at least five (5) Business Day's prior written request by Borrower, Agent shall (and is hereby irrevocably authorized by Lenders to) execute such documents as may be necessary to evidence the release of the security interest, mortgage or liens granted to Agent for the benefit of the Lenders upon such Collateral; PROVIDED, THAT, (i) Agent shall not be required to execute any such document on terms which, in Agent's opinion, would expose Agent to liability or create any obligations or entail any consequence other than the release of such security interest, mortgage or liens without recourse or warranty and (ii) such release shall not in any manner discharge, affect or impair the Obligations or any security interest, mortgage or lien upon (or obligations of Borrower in respect of) the Collateral retained by Borrower.

            (d) Agent shall have no obligation whatsoever to any Lender to assure that the Collateral exists or is owned by Borrower, Guarantor or any Obligor (as the case may be) or is cared for, protected or insured or has been encumbered or that the security interest, mortgage or lien granted to Agent pursuant to any of the Financing Agreements has been properly or sufficiently or lawfully created, perfected, protected or enforced or is entitled to any particular priority, or to exercise at all or in particular manner or under any duty of care, disclosure or fidelity, or to continue exercising, any of the rights, authorities and powers granted or available to Agent in this Section 12 or in any of the other Financing Agreements, it being understood and agreed that in respect of the Collateral, or any act, omission or event related thereto, Agent may act in any manner it may deem appropriate, in its sole discretion, given Agent's own interest in the Collateral as one of the Lenders and that Agent shall have no duty or liability whatsoever to any other Lender.

     12.13 AGENCY FOR PERFECTION. Agent and each Lender hereby appoints each other Lender as agent for the purpose of perfecting the security interests in and liens upon the Collateral of Agent for itself and the ratable benefit of Lenders in assets which, in accordance with Article 9 of the UCC can be perfected only by possession. Should any Lender obtain possession of any such Collateral, such Lender shall notify Agent thereof, and, promptly upon Agent's request therefor shall deliver such Collateral to Agent or in accordance with Agent's instructions.

     12.14 ADDITIONAL LOANS. Agent shall not make any Loans or provide any Letter of Credit Accommodations on behalf of Lenders intentionally and with actual knowledge that such Loans or Letter of Credit Accommodations would cause the aggregate amount of the total outstanding Loans and Letter of Credit Accommodations to exceed the Total Availability, without the prior consent of all of the Lenders, EXCEPT, THAT, Agent may make Loans in connection with any Letter of Credit Accommodations in such circumstances and Agent may make such additional Loans or provide such additional Letter of Credit Accommodations on behalf of Lenders intentionally and with actual knowledge that such Loans or Letter of Credit Accommodations will cause the total outstanding Loans and Letter of Credit Accommodations to exceed the Total Availability as Agent may deem necessary or advisable in its discretion, PROVIDED, THAT: (a) the total principal amount of the additional Loans or additional Letter of Credit Accommodations which Agent may make after obtaining such actual knowledge that the aggregate principal amount of the Loans equals or exceeds the Total Availability shall not exceed ten (10%) percent of the Total Availability at the time, but in no event shall such additional Loans or additional Letter of Credit Accommodations exceed $3,500,000 in the aggregate outstanding at any time, and
(b) without the consent of all of the Lenders, Agent shall not make any such additional Loans or Letter of Credit Accommodations more than ninety (90) days from the date of the first such additional Loans or Letter of Credit Accommodations each time Agent shall make or provide the same, PROVIDED, THAT, at any time within any such ninety (90) day period commencing on the date of the first such additional Loans or Letter of Credit Accommodations, the Loans or Letter of Credit Accommodations do not exceed the Total Availability for thirty
(30) days then such ninety (90) day period shall cease and recommence upon the next time that Agent may make such additional Loans or provide such additional Letter of Credit Accommodations. Each Lender shall be obligated to pay Agent the amount of its Pro Rata Share of any such additional Loans or Letter of Credit Accommodations provided that Agent is acting in accordance with the terms of this Section 12.14.

     12.15 CONCERNING THE COLLATERAL AND THE RELATED FINANCING AGREEMENTS. Each Lender authorizes and directs Agent to enter into this Agreement and the other Financing Agreements relating to the Collateral, for the ratable benefit of Lenders and Agent. Each Lender agrees that any action taken by Agent or Majority Lenders in accordance with the terms of this Agreement or the other Financing Agreements relating to the Collateral, and the exercise by the Agent or Majority Lenders of their respective powers set forth therein or herein, together with such other powers that are reasonably incidental thereto, shall be binding upon all of the Lenders.

     12.16 FIELD AUDIT AND EXAMINATION REPORTS; DISCLAIMER BY LENDERS. By signing this Agreement, each Lender:

            (a) is deemed to have requested that Agent furnish Lender, promptly after it becomes available, a copy of each field audit or examination report (each a "Report" and collectively, "Reports") prepared by Agent;

            (b) expressly agrees and acknowledges that Agent (i) does not make any representation or warranty as to the accuracy of any Report, or (ii) shall not be liable for any information contained in any Report;

            (c) expressly agrees and acknowledges that the Reports are not comprehensive audits or examinations, that Agent or other party performing any audit or examination will inspect only specific information regarding Borrower and will rely significantly upon Borrower's books and records, as well as on representations of Borrower's personnel; and

            (d) agrees to keep all Reports confidential and strictly for its internal use in accordance with the terms of Section 10.7 hereof, and not to distribute or use any Report in any other manner.




                     [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

     IN WITNESS WHEREOF, Agent, Lenders, Borrower and Guarantor have caused these presents to be duly executed as of the day and year first above written.

AGENT                                   BORROWER

CONGRESS FINANCIAL CORPORATION,         LODESTAR ENERGY, INC. (formerly
  as Agent                                known as Costain Coal, Inc.)

By: /s/ Andrew W. Robin                    By: /s/ Michael E. Donohue
   -----------------------------           -----------------------------
Title:  SVP                                Title: CFO
      --------------------------              --------------------------

ADDRESS:                                CHIEF EXECUTIVE OFFICE:

1133 Avenue of the Americas             333 West Vine Street
New York, New York 10036                Suite 1700
                                        Lexington, Kentucky 40507


                                        GUARANTOR

                                        LODESTAR HOLDINGS, INC.
                                          (formerly known as Rencoal, Inc.)

                                        By: /s/ Michael E. Donohue
                                           -----------------------------
                                        Title: CFO
                                              --------------------------

                                        CHIEF EXECUTIVE OFFICE:

                                        30 Rockefeller Plaza
                                        New York, New York 10112


                                    LENDERS

CONGRESS FINANCIAL CORPORATION     THE CIT GROUP/BUSINESS CREDIT, INC.

By: /s/ Andrew W. Robin                    By: /s/ Allison Friedman
   -----------------------------           -----------------------------
Title:  SVP                                Title: Assistant Secretary
      --------------------------              --------------------------

                              [SIGNATURE PAGE CONTINUED]

ADDRESS:                                ADDRESS:

1133 Avenue of the Americas             1211 Avenue of the Americas
New York, New York 10036                New York, New York 10036


COMMITMENT:                             COMMITMENT:

$60,000,000                             $60,000,000

COMMITMENT PERCENTAGE:                  COMMITMENT PERCENTAGE:

        50%                                     50%

                                      EXHIBIT A
                                          TO
                   AMENDED AND RESTATED LOAN AND SECURITY AGREEMENT

                    [FORM OF] ASSIGNMENT AND ACCEPTANCE AGREEMENT



     This ASSIGNMENT AND ACCEPTANCE AGREEMENT (this "Assignment and Acceptance") dated as of _____________, 199_ [2000] is made between _________________________
(the "Assignor") and ____________________ (the "Assignee").


                                 W I T N E S S E T H:


     WHEREAS, Lodestar Energy, Inc. ("Borrower") has entered into financing arrangements with Congress Financial Corporation in its capacity as Agent pursuant to the Loan Agreement (as hereinafter defined) acting for and on behalf of the financial institutions from time to time parties thereto as lenders (in such capacity, "Agent") and the financial institutions which are from time to time parties to the Loan Agreement as lenders (individually, a "Lender", and collectively, "Lenders") pursuant to which Lenders may make, and Agent on behalf of Lenders may make, loans and advances and provide other financial accommodations to Borrower as set forth in the Amended and Restated Loan and Security Agreement, dated May ___, 1998, by and among Borrower, Lodestar Holdings, Inc., Agent and Lenders (as the same now exists or may hereafter be amended, modified, supplemented, extended, renewed, restated or replaced, the "Loan Agreement");

     WHEREAS, pursuant to the Loan Agreement, Assignor has undertaken to make Loans and participate in Letter of Credit Accommodations to Borrower in an aggregate amount not to exceed $____________ (the "Commitment"); and

     WHEREAS, the Assignor desires to assign to Assignee [part of the] [all] rights and obligations of Assignor under the Loan Agreement in respect of its Commitment, together with a corresponding portion of each of its outstanding Loans and interest in Letter of Credit Accommodations on the terms and subject to the conditions set forth herein and the Assignee wishes to accept assignment of such rights and to assume such obligations from the Assignor on such terms and subject to such conditions;

     NOW, THEREFORE, in consideration of the foregoing and the mutual agreements contained herein, the parties hereto agree as follows:

     (e)    ASSIGNMENT AND ASSUMPTION

            (1) Subject to the terms and conditions of this Assignment and Acceptance, Assignor hereby sells, transfers and assigns to Assignee, and Assignee hereby purchases, assumes and undertakes from Assignor, without recourse and without representation or warranty (except as provided in this Assignment and Acceptance) an undivided interest in all of Assignor's rights and obligations under and pursuant to the Loan Agreement and the other Financing Agreements in an amount representing ________ (__%) percent of the total Commitments of all Lenders under the Loan Agreement ("Assignee's Percentage"), including, without limitation, (a) all amounts advanced and to be advanced or participated in by the Assignor pursuant to the Commitment up to the Assignee's Percentage and (b) related rights, benefits, obligations, liabilities and indemnities of Assignor under or in connection with the Loan Agreement and the other Financing Agreements;

            (2) On and after the Effective Date (as defined in Section 4 hereof), Assignee shall be a party as a Lender to the Loan Agreement and succeed to all of the rights and be obligated to perform all of the obligations of a Lender under the Loan Agreement, including the requirements concerning confidentiality and the payment of the indemnification, with a Commitment in the amount set forth below. Assignee agrees that it will perform in accordance with their terms all of the obligations which by the terms of the Loan Agreement are required to be performed by it as a Lender. It is the intent of the parties hereto that the Commitment of the Assignor shall, as of the Effective Date, be reduced by an amount equal to the amount of Assignee's Commitment set forth below and Assignor shall relinquish its rights and be released from its obligations under the Loan Agreement to the extent such obligations have been assumed by the Assignee.

            (3) After giving effect to the assignment and assumption set forth herein, on the Effective Date Assignee's Commitment shall be $__________ and Assignee's Commitment Percentage shall be _________ (___%) percent.

            (4) After giving effect to the assignment and assumption set forth herein, on the Effective Date, Assignor's Commitment shall be $__________ and Assignor's Commitment Percentage shall be _________ (___%) percent.

     (f) PAYMENTS. As consideration for the sale, assignment and transfer contemplated in Section 1 hereof, Assignee shall pay to the Assignor on the Effective Date in immediately available funds an amount equal to $__________, representing Assignee's Pro Rata Share of the principal amount of all Loans.

     (g) INDEPENDENT CREDIT DECISION. The Assignee (a) acknowledges that it has received a copy of the Credit Agreement and the Schedules and Exhibits thereto, together with copies of the most recent financial statements of Borrower and its Subsidiaries, and such other documents and information as it has deemed appropriate to make its own credit and legal analysis and decision to enter into this Assignment and Acceptances and (b) agrees that it will, independently and without reliance upon the Assignor, the Agent or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit and legal decisions in taking or not taking action under the Loan Agreement and the other Financing Agreements.

     (h)    EFFECTIVE DATE; NOTICES.

            (1) As between the Assignor and Assignee, the effective date for this Assignment and Acceptance shall be ___________, 199_ (the "Effective Date"); PROVIDED THAT the following conditions precedent have been satisfied on or before the Effective Date:

               (i) this Assignment and Acceptance shall be executed and delivered by the Assignor and the Assignee;

               (ii) the consent of the Agent required for an effective assignment of the Commitment by Assignor to Assignee shall have been duly obtained and shall be in full force and effect as of the Effective Date;

               (iii) written notice of such assignment, together with payment instructions, addresses and related information with respect to the Assignee, shall have been given to Borrower and Agent; and

               (iv) Assignee shall pay to the Assignor all amounts due to the Assignor under this Assignment and Acceptance.

            (2) Promptly following the execution of this Assignment and Acceptance, the Assignor shall deliver to Borrower and Agent for acknowledgement by the Agent, a Notice of Assignment in the form attached hereto as Schedule 1.

     (i) WITHHOLDING TAX. Assignee (a) represents and warrants that under applicable law and treaties no tax will be required to be withheld by the Lender with respect to any payments to be made to Assignor hereunder, (b) agrees to furnish (if it is organized under the laws of any jurisdiction other than the United States or any State thereof) to the Agent and the Borrower prior to the time that the Agent or Borrower is required to make any payment of principal, interest or fees hereunder, duplicate executed originals of either U.S. Internal Revenue Service Form 4224 or U.S. Internal Revenue Service Form 1001 (wherein the Assignee claims entitlement to the benefits of a tax treaty that provides for a complete exemption from U.S. federal income withholding tax on all payments hereunder) and agrees to provide new Forms 4224 or 1001 upon the expiration of any previously delivered form or comparable statements in accordance with applicable U.S. law and regulations and amendments thereto, duly executed and completed by the Assignee, and (c) agrees to comply with all applicable U.S. laws and regulations with regard to such withholding tax exemption.

     (j)    REPRESENTATIONS AND WARRANTIES.

            (1) The Assignor represents and warrants that (i) it is the legal and beneficial owner of the interest being assigned by it hereunder and that such interest is free and clear of any security interest or lien or other adverse claim; (ii) it is duly organized and existing and it has the full power and authority to take, and has taken, all action necessary to execute and deliver this Assignment and Acceptance and any other documents required or permitted to be executed or delivered by it in connection with this Assignment and Acceptance and to fulfil its obligations hereunder, (iii) no notices to, or consents, authorizations or approvals of, any Person are required (other than any already given or obtained) for its due execution, delivery and performance of this Assignment and Acceptance, and apart from any agreements or undertakings or filings required by the Credit Agreement, no further action by, or notice to, or filing with, any Person is required of it for such execution, delivery or performance; and (iv) this Assignment and Acceptance has been duly executed and delivered by it and constitutes the legal, valid an binding obligation of Assignor, enforceable against the Assignor in accordance with the terms hereof, subject, as to enforcement, to bankruptcy, insolvency, moratorium, reorganization and other laws of general application relating to or affecting creditors' rights and to general equitable principles.

            (2) Assignor makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representation made in or in connection with the Loan Agreement or the other Financing Agreements or the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Loan Agreement or the other Financing Agreements or any other instrument or document furnished pursuant thereto. Assignor makes no representation or warranty in connection with, and assumes no responsibility with respect to, the solvency, financial condition or statements of Borrower or any Obligor, or the performance or observance by Borrower or any Obligor, of any of its respective obligations under the Loan Agreement or the other Financing Agreements or any other instrument or document furnished in connection therewith.

            (3) Assignee represents and warrants that (i) it is duly organized and existing and it has full power and authority to take, and all action necessary to execute and deliver this Assignment and Acceptance and any other documents required or permitted to be executed or delivered by it in connection with this Assignment and Acceptance, and to fulfill its obligations hereunder; (ii) no notices to, or consents, authorizations or approvals of, any Person are required (other than any already given or obtained) for its due execution, delivery and performance of this Assignment and Acceptance; and apart from any agreements or undertakings or filings required by the Loan Agreement, no further action by, or notice to, or filing with, any Person is required of it for such execution, delivery or performance; and (iii) this Assignment and Acceptance has been duly executed and delivered by it and constitutes the legal, valid and binding obligation of the Assignee, enforceable against the Assignee in accordance with the terms hereof, subject, as to enforcement, to bankruptcy, insolvency, moratorium, reorganization and other laws of general application relating to or affecting creditors' rights and to general equitable principles.

     (k) FURTHER ASSURANCES. Assignor and Assignee each hereby agree to execute and deliver such other instruments, and take such other action, as either party may reasonably request in connection with the transactions contemplated by this Assignment and Acceptance, including the delivery of any notices or other documents or instruments to the Borrower or the Agent, which may be required in connection with the assignment and assumption contemplated hereby.

     (l)    MISCELLANEOUS.

            (1) Any amendment or waiver of any provision of this Assignment and Acceptance shall be in writing and signed by the parties hereto. No failure to delay by either party hereto in exercising any right, power or privilege hereunder shall operate as a waiver thereof and any waiver of any breach of the provisions of this Assignment and Acceptance shall be without prejudice to any rights with respect to any other or further breach thereof.

            (2) All payments made hereunder shall be made without any set-off or counterclaim.

            (3) Assignor and Assignee shall each pay its own costs and expenses incurred in connection with the negotiation, preparation, execution and performance of this Assignment and Acceptance.

            (4) This Assignment and Acceptance may be executed in any number of counterparts and all of such counterparts taken together shall be deemed to constitute one and the same instrument.

            (5) THIS ASSIGNMENT AND ACCEPTANCE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAW OF THE STATE OF NEW YORK. The Assignor and the Assignee each irrevocably submits to the non-exclusive jurisdiction of any State or Federal court sitting in New York, New York over any suit, action or proceeding arising out of or relating to this Assignment and Acceptance and irrevocably agrees that all claims in respect of such action or proceeding may be hard and determined in such New York State or Federal court. Each party to this Assignment and Acceptance hereby irrevocably waives, to the fullest extent it may effectively do so, the defense of an inconvenient forum to the maintenance of such action or proceeding.

            (6) THE ASSIGNOR AND THE ASSIGNEE EACH HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVE ANY RIGHTS THEY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION BASED HEREON, OR ARISING OUT OF, UNDER, OR IN CONNECTION WITH THIS ASSIGNMENT AND ACCEPTANCE, THE CREDIT AGREEMENT, ANY RELATED DOCUMENTS AND AGREEMENTS OR ANY COURSE OF CONDUCT, COURSE OF DEALING, OR STATEMENTS (WHETHER ORAL OR WRITTEN).



                      [REMAINDER OF PAGE INTENTIONALLY OMITTED]

     IN WITNESS WHEREOF, the Assignor and Assignee have caused this Assignment and Acceptance to be executed and delivered by their duly authorized officers as of the date first above written.

                                   [ASSIGNOR]

                                   By:
                                      ----------------------------------

                                   Title:
                                         -------------------------------

                                   Address:
                                           -----------------------------

                                           -----------------------------


                                   [ASSIGNEE]

                                   By:
                                      ----------------------------------

                                   Title:
                                         -------------------------------

                                   Address:
                                           -----------------------------

                                           -----------------------------

                                      SCHEDULE 1
                         NOTICE OF ASSIGNMENT AND ACCEPTANCE


                                                  ____________, 19__[2000]


------------------------------

------------------------------

------------------------------
Attn.:
      ------------------------

Ladies and Gentlemen:

     Lodestar Energy, Inc. (together with its successors and assigns, "Borrower") has entered into financing arrangements with Congress Financial Corporation (Southwest) in its capacity as agent pursuant to the Loan Agreement (as hereinafter defined) acting for and on behalf of the financial institutions which are parties thereto as lenders (together with its successors and assigns in such capacity, "Agent"), and the financial institutions which are parties to the Loan Agreement as lenders (together with their successors and assigns, collectively, "Lenders") as set forth in the Loan and Security Agreement, dated May __, 1998, by and among Borrower, Agent and Lenders (as the same now exists or may hereafter be amended, modified, supplemented, extended, renewed, restated or replaced, the "Loan Agreement") and the other agreements, documents and instruments referred to therein or at any time executed and/or delivered in connection therewith or related thereto (all of the foregoing, together with the Loan Agreement, as the same now exist or may hereafter be amended, modified, supplemented, extended, renewed, restated or replaced, being collectively referred to herein as the "Financing Agreements"). All capitalized terms used herein shall have the meaning assigned thereto in the Loan Agreement, unless otherwise defined herein.

     1. We hereby give you notice of, and request your consent to, the assignment by __________________________ (the "Assignor") to
___________________________ (the "Assignee") of _________ (__%) percent of the right, title and interest of Assignor in and to the Loan Agreement (including, without limitation, the right, title and interest of Assignor in and to the Commitments of Assignor, each of the outstanding Loans made by Assignor and the Assignor's participation in each of the Letter of Credit Accommodations pursuant to the Assignment and Acceptance Agreement attached hereto (the "Assignment and Acceptance"). We understand and agree that the Assignor's Commitment, as of ______________, ____, is $___________ and the aggregate amount of its outstanding Loan is $____________.

     2. Assignee agrees that, upon receiving the consent of each Agent to such assignment, Assignee will be bound by the terms of the Loan Agreement as fully and to the same extent as if the Assignee were the Lender originally holding such interest under the Loan Agreement.


                                         1-1

     3. The following administrative details apply to Assignee:

            (A)     Notice address:

                    Assignee name:
                                  ------------------------------
                    Address:
                                  ------------------------------

                                  ------------------------------
                    Attention:
                                  ------------------------------
                    Telephone:
                                  ------------------------------
                    Telecopier:
                                  ------------------------------

            (B)  Payment instructions:

                    Account No.:
                                  ------------------------------
                    At:
                                  ------------------------------

                                  ------------------------------

                                  ------------------------------

                    Reference:
                                  ------------------------------
                    Attention:
                                  ------------------------------

     4. You are entitled to rely upon the representations, warranties and covenants of each of Assignor and Assignee contained in the Assignment and Acceptance.

     IN WITNESS WHEREOF, Assignor and Assignee have caused this Notice of Assignment and Acceptance to be executed by their respective duly authorized officials, officers or agents as of the date first above mentioned.

                                   Very truly yours,

                                   [NAME OF ASSIGNOR]

                                   By:
                                      ------------------------------

                                   Title:
                                         ---------------------------


                                   [NAME OF ASSIGNEE]

                                   By:
                                      ------------------------------

                                   Title:
                                         ---------------------------


                       [SIGNATURES CONTINUED ON THE NEXT PAGE]


                                         1-2

                     [SIGNATURE CONTINUED FROM THE PREVIOUS PAGE]



ACKNOWLEDGED AND ASSIGNMENT
CONSENTED TO:

CONGRESS FINANCIAL CORPORATION,
as Agent

By:
   ------------------------------

Title:
      ---------------------------















                                         1-3